As Filed with the  Securities  and Exchange  Commission  on  September  30, 1998
                                                      Registration No. 333-xxxxx
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               TRANS ENERGY, INC.
                 (Name of small business issuer in its charter)

            Nevada                                    93-0997412
  (State or other jurisdiction of               Industrial(I.R.S. Employer
   incorporation or organization)              Number)Identification Number)

                                      1311
                                (Primary Standard
                               Classification Code

           210 Second Street, P.O. Box 393, St. Marys, West Virginia  26170
                               (304) 684-7053
             (Address and telephone number of principal executive offices)

           210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170 (Address of principal place of business or intended principal place of business)

                                 Loren E. Bagley
                               Trans Energy, Inc.
                         210 Second Street, P.O. Box 393
                         St. Marys, West Virginia 26170
                                 (304) 684-7053
            (Name, address and telephone number of agent for service)

                                   Copies to:

          Leonard E. Neilson, Esq.                    Roger V. Davidson, Esq.
          Leonard E. Neilson, P.C.                     Cohen Brame & Smith
      1121 East 3900 South, Suite C-200           One Norwest Center, Suite 1800
         Salt Lake City, Utah 84124                     1700 Lincoln Street
                                                      Denver, Colorado 80203

     Approximate date of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check he following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]


                         CALCULATION OF REGISTRATION FEE

                                                                                               Proposed        Amount
                                                                                                Maximum          of
                                                                                               Aggregate      Registra-
  Title each class of Securities          Amount to be               Proposed Maximum          Offering         tion
         to be Registered                  Registered            Offering Price Per Share        Price         Fee(1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon           5,034,750 Shares(2)(3)     $1.3125 per Share (2)(3)     $6,608,110       $2,003
conversion of 8% Convertible
Secured Debenture
=================================== =========================  ============================ =============== ===========
Common Stock,                        1,000,000 Shares           $1.3125 per Share(2)         $1,312,500       $  398
=================================== =========================  ============================ =============== ===========
                                                                                       TOTAL FEE              $2,401

(1) The fee with respect to these share and as required by Section 6(b) of the Securities Act of 1933, as amended, (the "Securities Act"), has been calculated pursuant to Rule 457(c) under the Securities Act and based upon the last sale price per share of the Issuer's common stock on a date within five (5) days prior to the date of filing this Registration Statement, as reported by The Nasdaq SmallCap Market.

(2) Estimated solely for purposes of calculating the registration fee and base on the last sale price per share on September 28, 1998.

(3) Estimated 5,034,471 shares issuable upon conversion of $4,625,400 aggregate principal amount of 8% Convertible Secured Debentures at a conversion price for each share equal to the lower of (a) seventy percent (70%) of the market price of TSRG Common Stock averaged over the five trading days prior to the date of conversion, or (b) the market price on the issuance date of the Debentures. The maximum offering price per share is based upon the closing price of the Common Stock on September 28, 1998, or $1.3125 because it is higher than the estimated conversion price per share of the 8% Convertible Secured Debentures (in accordance with Rule 457(g)). The amount shown in the table above includes an additional 279 shares for the possible issuance of fractional shares.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
PROSPECTUS
                               TRANS ENERGY, INC.
                        6,034,471 Shares of Common Stock
                                ($.001 par value)

         Of the 6,034,471 shares of Common Stock, par value $.001 per share (the "Common Stock"), of Trans Energy, Inc., a Nevada corporation ("TSRG"), an estimated 5,034,471 shares are being offered by certain selling securityholders (the "Selling Securityholders"), which shares are issuable upon conversion by the Selling Securityholders of $4,625,400 in principal amount of 8% Secured Convertible Debentures Due March 31, 1999 (the "Debentures"). This Prospectus relates to not only the offer and sale by Selling Securityholders, but also the issuance of the Common Stock upon the conversion of Debentures by the Selling Securityholders. The Selling Securityholders may be deemed to be "underwriters" under Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Securityholders."

         TSRG will not receive any proceeds from the sale of Common Stock by the Selling Securityholders. Upon conversion of the remaining balance of the Debentures, TSRG will have benefitted from the cessation of its indebtedness represented by the Debentures in the amount of $4,625,400. TSRG will bear all costs relating to the registration of the Common Stock, which are estimated to be approximately $50,000. See "Plan of Distribution."

         It is anticipated that the Selling Securityholders will offer such shares of Common Stock from time to time in market transactions at the then prevailing market price and terms, or in negotiated transactions or otherwise, and without the payment of any underwriting discount or commission, except for usual and customary selling commissions paid to brokers or dealers. The Selling Securityholders also may sell such shares of Common Stock from time to time, as might be permitted under Rule 144 promulgated under the Securities Act. All expenses associated with the sale of shares of Common Stock by the Selling Securityholders will be paid by the Selling Securityholders.

         An additional 1,000,000 shares of authorized but previously unissued Common Stock will be offered hereunder from time to time by TSRG. TSRG will offer these shares to the public at such time as the prevailing market conditions are considered favorable.

         TSRG Common Stock currently trades on The Nasdaq SmallCap Market under the symbol "TSRG." On September 28, 1998, the last sale price of the Common Stock as reported by The Nasdaq SmallCap Market was $1.3125 per share. See "Plan of Distribution."

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" (SEE PAGE 5 OF THIS PROSPECTUS) AND "DILUTION."

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 The date of this Prospectus is _________, 1998

         No person has been authorized in connection with this offering to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by TSRG. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this Prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of TSRG since the date hereof.

                             ADDITIONAL INFORMATION

         TSRG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files annual, quarterly and current reports, proxy statements and other information with the Commission. Such reports, statements or other information may be inspected and copied at the Commission's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements, and other information regarding registrants (including TSRG) that file electronically with the Commission (http://www.sec.gov). TSRG Common Stock is included on The Nasdaq SmallCap Market and reports, proxy statements and other information relating to TSRG can be inspected at the offices of the NASD, 1735 K Street, Washington, D.C., 20006.

         TSRG has filed the Registration Statement to register with the Commission the shares of TSRG Common Stock to be issued hereunder. This Prospectus constitutes a part of the Registration Statement. As allowed by the Commission rules, this Prospectus does not contain all the information that can be found in the Registration Statement or the exhibits to thereto.

         There can be no assurance that the trading market for the Common Stock on the Nasdaq Small Cap Market will continue following the Offering. TSRG intends to continue trading its Common Stock, including the shares of Common Stock which are the subject of this Offering, under the symbol "TSRG."

         TSRG will furnish its shareholders with annual reports containing audited financial statements and such other information as TSRG deems appropriate or as may be required by law. TSRG's fiscal year ends on December 31 of each year.

                               PROSPECTUS SUMMARY

         The following is a summary of certain selected information contained elsewhere in this Prospectus and is qualified in its entirety by the more detailed information and financial statements set forth herein. This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. Prospective investors are urged to read this Prospectus in its entirety.

                               Trans Energy, Inc.

         TSRG is primarily engaged in the transportation, marketing and production of natural gas and oil, and also oil and gas exploration and development activities. TSRG owns and operates oil and gas wells in West Virginia and Wyoming and also owns and operates gas transmission lines located in West Virginia. During the past three years, TSRG has engaged in limited developmental drilling and no exploratory drilling. TSRG has operated primarily in the Appalachian Basin in Northwestern West Virginia, which is geographically one of the largest gas and oil producing regions, and also in the Powder River Basin in Wyoming.

         On June 26, 1998, TSRG entered into a Merger Agreement whereby Natural Gas Technologies, Inc., a Texas corporation ("NGT") is to be merged with and into TSRG (the "Merger"). NGT is an energy company engaged in the exploration, development, acquisition and production of crude oil and natural gas. All of NGT's properties and its subsidiary's properties and operations are currently located in the States of Texas and Wyoming. NGT's objective is to build shareholder value through consistent growth in per share reserves, production and the resulting cash flow and earnings. To accomplish this, NGT has targeted properties which are expected to produce secondary recoveries of oil and gas through the use of new technologies, waterfloods or additional drilling. These types of properties can usually be acquired on more favorable terms than properties in primary production, although lease operating costs for these properties are higher upon acquisition than properties in primary production. Since January 31, 1997, NGT has been acquiring additional properties and reworking its existing properties using cash invested by two of NGT's directors.

         Following consummation of the Merger, the combined company will be engaged in transportation, marketing and production of natural gas and oil, and also exploration and development activities. TSRG's business strategy is to economically increase its reserves, production and sale of gas and oil from existing and acquired properties in the Appalachian Basin and elsewhere in order to maximize shareholders' return over the long term. TSRG intends to actively pursue the acquisition and development of producing properties in areas that will enhance TSRG's revenue base without proportional increases in overhead costs. To accomplish this strategy, TSRG has focused on increasing its gas and oil revenues through well recompletions, property acquisitions and exploitation programs.

         TSRG operates exclusively in the oil and gas industry. Natural gas production from wells owned by TSRG is generally sold to various intrastate and interstate pipeline companies and natural gas marketing companies. Sales are generally made on the spot market or under short-term contracts (one year or less) providing for variable or market sensitive prices. These prices often are tied to natural gas futures contracts as posted in national publications. Natural gas delivered through TSRG's pipeline network is sold under contract to one of two primary customers. As of the date hereof, TSRG employs ten people full-time and anticipates hiring additional employees as business warrants and as funds are available. See "Business of TSRG."

         Following the Merger, TSRG's principal executive offices will be at NGT's offices located at 16775 Addison Road, Suite 300, Dallas, Texas 75248, and its telephone number will be (972) 713-6050. TSRG will also maintain as a field office its current principal executive offices located at 210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170, and its telephone number is (304) 684-7053.

                                  THE OFFERING

Securities Offered.......     Selling  Securityholders are offering an estimated
                              5,034,471  shares of Common  Stock  issuable  upon
                              conversion of 8% Convertible Secured Debentures at
                              a  conversion  price for each  share  equal to the
                              lower of (a) seventy  percent  (70%) of the market
                              price of TSRG Common Stock  averaged over the five
                              trading days prior to the date of  conversion,  or
                              (b) the market price on the  issuance  date of the
                              Debentures.  An  additional  1,000,000  shares  of
                              Common  Stock are being  offered  to the public by
                              TSRG.
Common Stock Outstanding
Before Offering:..............2,138,450 shares (1)


Common Stock Outstanding
  After Offering:.............8,172,921 shares (2)

Nasdaq Small Cap Market
 Symbols (3)..................Common Stock: TSRG

Use of Proceeds...............TSRG will not receive any  proceeds  from sales of the Shares by the Selling Securityholders. Proceeds from the sale by TSRG of the 1,000,000 shares of Common Stock will be used for the development of existing properties and wells and the acquisition of additional properties, wells and equipment.
Risk Factors..................The  securities  offered  hereby  involve  a  high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Before purchasing any securities offered, should review carefully and consider the information contained in this Prospectus and particularly the items set forth under "Risk Factors" and "Dilution."
---------------------
(3) Does not include approximately 6,415,350 shares to be issued pursuant to the Merger.
(4) Includes approximately 5,034,471 shares of Common Stock issuable upon conversion of all the outstanding Debentures based on the current price of the Common Stock and also includes 1,000,000 shares of Common Stock offered by TSRG. Does not include approximately 6,415,350 shares to be issued pursuant to the Merger.
(5) Although TSRG's Common Stock presently is traded on the Nasdaq SmallCap Market, there is no assurance that such trading will continue. If TSRG fails to meet certain maintenance standards imposed by the NASD, delisting of its securities from the Nasdaq SmallCap Market is possible. Such standards include, but are not limited to, requirements that TSRG have at least $2,000,000 in net tangible assets, at least 300 shareholders and a minimum bid price for its Common Stock of $1.00 per share.

                                  RISK FACTORS

         An investment in the securities offered hereby is speculative in nature and involves a high degree of risk including, but not necessarily limited to, the factors described below. Prospective purchasers should carefully consider the following risk factors, among others, as well as the remainder of this Prospectus and attached financial statements, prior to making an investment in the securities of TSRG.

         Going Concern

         TSRG has incurred operating losses for the years ended December 31, 1997 and 1996 and the six months ended June 30, 1998, and net operating losses during each of such periods. TSRG's management has included a footnote in TSRG's Consolidated Financial Statements for the periods ended December 31, 1996 and 1997 relating to TSRG's need for potential proceeds from contemplated debt and equity financing, increases in operating revenues from new developments and the Merger with Natural Gas Technologies to continue as a going concern. See Note 8 to TSRG Consolidated Financial Statements. See Note 8 to TSRG Consolidated Financial Statements.

         Uncertainties Related to Merger

         In determining to proceed with the Merger with NGT, TSRG Board of Directors addressed the cost savings, operating efficiencies, revenue enhancement and other synergies that may result from the consummation of the Merger. The consolidation of functions and integration of departments, systems and procedures, present significant management challenges and require special attention. There can be no assurance that such actions will be successfully accomplished as rapidly as currently expected or that the combined company will realize any of the anticipated benefits of the Merger. See "The Merger."

         Working Capital Deficit;  Need for Additional Capital

         At December 31, 1997, TSRG had a working capital deficit of $1,922,429, shareholders' equity of $2,012,481 and sustained a net loss of $2,029,450 for its fiscal year ended December 31, 1997. At June 30, 1998, TSRG had a working capital deficit of $6,430,985, shareholders' equity of $3,847,731, and accumulated deficit of $9,022,371 and a net loss of $282,210 for the six month period then ended. No assurance can be given that TSRG or the combined company will be profitable in the future or that it will not continue to incur substantial losses in the future. Development of the businesses of the combined company and the ongoing exploration and development of oil and gas properties will continue to require significant capital expenditures. Failure to have access to sufficient funds for capital expenditures on acceptable terms or the failure to achieve capital expenditure synergies may require the combined company to delay or abandon some of its plans, which could have a material adverse effect on the success of the proposed Merger and the combined company.

         Competition

         The oil and gas industry is extremely competitive and TSRG expects that competition will intensify in the future. TSRG and NGT face significant direct competition from numerous major and independent oil and gas companies and other companies with greater market share and resources. Many competitors are large, well-known oil and gas and/or energy companies, although no single entity dominates the industry. Many competitors possess greater financial and personnel resources enabling them to identify and more economically acquire desirable energy producing properties and drilling prospects than TSRG and NGT. Additionally, there is competition from other fuel choices to supply the energy needs of consumers and industry. See "Business of TSRG Competition."

Volatility of Gas and Oil Prices

         TSRG's reserves, profitability and future rate of growth are substantially dependent upon prevailing prices for gas and oil. Such prices can be volatile. Prices are affected by market supply and demand factors as well as governmental action and weather conditions which are beyond the control of TSRG. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of gas and oil. Since 1991 TSRG's annual average gas sales price has ranged from a high of $3.56 per Mcf in 1996 to a low of $2.02 per Mcf in 1995. TSRG's annual average oil sales price has ranged from a high of $19.22 per Bbl in 1996 to a low of $14.89 per Bbl in 1993. For the year ended December 31, 1997, TSRG's average sales prices for gas and oil were $2.95 per Mcf and $16.44 per Bbl, respectively. During the first half of 1998, oil prices dropped to a low of $9.00 per Bbl and, as of August 5, 1998, the price of oil was $13.80 according to the WTI Crude Oil Posted Price. This decline in oil prices has adversely affected TSRG's revenue Any significant or extended decline in the prices of gas and oil could have a material adverse effect on TSRG's financial condition and results of operations. See Business of TSRG - Estimated Proved Reserves" and Business of NGT - Estimated Proved Reserves."

         Quarterly Variations

         TSRG's operating results are subject to quarterly variation due to, among other factors, weather conditions and the supply and demand factors affecting the natural gas markets. Historically, the demand and price paid for natural gas has increased in the cold winter months and decreased in the warm summer months. Consequently, TSRG believes that its results of operations should be viewed on an annual basis.

         Uncertainties in Reserve Estimates

         Estimates of TSRG's and NGT's proved reserves and future net revenues appearing elsewhere in this Prospectus are based primarily on engineering reports. Gas and oil reserves cannot be measured in an exact way, and estimates of other engineering reports might differ materially from those shown herein. Certain events, including production history, acquisitions and sales of properties, changes in prices and further drilling and development could result in increases or decreases of estimated proved reserves or estimates of future net earnings. Reported estimates of future cash flows reflect historical average gas and oil prices, however there can be no assurance that such prices will be realized or that the volumes projected will be produced during future periods. Future performance that deviates from the engineering reports could have a material adverse effect on the combined company. In addition to the uncertainties in projecting future prices and rates of production, there are numerous uncertainties inherent in estimating quantities of recoverable natural gas and oil reserves, production costs and future development expenditures, including many factors which are beyond the control of the combined company. See S.F.A.S. 69 Supplemental Disclosure Footnote to the Consolidated Financial Statements of TSRG.

         Reserve Replacement Risks

         The future success of TSRG's operations will be largely dependent upon its ability to replace and expand its gas and oil reserves through the acquisition of producing properties and the exploration for and development of gas and oil reserves. Without successful acquisitions and exploitation, exploration and development operations, the combined company will not be able to replace the reserves being depleted by production, and its assets and revenues will decline over time. There can be no assurance that TSRG's acquisition, exploitation, exploration and development activities will result in the replacement of, or additions to, the combined company's reserves. Successful acquisition of producing properties generally requires, among other things, accurate assessments of recoverable reserves, future gas and oil prices, operating costs and potential environmental risks and other liabilities. Such assessments are necessarily inexact and their accuracy is inherently uncertain. Exploration and development of gas and oil reserves by TSRG involves a degree of risk that no commercial production will be obtained or that production will be insufficient to recover drilling and completion costs. Drilling also may be curtailed, delayed or canceled as a result of many factors, including, among other things, unacceptably low prices, title problems, weather conditions, labor shortages and equipment delivery problems.

         Marketing Risks

         The availability of a ready market for TSRG's gas and oil depends on numerous factors beyond its control, including, among other factors, the demand for and supply of gas and oil, the proximity of TSRG's natural gas and oil reserves to pipelines, the capacity of such pipelines, the cooperation of pipeline owners, general economic conditions, fluctuations in seasonal demand and the effects of inclement weather and governmental regulation. In addition, under certain gas purchase arrangements, TSRG is subject to the risk of periodic reduced purchases or access to pipelines. Any significant reduction or curtailment of production for an extended period of time could have a material adverse effect on the combined company's future results of operation. See "Business of TSRG - Marketing."

         Operating Hazards and Environmental Risks

         TSRG and NGT are subject to all risks normally incident to the exploration for and production of gas and oil, including blow-outs, uncontrollable flows of gas, oil, brine or well fluids into the environment, fires, explosions, cratering, pollution and other environmental risks. Certain of these risks, however, are relatively lower for Appalachian-based producers because of low production volumes, lower pressures and the minimal quantities of oil and brine production. The occurrence of any of these hazards could, nonetheless, result in substantial losses to the combined company due to damage or destruction of gas and oil wells, formations or production facilities, damage or injury to property and persons or suspension of operations. Based on its loss experience, TSRG believes that it has adequate insurance coverage. The occurrence of an event not fully covered by insurance could, however, have a material adverse effect on the financial condition and operations of the combined company.

         Dependence on Key Personnel

         TSRG's future success is dependent on certain key management personnel. The loss of key personnel or the inability to attract and retain highly qualified personnel could adversely affect TSRG's business. TSRG faces competition for such personnel from other companies and organizations. There can be no assurance that TSRG will be successful in hiring or retaining qualified personnel. TSRG has not entered into employment agreements with any of its key employees. See "Management."

         Uncertain Effects of Government Regulation

         TSRG and NGT, in common with other companies in the oil and gas industry, are extensively regulated by federal, state and local authorities. Legislation affecting the industry is constantly changing and/or expanding, particularly with respect to environmental matters. Although management believes that both TSRG and NGT are in material compliance with all such laws and regulations, there can be no assurance that new laws or regulations or new interpretations of existing laws and regulations will not subsequently increase the cost of compliance or otherwise adversely affect the combined company's future operations. See "Business of TSRG - Government Regulation."

         Federal Energy Regulatory Commission ("FERC") Order 636, as revised ("Order 636"), requires, among other things, the "unbundling" or separating of various components of the services of interstate pipeline companies, such as supply, gathering, transportation and sales. As an oil and gas producer and an intrastate pipeline company, TSRG is not directly subject to these regulations. However, because TSRG's pipelines connect to pipelines of interstate pipeline companies, and such "unbundling" could have an effect on the Appalachian Basin premium on gas prices, the combined company's future operations may be effected by these regulations. Consequently, TSRG is unable to predict the ultimate impact of these regulations on TSRG's gas sales or prices. See "Business of TSRG
- Government Regulation."

         Control of TSRG

         Immediately following completion of this Offering and assuming the Merger is closed and all shares of TSRG Common Stock issuable thereunder are issued, TSRG's executive officers, directors and other principal shareholders, including those principals of NGT receiving shares of Common Stock pursuant to the Merger, will beneficially own approximately 12% of TSRG's outstanding Common Stock. These shareholders may be able to effectively control the outcome of all issues submitted to a vote of shareholders, including the election of a significant number of TSRG's directors. See "Principal Shareholders" and "Description of Securities".

         Dilution

         Purchasers in this Offering will incur immediate and substantial dilution in that the net tangible book value of each outstanding share of Common Stock immediately after the Offering will be significantly less than the public conversion price of the Debentures. See "Dilution".

         Possible "Penny Stock" Regulation

         Trading of TSRG's Common Stock on The Nasdaq SmallCap Market may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act. The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Section 3(a)(51)(A) of the Exchange Act provides that any equity security is considered to be a penny stock unless that security is: (a) registered or approved for registration and traded on a national securities exchange meeting specified criteria set by the Commission; (b) authorized for quotation on an automated quotation system sponsored by a registered securities association meeting certain criteria set by the Commission; (c) issued by a registered investment company registered under the Investment Company Act of 1940; (d) excluded from the definition on the basis of price (at least $5.00 per share), the issuer's net tangible assets; or
(e) exempted from the definition by rule, regulation or order of the Commission. If TSRG's shares are deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

         For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in TSRG's Common Stock and may affect the ability of shareholders to sell their shares.

         No Dividends

         TSRG has not paid any cash or other dividends or made distributions on its Common Stock and TSRG does not anticipate paying cash dividends or making distributions in the foreseeable future. See "Dividend Policy".

         Shares Eligible for Future Sale

         Sale of substantial amounts of TSRG Common Stock in the public market by existing shareholders, including shares issued pursuant to the Merger and shares issued upon the exercise of certain stock options, warrants and convertible debentures, or the perception that such sales could occur, could materially and adversely affect the prevailing market price for such shares.

Actual sales, or the prospect of sales by the present TSRG shareholders, or by future holders of restricted securities under Rule 144 of the Securities Act or otherwise, may, in the future, have a depressive effect upon the price of TSRG Common Stock in the public trading market. See "Business of TSRG Principal Shareholders." Additionally, all shares of Common Stock issued hereunder will be immediately tradeable in the public market unless held by an affiliate or controlling shareholder of TSRG. See "Description of TSRG Securities - Shares Eligible for Future Sale."

         Possible Volatility of Price of Common Stock

         TSRG Common Stock is currently traded on The Nasdaq SmallCap Market. There can be no assurance that a significant public market for TSRG Common Stock will be sustained following this offering. See "Market Prices of TSRG Common Stock and Dividends." The trading price of TSRG Common Stock may respond to quarterly variations in operating results, announcements of oil and gas discoveries or acquisitions, and other events or factors including the sale or attempted sale of a large amount of TSRG Common Stock into the market. These broad market fluctuations may adversely affect the market price of TSRG Common Stock.

         Risks Associated with Forward-looking Statements

         Forward-looking statements in this Prospectus are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. TSRG wishes to advise readers that actual results may differ substantially from such forward-looking statements. Forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements, including, but not limited to, the following: (i) the ability of TSRG to secure additional financing, (ii) the success of the Merger with NGT, (iii) the possibility of success in TSRG's drilling endeavors, (iv) competitive factors, and other risks detailed in TSRG's periodic report filings with the Securities and Exchange Commission. The foregoing assumptions are based on management's judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond TSRG's control. Accordingly, although management believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in TSRG's business and operations which could cause TSRG's operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause TSRG to alter its marketing, capital investment and other expenditures, which may also materially adversely affect TSRG's results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by TSRG or any other person that TSRG's objectives or plans will be achieved. See "Management's Discussion and Analysis" and "Business."

                                 USE OF PROCEEDS

         TSRG will not receive any proceeds from the sale of Common Stock by the Selling Securityholders. Upon conversion of the remaining balance of the Debentures, TSRG will have benefitted from the cessation of its indebtedness represented by the Debentures in the amount of $4,625,400.

         Upon the sale by TSRG of the additional 1,000,000 shares of Common Stock, TSRG would realize gross proceed of $1,312,500, based on the current price of the Common Stock. It is estimated that the costs associated to the offering and the registration statement to which this Prospectus relates will be approximately $50,000, assuming no commissions are paid for the sale of the additional shares. Presently, TSRG has not entered into any agreement or arrangement for the underwriting of the 1,000,000 shares or the assistance of any broker-dealer in the offering and sale of such shares. Any such arrangement to pay a commission would reduce the net amount of the proceeds accordingly.

         After deducting the expenses associated with the registration statement, it is expected that TSRG will realize approximately $1,268,500 if all of the 1,000,000 shares are sold at the current price of the Common Stock. It is anticipated that the net proceeds will be used approximately as follows:
Development  of Powder  River  Basin  Properties  $600,000;  Retirement  of debt
$200,000; development of other existing properties, $200,000; and working capital, $268,500. There can be no assurance that TSRG will be able to sell all or a portion of these additional 1,000,000 shares and, accordingly, there can be no assurance that it will realize any proceeds from the offering.

                           MARKET PRICES AND DIVIDENDS

         TSRG Common Stock is traded on The Nasdaq SmallCap Market under the symbol "TSRG". The following table sets forth, for the periods indicated the range of quarterly high and low sales prices of TSRG as obtained from The Nasdaq SmallCap Market for the past two fiscal years. All prices have been adjusted to reflect the one share for four shares reverse split effected by TSRG on June 5, 1998. Price quotations reflect inter-dealer prices, without retail market mark-up, mark-down or commission and may not represent actual transactions.

                                             High            Low
      1996
              First Quarter               $ 14.00         $ 10.52
              Second Quarter              $ 24.00         $ 10.00
              Third Quarter               $ 21.00         $ 11.52
              Fourth Quarter              $ 25.00         $ 13.00
      1997
              First Quarter               $ 26.24         $  8.00
              Second Quarter              $ 13.12         $  5.00
              Third Quarter               $  8.00         $  2.52
              Fourth Quarter              $  8.00         $  2.52
      1998
              First Quarter               $  6.68         $  2.00
              Second Quarter              $  5.00         $  2.13
              Third Quarter (1)           $  2.38         $   .50

               ----------
      (1)      Through September 29, 1998

         As of September 29, 1998, there were 188 holders of record of TSRG Common Stock, which figure does not take into account those shareholders whose certificates are held in the name of broker-dealers and other nominees. TSRG estimates that there are approximately 300 beneficial owners of TSRG Common Stock including shareholders whose certificates are held by broker-dealers or other nominees. Also, approximately 183 shareholders of NGT will become shareholders of TSRG following consummation of the Merger.

         TSRG has not declared or paid cash dividends or made distributions in the past and does not anticipate that it will pay cash dividends or make distributions in the foreseeable future. TSRG currently intends to retain and reinvest future earnings, if any, to finance its operations.

The TSRG Stock Split

         In May 1998, the TSRG Board declared the TSRG Stock Split in connection with the Merger. Accordingly, on June 5, 1998, the shares of TSRG Common Stock then outstanding were reverse split on a one (1) share for four (4) shares basis. All shares of TSRG Common Stock referred to in this Prospectus and in the Merger Agreement, including price quotations, are stated on a post-split basis. The TSRG Stock Split will have no effect on the terms of the Merger Agreement.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following information should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. Please note that results of operations for the 1996 fiscal year have been restated.

Results of Operations

For the Year Ended  December  31, 1997  Compared to the Year Ended  December 31,
1996.

         The following table sets forth the percentage relationship to total revenues of principal items contained in TSRG's Statements of Operations for the two most recent fiscal years ended December 31, 1997, and 1996. It should be noted that percentages discussed throughout this analysis are stated on an approximate basis.

                                                         Fiscal Years Ended
                                                             December 31,
                                                       1997             1996
                                                       ----             ----
Total revenues.....................................    100%             100%
Total costs and expenses...........................    245              151
Total other income (expenses)......................    (33)            (109)
Net income (loss) before taxes and
  minority interest................................   (178)            (160)
Income taxes.......................................     -                 -
Net loss from discontinued operations..............     (4)            (139)
  Minority interest................................      0                3
Net income (loss)..................................   (182)            (296)
----------
         Total revenues of $1,115,037 for the year ended December 31, 1997 ("1997") compared to $1,236,740 for the year ended December 31, 1996 ("1996").
The decline in revenues was 10% in total and was the result of several factors. First, there was a decline in the market price of gas during 1997. Second, much of the gas for which TSRG had contracted to purchase was set at a price higher than TSRG's customers, principally Sancho and Hope, would pay. Thus, as permitted under the contracts between TSRG and its third party suppliers, TSRG declined to purchase the gas. This decision resulted in lower sales, but avoided additional losses for TSRG. The decline in sales was primarily attributable to one customer. In 1997, oil made up 3% of total revenues as compared to 4% in 1996. Accordingly, gas sales increased from 96% of sales in 1996 to 97% in 1997.

         TSRG had a net loss of $2,029,450 for 1997. TSRG's total costs and expenses increased from 151% of sales in 1996 to 245% of sales in 1997. The cost of oil and gas increased from 64% of sales in 1996 to 67% of sales in 1997. Selling, general and administrative expenses also increased 80% due in part to the issuance of stock by TSRG for services rendered. Salaries and wages increased 96% due to TSRG's executives being awarded a salary which is being accrued by TSRG. Depreciation, depletion and amortization increased 95% in 1997 from 1996 due to the amortization of offering costs in a capital raising transaction. Interest expense in 1997 decreased 78% over 1996 due to decreased loans by TSRG.

For the Three and Six Months Ended June 30, 1998 Compared to the Three and Six Months Ended June 30, 1997.

         The following table sets forth the percentage relationship to total revenues of principal items contained in TSGR's Consolidated Statements of Operations for the three month and six month periods ended June 30, 1998, and June 30, 1997. It should be noted that percentages discussed throughout this analysis are stated on an approximate basis.

                                          Three Months Ended                                    Six Months Ended
                                                June 30,                                           June 30,
                                 -----------------------------------                     ------------------------------
                                   1998                     1997                               1998                1997
                                  -----                     -----                              ----               -----
                                              (Unaudited)                                            (Unaudited)
Total revenues................     100%                     100%                               100%                 100%
Total costs and expenses......     187                      337                                181                  216
Net income (loss form
  operations..................     (87)                    (237)                               (81)                (116)
Other income (expense)........      62                      (87)                                21                  (50)
Net (loss) before income
  taxes and minority
  interest ...................     (25)                    (324)                               (60)                (166)
Income taxes..................       -                        -                                  -                    -
Minority interest.............       -                        -                                  -                    -
Net income (loss).............     (25)                    (324)                               (60)                (166)

----------

         Total Revenues for the second quarter ended June 30, 1998 and the six months ended June 30, 1998 decreased 2% and 13% respectively when compared with the corresponding periods in 1997. This decrease is attributed to TSRG's continuing decision not to purchase gas from its suppliers at a price higher than management believed it could profitably resell the gas and was partially offset by higher prices and higher volumes of oil and gas produced from TSRG owned wells. Total costs and expenses as a percentage of total revenues decreased from 337% in the second quarter of 1997 to 187% for the second quarter of 1998, and from 216% for the first six months of 1997 to 181% for the same period in 1998. Total costs and expenses for the second quarter of 1998 decreased 46% compared to the 1997 period and decreased 27% for the first six months of 1998, compared to the same period in 1997. This decrease is primarily attributed to the 34% decrease in selling, general and administrative costs which was partially offset by the 22% increase in the cost of oil and gas due to TSRG's decision not to purchase higher priced gas from its suppliers. Salaries and wages decreased 73% to $26,802 for the second quarter of 1998 and decreased 55% for the first half of 1998, compared to the same periods in 1997. Depreciation and depletion decreased 72% in the second quarter and decreased 54% for the first half of 1998 compared to the corresponding periods in 1997. Selling, general and administrative expenses decreased 48% to $271,480 in the second quarter and decreased 34% for the first six months of 1998 compared to the same periods in 1997. Interest expense decreased 49% to $74,449 for the second quarter and has decreased 23% for the first six months of 1998 due to decreased borrowings.

         TSRG's net loss was $67,837 for the second quarter with a net loss of $282,210 for the first half of 1998 compared to losses of $882,959 and $903,949 for the respective periods in 1997. TSRG's smaller net loss in the second quarter of 1998, as compared to the same period in 1997, is attributed to the $248,453 (48%) decrease in Selling, General and Administrative costs, the $72,833 decrease in salaries and wages in 1998, and a $100,000 uncollectible loan provision taken in 1997. TSRG also reported a gain of $239,129 during 1998 on the sale of certain assets.

         For the remainder of fiscal year 1998, management expects salaries and wages to remain level and other general and administrative expenses to remain at approximately the same rate as for the second quarter of 1998. The cost of oil and gas produced is expected to fluctuate with the amount produced and with prices of oil and gas, and management anticipates that revenues are likely to increase during the remainder of 1998.

         Net Operating Losses

         TSRG has accumulated approximately $9,022,371 of net operating loss carryforwards as of June 30, 1998, which may be offset against future taxable income through the year 2012 when the carryforwards expire. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. In the event of certain changes in control of TSRG, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. No tax benefit has been reported in the financial statements for the period ended June 30, 1998 because the potential tax benefits of the loss carryforward is offset by valuation allowance of the same amount.

Liquidity and Capital Resources

         Historically, TSRG's working capital needs have been satisfied through its operating revenues, from borrowed funds and from the sale of its securities. Working capital at June 30, 1998 was a negative $6,430,985 compared to a negative $1,922,429 at December 31, 1997. This change is primarily attributed to the $4,625,400 increase in face value convertible debentures due in 1999. TSRG anticipates meeting its working capital needs during the remainder of the current fiscal year with revenues from operations. However, it must be noted that TSRG has experienced a net loss for several quarters and therefore may be dependent upon borrowed funds or sales of securities to satisfy its working capital requirements.

         As of June 30, 1998, TSRG had total assets of $12,428,664 and total shareholders' equity of $3,847,731, compared to total assets of $5,680,601 and total shareholders' equity of $2,012,481 at December 31, 1997. This represents a $6,748,063 (119%) increase in total assets due to the purchase of wells, prepaid promotion expenses of $1,061,628 and loan acquisition costs of $2,706,898, and a $1,835,250 (91%) increase in total shareholders' equity for the period due to the issuance of stock. For this same period, cash decreased from $185,881 to $0 and total current assets decreased 82% due to decreased accounts receivable and cash. Total current liabilities increased 184% primarily attributed to an increase in TSRG's accounts payable, accrued expenses and debentures payable.

         At June 30, 1998, TSRG's current portion of its long term debt was $25,313. TSRG currently anticipates that it will be able to provide for its debt obligations and repayments coming due during the remainder of 1998 from operating revenues generated by TSRG. However, it must be noted that TSRG has experienced a net loss for several quarters and, due to the current environment of the oil and gas industry, TSRG may have to explore alternative sources of capital to satisfy its current and ongoing obligations.

Year 2000

         Year 2000 issues may arise if computer programs have been written using two digits (rather than four) to define the applicable year. In such case, programs that have time-sensitive logic may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures.

         TSRG has completed its assessment of the Year 2000 issue and believes that any costs of addressing the issue will not have a material adverse impact on TSRG's financial position. TSRG believes that its existing computer systems and software will not need to be upgraded to mitigate the Year 2000 issues. TSRG has not incurred any costs associated with its assessment of the Year 2000 problem. In the event that Year 2000 issues impact TSRG's accounting operations and other operations aided by its computer system, TSRG believes, as part of a contingency plan, that it has adequate personnel to perform those functions manually until such time that any Year 2000 issues are resolved.

         TSRG believes that third parties with whom it has material relationships will not materially be affected by the Year 2000 issues as those third parties are relatively small entities which do not rely heavily on information technology ("IT") systems and non-IT systems for their operations. However, if TSRG and third parties upon which it relies are unable to address any Year 2000 issues in a timely manner, it could result in a material financial risk to TSRG, including loss of revenue and substantial unanticipated costs. Accordingly, TSRG plans to devote all resources required to resolve any significant Year 2000 issues in a timely manner.

Inflation

         In the opinion of management, inflation has not had a material effect on the operations of TSRG.

                                BUSINESS OF TSRG

         TSRG is primarily engaged in the transportation, marketing and production of natural gas and oil, and also conducts exploration and development activities. TSRG owns and operates 105 oil and gas wells and also owns and operates an aggregate of over 100 miles of three-inch, four-inch and six-inch gas transmission lines located within West Virginia in the Counties of Ritchie, Tyler, Doddridge, and Pleasants, which pipeline system gathers the gas emanating from certain of these wells and from wells owned by third parties. TSRG has approximately 2,200 leasehold acres in the Sistersville, West Virginia field which forms part of the Keener and Big Injun sands geological formations, and 800 acres in the Powder River Basin in Crook County, Wyoming, none of which has contributed to the revenues of TSRG to date.

         TSRG was originally organized on January 16, 1964 under the laws of the State of Idaho as Alter Creek Mining Company, Inc. TSRG changed its name to Apple Corp. in January, 1988, and then to Trans Energy, Inc. in September 1993, at which time its domicile was changed to the State of Nevada.

         TSRG's principal executive offices are located at 210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170, and its telephone number is (304) 684-7053.

Business Development

         TSRG has engaged in limited developmental drilling and no exploratory drilling in the last three years. Exploratory drilling involves drilling wells in areas where there are no proved reserves of gas or oil, to find a new commercially productive area in a field previously found to be productive or to significantly extend a known field. Development drilling involves the drilling of wells within proven areas of an oil and gas reservoir to depths where hydrocarbons are known to exist. Exploratory drilling involves a higher degree of risk of failure than developmental drilling, although there can be no assurance that a developmental well will yield commercial quantities of oil and gas. In 1997, TSRG participated in two developmental drilling projects. One well was drilled on the Big Injun formation underlying TSRG's Sistersville, West Virginia acreage and one well was drilled on TSRG's acreage in the Powder River Basin in Wyoming.

         TSRG has operated primarily in the Appalachian Basin, principally in Northwestern West Virginia. In Northwestern West Virginia, shallow wells drilled to a depth of up to 6,000 feet are characterized by long producing lives with low-volume production from low permeability reservoirs with a thickness ranging from 10 to 40 feet. A typical shallow well will encounter commercial gas production from between 4 and 10 separate and distinct production horizons. Due to mechanical and technical limitations, it is usually possible to produce only up to 2 to 5 of these formations simultaneously, and consequently, necessitates either the drilling of a twin well or recompletion of the original well at a later date where multiple productive formations are penetrated.

         TSRG intends to focus its activities in the Appalachian Basin, which is geographically one of the largest gas and oil producing regions, and also in the Powder River Basin in Wyoming. Operators in the Appalachian Basin historically have experienced high drilling success rates in the formations of the Basin, with wells generally producing for more than 25 years although at low production volumes. The Appalachian Basin is located in close proximity to the largest gas markets in the United States and, historically, this has generally resulted in wellhead gas prices somewhat higher than those prices received in the Gulf Coast and the Mid-Continent producing regions.

         TSRG's business strategy is to economically increase its reserves, production and sale of gas and oil from existing and acquired properties in the Appalachian Basin and elsewhere in order to maximize shareholders' return over the long term. TSRG's strategic location in West Virginia enables TSRG to actively pursue the acquisition and development of producing properties in that area that will enhance TSRG's revenue base without proportional increases in overhead costs. TSRG has directed its attention to Appalachian Basin properties in which it will have a significant ownership interest and will serve as operator.

         To accomplish this strategy, TSRG has focused on increasing its gas and oil revenues through well recompletions, property acquisitions and exploitation programs. Since 1992, TSRG's proved reserves of natural gas and oil have increased by an aggregate of 71% to 1,789 MMcf and 1% to 199 MBbl, respectively. There can be no assurance, however, that TSRG will be able to continue to expand its proved reserves of natural gas and oil.

         In September 1993, TSRG acquired certain oil and gas assets including wells and pipelines, in exchange solely for shares of TSRG's authorized but previously unissued common stock. These acquisitions are summarized below:

         Tyler Construction Company, Inc.

         In September 1993, TSRG acquired an interest equal to 65% of the total outstanding shares of Tyler Construction Company ("Tyler Construction") from Loren E. Bagley, TSRG's President and a director, and William F. Woodburn, TSRG's Vice President of Operations and a director. Tyler Construction owns and operates a natural gas gathering pipeline system serving the industrialized Ohio Valley. Tyler Construction also owns and operates 27 miles of six-inch pipeline and 10 miles of four-inch pipeline.

         Tyler Construction's trunk line system consists of a six-inch pipeline that begins at the town of St. Marys, West Virginia, located on the Ohio River in the County of Pleasants in western West Virginia, and proceeds twenty-seven miles due east to Bradden Station, West Virginia. Near Bradden Station, the
pipeline   intercepts  major   transmission   lines  of  Carnegie  Natural  Gas,
Consolidated Natural Gas and Columbia Natural Gas. An intercepting line consisting of ten miles of four-inch pipeline begins at a point eight miles east of St. Marys and proceeds north 10 miles to an industrial park located seven miles south of Sistersville, West Virginia. At this point, gas is delivered to OSI Specialties (formerly Union Carbide) and Consolidated Aluminum Corporation of America under a marketing agreement with Sancho. Pursuant to its agreement with Sancho, TSRG has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope Gas, Inc. ("Hope") in 1988. This agreement is a flexible volume supply agreement whereby TSRG receives the full price which Sancho receives less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon the residential gas index and the Inside F.E.R.C. Index.

         Spencer Wells

         Also in September 1993, TSRG acquired from Dennis L. Spencer all rights, title and interest to six producing oil and gas wells located in West Virginia, in exchange for TSRG shares. Five of the wells identified as "Fowler," "Goff," "Locke," "McGill" and "Workman" are situated in Ritchie County in a proven reservoir field. The remaining well identified as "Spencer," is located in Tyler County. All six wells were completed in 1991 and have been producing oil and gas through the date hereof.

         The Pipeline, Ltd.

         Also in September 1993, TSRG acquired from Tyler Pipeline, Inc. ("Tyler Pipeline") all rights, title and interest in the natural gas gathering pipeline system known as The Pipeline, Ltd. (the name of the pipeline, not a legal entity), a four-inch pipeline that begins at Twiggs, West Virginia, nine miles east of St. Marys, West Virginia where it intercepts Tyler Construction's trunk line system and proceeds due south for a distance of six miles. The Pipeline, Ltd. system is used for purchasing gas from third party producers. Mr. Woodburn, Vice President and a director of TSRG, is also President and owns 50% of Tyler Pipeline. Mr. Bagley, President and a director of TSRG, also owns 50% of Tyler Pipeline.

         Ritchie County Gathering Systems, Inc.

         In September 1993, TSRG acquired all the issued and outstanding capital stock of Ritchie County Gathering Systems, Inc., a West Virginia corporation ("Ritchie County Gathering"). Ritchie County Gathering owns and operates a four-inch natural gas gathering line which begins five miles south of Cairo, West Virginia at Rutherford, and proceeds due south for 4.6 miles, crossing Mellon Ridge and ending at Macfarlan Creek approximately 1/2 mile north of the South Fork of the Hughes River. The Ritchie County Gathering pipeline is used for purchasing gas from third party producers and delivering such gas to Hope.

Recent Business Developments

         On March 6, 1998, TSRG entered into an agreement to purchase from GCRL Energy, Ltd. ("GCRL") all of GCRL's interest in the Powder River Basin in Campbell and Crook Counties, Wyoming, consisting of interests in five (5) wells, four (4) of which are producing, interests in 30,000 leasehold acres, and interests in approximately seventy-three miles of 3-D seismic data. The properties include three producing fields from Minnelusa Sandstone and were discovered on 3-D seismic. TSRG made an initial payment for the properties of $50,000 and the balance of $2,987,962 was paid for with proceeds from the sale of TSRG's Debentures. TSRG obtained the $50,000 for the initial payment for the properties from a loan in that amount from NGT on February 25, 1998.

         The following table sets forth information concerning the existing oil production per day of the producing wells located on the GCRL property.

Name of Well           Gross Bbls. Oil Per Day        Net % to TSRG   Net Bbls. to TSRG
------------           -----------------------        -------------   -----------------

Sagebrush Fed #1              100                        48.8%              48
Sagebrush Fed #2              120                        47.5%              57
Pinon Fee #1                   45                        51.2%              23
Sandbar Boley 31-36           130                         2.2%               3
Sandbar State 1-36            375                        14.2%              53
Sandbar State 2-36            100                          33%              33
                              ---                                         ----
        TOTAL                 870                                          217

Current Business Activities

         TSRG is actively engaged in the operation of its oil and natural gas properties and in the transportation and marketing of its natural gas through its transmission systems in West Virginia. Management has expressed its desire to acquire additional oil and natural gas properties and to become more involved in exploration and development, specifically in the Powder River Basin in Wyoming. Management intends to continue to develop and increase the production from the oil and natural gas properties that it currently owns.

        Although TSRG will continue to transport and market natural gas through its various pipelines, there are no current plans to acquire or to lay any additional pipeline systems in 1998. Apart from the two wells drilled in the Powder River Basin in Wyoming and Sistersville, West Virginia, TSRG has not drilled any new wells in the last three years.

Powder River Basin Wyoming

         On December 28, 1996, TSRG purchased 420 acres in the Powder River basin in the State of Wyoming for $50,000 from an unaffiliated third party. Included in the purchase price was a condition that the previous owners would provide all of the geologic and geophysical work as part of the purchase price. On February 3, 1997 TSRG leased an additional 480 acres that joined with its acreage position. The target formation is the Minnelusa "B1" sand. There presently are no producing wells on such acreage and no proved reserves located on the acreage owned by TSRG.

         Five two-dimensional ("2-D") seismic lines and a 6-square mile three-dimensional ("3-D") seismic program have been shot across the acreage now held by TSRG. Unlike 2-D seismic testing which provides a cross-sectional view of the subsurface of the Earth, 3-D testing provided a full, three-dimensional view of the subsurface. Such views allow for greater precision in the location of potential drilling sites. 3-D testing allows potential drillers to obtain accurate estimates of the size of oil and gas bearing structures and the profile of the structure. 2-D testing only informs the driller that an oil and gas bearing structure is in a particular area, without giving information as to size and shape. Without an accurate estimate of the size of the oil and gas bearing structures, it is difficult to accurately estimate the reserves in the structure, and, thus, the economic viability of drilling into a particular structure. Without an accurate profile of the structure, a driller may not hit the most economic portion of the structure.

         Water pressure primarily is responsible for the movement of oil within the area of TSRG's acreage. Where water pressure is the cause of oil movement, finding the apex of the oil bearing structure is critical. Drilling into the apex of such a structure usually assures that a maximum amount of oil, and a minimal amount of water, will be recovered from a well. Hitting such a zone elsewhere than at the apex will result in a lower proportion of oil to water and reduced rates of recovery.

         TSRG completed the drilling of the Fowler 22-8 in January 1998 and determined the well to be a dry hole and was plugged. TSRG intends to drill additional wells on its acreage during 1998.

Powder River Basin Wyoming - Wolffe Prospect

         On May 27, 1997, TSRG purchased a 30% working interest in the Wolffe Prospect in the Powder River Basin in Campbell County, Wyoming for $65,000 from an unaffiliated third party. Included in the purchase price was a 30% working interest in the Wolffe #1-35 well and 30% interest in 240 acres. In October 1997, TSRG participated in its share of the drilling of the Horizon 32-35 well. The target formation was the Minnelusa "B1" sand. The well was determined to be a dry hole and plugged.

Sistersville

         Effective June 1, 1995, TSRG purchased approximately 2,200 acres in a known producing field located near Sistersville, West Virginia for $100,000. The Sistersville field has been in operation since the 1890's, although at a very low level for the past ten years. To date the field has produced over 13 million barrels of oil. The field contains portions of the Big Injun and Keener sands formations, both well known oil and gas bearing formations, which are the zones TSRG intends to explore. These formations are approximately 1,700 feet deep.
Recoverable reserves of oil in the field are estimated at several million barrels.

        TSRG has observed the success of oil and gas exploration in the Sistersville field by other entities after expensive studies. The preliminary studies conducted by the seller of the Sistersville property to TSRG indicating substantial reserves were included in the purchase price paid by TSRG for the Sistersville acreage. TSRG drilled a well on its Sistersville acreage in April 1997. TSRG is currently attempting to liquidate its position in the property.

Vulcan Energy Corporation.

         During March 1997, TSRG announced plans to cease operations and attempt to sell Vulcan Energy Corporation ("Vulcan"), its 80% owned subsidiary, engaged in the lease crude oil gathering and marketing in Southeast Texas. Financial information with respect to discontinued operations is presented in Note 9 to TSRG's consolidated financial statements.

Research and Development

         TSRG has not allocated funds for conducting research and development activities and, due to the nature of TSRG's business, it is not anticipated that funds will be allocated for research and development in the immediate future.

Marketing

         TSRG operates exclusively in the oil and gas industry. Natural gas production from wells owned by TSRG is generally sold to various intrastate and interstate pipeline companies and natural gas marketing companies. Sales are generally made on the spot market or under short-term contracts (one year or less) providing for variable or market sensitive prices. These prices often are tied to natural gas futures contracts as posted in national publications.

         Natural gas delivered through TSRG's pipeline network is sold either to Sancho Oil and Gas Corporation ("Sancho") at the industrial facilities near Sistersville, West Virginia, or to Hope, a local utility, on a year long basis ending January 31, 1999 at a variable price per month per Mcf. Under its contract with Sancho, TSRG has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope in 1988. This agreement is a flexible volume supply agreement whereby TSRG receives the full price which Sancho charges the end user less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon the greater of the residential gas commodity index and published Inside F.E.R.C. Index, at TSRG's option, for the first 1,500 Mcf purchased per day by Hope and thereafter the price is the Inside F.E.R.C. Index. The residential gas commodity index does not directly fluctuate with the overall price of natural gas. The Inside F.E.R.C. Index fluctuates monthly with the change in the price of natural gas. While such option provides certain price protection for TSRG there can be no assurance that prices paid by TSRG to suppliers will be lower than the price which TSRG would receive under the Hope arrangement. Prior to June 1, 1996, the price was the residential gas commodity index and when the market price of gas rose above such index, TSRG's ability to purchase gas from third parties was adversely effected.

         TSRG  sells  its  oil  production  to  third  party   purchasers  under
agreements at posted field prices. These third parties purchase the oil at the various locations where the oil is produced.

         Although management believes that TSRG is not dependent upon any one customer, its marketing arrangement with Sancho Oil and Gas Corporation accounted for approximately 47% of TSRG's revenue for the year ended December 31, 1997, and approximately 45% for the year ended December 31, 1996. This marketing agreement is in effect until September 1, 2003. The majority of the balance of the gas sold by TSRG is marketed under a one year contract with Hope. The price under the agreement is set monthly and gas is sold as available with no volume requirements or restrictions. Sales to this customer made up approximately 49% of net revenues in 1997. No other single customer accounts for more than 10% of TSRG's business.

        In addition to the natural gas produced by TSRG's wells, it also purchased approximately 700 Mcf of natural gas per day in 1997.

Competition

         TSRG is in direct competition with numerous oil and natural gas companies, drilling and income programs and partnerships exploring various areas of the Appalachian and Powder River Basins and elsewhere, and competing for customers. Many competitors are large, well-known oil and gas and/or energy companies, although no single entity dominates the industry. Many of TSRG's competitors possess greater financial and personnel resources enabling them to identify and acquire more economically desirable energy producing properties and drilling prospects than TSRG. Additionally, there is competition from other fuel choices to supply the energy needs of consumers and industry. Management believes that there exists a viable market place for smaller producers of natural gas and oil and for operators of smaller natural gas transmission systems.

         Under its contract with Sancho, TSRG has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope in 1988. This agreement is a flexible volume supply agreement whereby TSRG receives the full price which Sancho receives less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon indices that include the residential gas commodity charge of Hope and the Inside F.E.R.C. Index. Were it not for the relationship between Hope and Sancho, Hope would compete directly with TSRG for the sale of gas to certain customers, specifically OSI Specialities, Inc. and Consolidated Aluminum of America, Inc.

Government Regulation

         The oil and gas industry is extensively regulated by federal, state and local authorities. The scope and applicability of legislation is constantly monitored for change and expansion. Numerous agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for noncompliance. To date, these mandates have had no material effect on TSRG's capital expenditures, earnings or competitive position.

         Legislation and implementing regulations adopted or proposed to be adopted by the Environmental Protection Agency ("EPA") and by comparable state agencies, directly and indirectly affect TSRG's operations. TSRG is required to operate in compliance with certain air quality standards, water pollution limitations, solid waste regulations and other controls related to the discharging of materials into, and otherwise protecting the environment. These regulations also relate to the rights of adjoining property owners and to the drilling and production operations and activities in connection with the storage and transportation of natural gas and oil.

         TSRG may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed operations may have upon the environment. Requirements imposed by such authorities could be costly, time-consuming and could delay continuation of production or exploration activities. Further, the cooperation of other persons or entities may be required for TSRG to comply with all environmental regulations. It is conceivable that future legislation or regulations may significantly increase environmental protection requirements and, as a consequence, TSRG's activities may be more closely regulated which could significantly increase operating costs. However, management is unable to predict the cost of future compliance with environmental legislation. As of the date hereof, management believes that TSRG is in compliance with all present environmental regulations.

         TSRG's exploration and development operations are subject to various types of regulation at the federal, state and local levels. Such regulation includes the requirement of permits for the drilling of wells, the regulation of the location and density of wells, limitations on the methods of casing wells, requirements for surface use and restoration of properties upon which wells are drilled, and governing the abandonment and plugging of wells. Exploration and production are also subject to property rights and other laws governing the correlative rights of surface and subsurface owners.

         TSRG is subject to the requirements of the Occupational Safety and Health Act, as well as other state and local labor laws, rules and regulations. The cost of compliance with the health and safety requirements is not expected to have a material impact on TSRG's aggregate production expenses. Nevertheless, TSRG is unable to predict the ultimate cost of compliance.

         Although past sales of natural gas and oil were subject to maximum price controls, such controls are no longer in effect. In any case, the deregulated price of natural gas under current market conditions tends to be substantially lower than most regulated ceilings. Other federal, state and local legislation, while not directly applicable to TSRG, may have an indirect effect on the cost of, or the demand for, natural gas and oil.

Employees

         As of the date hereof TSRG employs ten people full-time, consisting of two executives, three marketing and clerical person, and five production persons. Following the Merger, each position will be evaluated as to the future.

Facilities

         TSRG's operations currently occupy approximately 4,000 square feet of office space in St. Marys, West Virginia, which it shares with its subsidies Tyler Construction Company, Inc. and Ritchie County Gathering Systems, Inc. TSRG leases an aggregate of approximately 4,000 square feet from an unaffiliated third party under a verbal arrangement for $1,400 per month, inclusive of utilities. Management believes that its present office facilities are adequate for TSRG's current business operations.

Description of TSRG Property

         TSRG operates and receives gas and oil revenues from 105 wells. Of these wells, 85 gross wells (wells in which a working interest is owned) are gas wells and represent 77 net wells. A net well is deemed to exist when the sum of fractional ownership working interests in gross wells equals one. The remaining 20 gross wells are oil wells which represent 18 net wells. A total of 28 wells are considered to have multiple completions, one or more completions in the same bore hole. It is TSRG's policy to acquire existing wells and to continually review its holdings and either add new wells or dispose of existing wells. Seventy-five percent of TSRG's wells are shallow wells with depths of less than 3,000 feet. The remaining wells are Devonian shale wells with a depth of greater than 4,000 feet. Appalachian Basin development wells have relatively high success rates and are characterized by low permeability and low porosity, thereby resulting in relatively low production rates and long producing lives of over 25 years. TSRG's ownership interest varies from well to well with the composite ownership working interest in the wells at approximately 91% at the end of 1997.

         TSRG's producing wells hold approximately 5,636 gross acres under lease, which TSRG believes include a substantial number of promising development prospects. In addition, TSRG's has approximately 800 acres under lease in Wyoming. TSRG's Sistersville acreage consists of approximately 2,200 acres and has been extensively explored by numerous oil and gas operators and has proved undeveloped reserves.

         TSRG's productive wells are situated on 5,636 gross acres (acres upon which a working interest is owned) which represent 5,412 net acres. A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one.

         Substantially all of TSRG's interests are held pursuant to leases from third parties. Title to properties is subject to royalty, over-riding royalty, carried, net profits, working and other similar interests and contractual arrangements customary in the oil and gas industry, liens incident to operating agreements, liens relating to amounts owed to the operator, liens for current taxes not yet due and other encumbrances. TSRG believes that such burdens neither materially detract from the value of such properties nor the respective interests therein, or materially interfere with their use in the operation of the business.

         As is customary in the industry in the case of undeveloped properties, little investigation of record title is made at the time of lease acquisition (other than a preliminary review of local records). Investigations, including a title opinion of local counsel, are generally made prior to the consummation of an acquisition of larger properties and before commencement of drilling operations.

Estimated Proved Reserves.

         TSRG's properties consist essentially of the working and royalty interests owned by TSRG in various oil and gas wells and leases located in West Virginia. TSRG's proved reserves for the years ended December 31, 1997, 1996 and 1995 are set forth below:

                                             December 31,
                            ----------------------------------------------------
                             1997                  1996                  1995
                            --------           -----------           -----------
Natural Gas (MMcf)
     Developed               979,662               875,705               988,000
     Undeveloped             801,654               801,654               801,654
     Total Proved          1,781,316             1,677,359             1,789,654
Crude Oil (MBbl)
     Developed                30,870                16,343                19,070
     Undeveloped             180,000               180,000               180,000
     Total Proved            210,870               196,343               199,070

         These estimates are bases primarily on the reports of Sam M. Deal & Associates, independent petroleum engineers. Such reports are, by their very nature, inexact and subject to changes and revisions. Proved developed reserves are reserves expected to be recovered from existing wells with existing equipment and operating methods. Proved undeveloped reserves are expected to be recovered from new wells drilled to known reservoirs on undrilled acreage for which existence and recoverability of such reserves can be estimated with reasonable certainty, or from existing wells where a relatively major expenditure is required to establish production. No estimates of reserves have been included in any reports to any federal agency other than the Securities and Exchange Commission. See SFAS 69 Supplemental Disclosures included as part of the Consolidated Financial Statements of TSRG.

         Set forth in the following schedule is the average sales price per unit of oil, expressed in barrels ("bbl"), and of natural gas, expressed in thousand cubic feet ("mcf"), produced by TSRG for the past three fiscal years.

                                   Years ended December 31,
                              ----------------------------------
Average sales price:           1997          1996          1995
-------------------           ------        ------        ------
         Gas (per mcf)        $ 2.95        $ 3.56        $ 2.02
         Oil (per bbl)         16.44         19.22         16.44
Average cost of production:
---------------------------
         Gas (per mcf)          1.09        $ 1.02        $ 1.12
         Oil (per bbl)          6.54          6.12          6.72

         TSRG has not filed any estimates of total, proved net oil and gas reserves with any federal authority or agency since the beginning of TSRG's last fiscal year.

         The following schedule sets forth the capitalized costs relating to oil and gas producing activities by TSRG for the past three fiscal years.



                                              Years ended December 31,
                             ---------------------------------------------------
                                 1997              1996                1995
                             --------------   --------------     ---------------
Proved oil and gas
 producing properties
 and related lease
 and well equipment            $4,122,311       $3,799,387          $3,733,388
Accumulated depreciation
 and depletion                   (433,799)        (407,934)           (390,540)
                                 ---------        --------           ----------
Net Capitalized Costs          $3,688,512       $3,391,453          $3,342,848
                               ==========       ==========          ==========

         The following schedule summarizes changes in the standardized measure of discounted future net cash flows relating to TSRG's proved oil and gas reserves.

                                           Years ended December 31,
                                           --------------------------------
                                    1997              1996          1995
                              --------------  ---------------  -------------

Standardized measure,
 beginning of year               $3,611,702       $4,063,885    $3,602,626
Oil and gas sales, net
 of production costs                (76,874)        (452,183)     (107,818)
Sales of mineral in place              -                -             -
Quantity estimates made                -                -          569,077
                                  ----------       ---------      --------
Standardized measure,
 end of year                     $3,534,828       $3,611,702    $4,063,885
                                 ==========       ==========    ==========

         TSRG does not anticipate investing in or purchasing assets and/or property for the purpose of capital gains. It is TSRG's intention to purchase assets and/or property for the purpose of enhancing its primary business operations. TSRG is not limited as to the percentage amount of TSRG's assets it may use to purchase any additional assets or properties.

TSRG Legal Proceedings

         There are no material pending legal proceedings to which TSRG is a party or to which any of its property is subject except as set forth below.

         On May 14, 1997, a complaint entitled R&K Oil Company, Inc. vs. Vulcan Energy Corporation and Trans Energy, Inc. was filed in District Court, Andrews County, Texas, 109th Judicial District (File #14,430). The complaint alleges TSRG owes R&K Oil Company, Inc. $126,978 as a result of business transacted by Vulcan Energy Corporation. The complaint also seeks $500,000 for breach of contract. TSRG denies all allegations and intends to vigorously defend its position.

         On March 12, 1997, a complaint entitled F. Worthy Walker vs. Loren Bagley, William Woodburn, Mark Woodburn, Trans Energy, Inc. and Vulcan Energy Corporation, was filed in the District Court of Dallas, Texas (# 9702304C). The complaint alleges that TSRG breached certain contracts related to Mr. Walker's employment with Vulcan Energy Corporation, and seeks punitive and exemplary damages. TSRG denies all allegations and intends to vigorously defend its position. Management believes that the results of the proceedings will not have a material adverse effect on TSRG. On February 17, 1998, TSRG and the above named defendants filed a countersuit against F. Worthy Walker alleging breach of contract, fraud and fraudulent inducement, conversion, and breach of fiduciary duty and seeks punitive damages. TSRG intends to vigorously pursue its countersuit against Mr. Walker.

                                   THE MERGER

General

         At the "Effective Date" of the merger (the date of the filing of the Articles of Merger or a Certificate of Merger, as applicable, with the Secretary of State of Nevada and the Secretary of State of Texas), NGT will be merged with and into TSRG, with TSRG being the surviving corporate entity. As a result of the Merger, the separate corporate existence of NGT will cease and TSRG will succeed to all the rights and be responsible for all the obligations of NGT in accordance with the Nevada Revised Statutes. Subject to the terms and conditions of the Merger Agreement, 100% of the issued and outstanding shares of NGT Common Stock and NGT Preferred Stock will be exchanged for fully registered TSRG Common Stock at the Exchange Ratio. The "Exchange Ratio" shall be determined by dividing 6,415,350 (three times the number of shares of TSRG Common Stock outstanding) by the aggregate number of shares of NGT Common Stock and NGT Preferred Stock outstanding immediately prior to the Effective Date. Thus, assuming an aggregate of 6,135,417 shares of NGT Common Stock and NGT Preferred Stock outstanding on the Effective Date, the Exchange Ratio shall be 1.04562 shares of TSRG Common Stock for each one share of NGT Common Stock or NGT Preferred Stock. The Exchange Ratio would change if the number of outstanding shares of TSRG Common Stock, NGT Common Stock or NGT Preferred Stock changed prior to the Effective Date.

         On the Effective Date, all issued and outstanding shares of NGT Common Stock and NGT Preferred Stock shall, without any action on the part of the holders thereof, automatically become and be converted into the right to receive TSRG Common Stock at the Exchange Ratio. TSRG's transfer agent shall be instructed to issue new certificates of TSRG Common Stock, based upon the Exchange Ratio, to each of the shareholders of NGT, at the address listed in the register of NGT shareholders. No fractional shares will be issued, rather each fractional share resulting from application of the Exchange Ratio will be rounded up to the next whole share. The Effective Date may not occur until all conditions precedent set forth in the Merger Agreement are satisfied or waived, to the extent permitted by law.

         TSRG and NGT have agreed that the number of shares of TSRG Common Stock issued to NGT shareholders in connection with the Merger shall represent at least seventy five percent (75%) of the total number of issued and outstanding shares of TSRG Common Stock immediately after completion of the Merger. Accordingly, if between the date of the Merger Agreement and the Effective Date, the number of issued and outstanding shares of TSRG Common Stock has increased, the numerator of the Exchange Ratio shall be adjusted upward to the number which represents 75% of the total number of issued and outstanding shares of TSRG Common Stock immediately after the issuance thereof to NGT shareholders in connection with the Merger. Calculation of the shares to be issued to NGT shareholders and the 75% criteria does take into consideration any shares of Common Stock to be issued by this Prospectus.

         Based on 2,138,450 shares of TSRG Common Stock outstanding and, assuming an aggregate of 6,135,417 shares of NGT Common Stock, a total of approximately 6,415,350 shares of TSRG Common Stock will be issued to holders of NGT Common Stock and Preferred Stock in accordance with the Exchange Ratio of
1.04562. Thus, taking into consideration the issuance of the 6,415,350 shares of TSRG Common Stock pursuant to the Merger, immediately after the Effective Date, TSRG will have approximately 8,553,800 shares of Common Stock outstanding, without giving the effect of the rounding up of fractional shares.

         Following the completion of the Merger, TSRG will have oil and gas properties and production in the Appalachian, Rocky Mountain and Permian basins. Pending finalization of the Merger, both TSRG and NGT will continue to be operated in the ordinary course of business as separate entities. During the period, Loren E. Bagley, President of TSRG and Michael Stewart, President of NGT shall act as a special operating committee to coordinate all significant operations of TSRG and NGT.

TSRG Financing Related to the Merger

         In connection with the Merger, TSRG committed to raise a minimum of $4,000,000 pursuant to a private placement of its securities. Accordingly, TSRG made an offering of the "Debentures in an aggregate maximum amount of $4,850,000. TSRG declared the offering closed on September 10, 1998. Gross proceeds realized from the sale of the Debentures was $4,625,400. Shares issuable upon conversion of the Debentures are subject to this Prospectus.

         Interest shall accrue upon the date of issuance of the Debentures until payment in full of the principal sum has been made or duly provided for. Holders of the Debentures shall have the option, at any time, until maturity, to convert the principal amount of their Debenture, or any portion of the principal amount which is at least $10,000, into shares of TSRG Common Stock at a conversion price for each share equal to the lower of (a) seventy percent (70%) of the market price of TSRG Common Stock averaged over the five trading days prior to the date of conversion, or (b) the market price on the issuance date of the Debentures. Any accrued and unpaid interest shall be payable, at the option of TSRG, in cash or in shares of TSRG Common Stock valued at the then effective conversion price.

         Pursuant to the terms of the Debentures, TSRG has agreed to file a registration statement with the Commission to register the shares of TSRG Common Stock into which the Debentures may be converted. This Prospectus forms a part of that registration statement. Upon effectiveness of the registration statement, the shares of TSRG Common Stock underlying the Debentures, when issued, will be deemed registered securities and will not be restricted as to the resale of such securities. If TSRG fails to file its registration statement within forty-five (45) days from the closing of the Debenture offering, TSRG may be obligated to increase by up to fifteen percent (15%) the number of shares issuable upon conversion to each holder.

         Proceeds from the sale of Debentures have been used to purchase the assets of Gulf Canada Resources Limited in the Powder River Basin in Wyoming and to retain the services of Corporate Relations Group, a public relations firm.

Conduct of Business Pending the Merger

         Each of TSRG and NGT has agreed that until the Effective Date, except as expressly contemplated or permitted by the Merger Agreement, indicated on its disclosure schedule, required by law, or to the extent that the other party shall otherwise consent in writing, each will conduct its business in the usual, regular and ordinary course of business in all material respects, in substantially the same manner as conducted prior to the Merger Agreement. Further, each party will use all reasonable efforts to preserve intact their present lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its ongoing businesses are not impaired in any material respect at the Effective Date.

         Each of TSRG and NGT has further agreed and appointed Loren E. Bagley and Michael Stewart to act as an operating committee (the "Committee") to coordinate all significant operations of TSRG and NGT until the Effective Date. The activities and decisions to be coordinated include, but are not limited to, contracts, drilling activities, hiring and staffing activities, expenditures and commitments in excess of $20,000. Each of TSRG and NGT has further agreed that, during the period from the date of the Merger Agreement and continuing until the Effective Date, except as permitted by the prior consent of the Committee, TSRG or NGT shall:

                  (i) conduct their affairs and business only in the ordinary course of business;

                  (ii) not create or incur any additional liability, mortgage, lien, pledge, hypothecation, share encumbrance or restriction of any kind in excess of $20,000, nor make any capital expenditure, capital addition or betterment, nor pay any obligation or liability in excess of $20,000, absolute or contingent, except current liabilities shown on NGT's financial Statements dated January 31, 1998, or enter into any contract or commitment pursuant to which they are obligated to expend in excess of $20,000;

                  (iii) not declare or pay any dividends on or make other distributions in respect of any of their capital stock, or issue or sell any warrants, rights or options to acquire any such shares, except NGT shall have the unconditional right to issue up to a maximum of 1,600,000 additional shares of NGT Common Stock in exchange for fair consideration, as determined in the sole discretion of NGT;

                  (iv) not amend in any material respect, or propose to amend their respective certificates of incorporation, bylaws or other governing documents, except to the extent required to comply with their respective obligations under the Merger Agreement, required by law or required by the rules and regulations of the NASD;

                  (v) maintain its properties, assets and business in good condition and not sell, lease, encumber or otherwise dispose of, any of its properties, assets or business which are material, except sales of oil and gas in the ordinary course of business;

                  (vi) not pay, or agree to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any director, shareholder, officer, consultant, agent or employee under any pension plan or otherwise, or increase the compensation paid by them at January 31, 1998 to any officer, director, agent, consultant or employee;

                  (vii) duly comply with all material governmental laws, rules and regulations applicable to them, their operations, business, employees or assets and use reasonable commercial efforts to preserve their business organizations intact;

                  (viii) except with respect to the Merger, not merge or consolidate, or obligate to do so, with or into any other entity;

                  (ix) not enter into any transaction or take any acts which if effected or performed prior to the date of the Merger Agreement, would constitute a breach of the representations, warranties and agreements contained therein; or

                  (x) not institute, settle or agree to settle any action or proceeding before any court or governmental body.

Conditions Precedent to the Merger

         The respective obligations of NGT and TSRG to effect the Merger are subject, among other things, to the satisfaction or waiver on or prior to the Effective Date of the following conditions:

                  (i) the representations and warranties of NGT and TSRG set forth in the Merger Agreement that are qualified as to materiality being true and correct on the date of the Merger Agreement, and each of the representations and warranties of the parties that is not so qualified being true and correct in all material respects on the date of the Merger Agreement, and the receipt by the respective parties of a certificate of the other parties to such effect;

                  (ii) the delivery by each party of their respective Disclosure Schedules and all other schedules and exhibits to the Merger Agreement, in a form and substance reasonable satisfactory to each party and such schedules shall not disclose any material adverse change from the financial statements of the respective parties delivering said schedules;

                (iii) the receipt from the Commission of approval of the Registration Statement including the Joint Proxy Statement / Prospectus which is to be mailed to the shareholders of TSRG and NGT, and the approval by the shareholders of TSRG and NGT of the Merger and Merger Agreement in accordance with the Registration Statement; and

                  (iv) the continued listing of TSRG's securities on The Nasdaq SmallCap Market following consummation of the Merger.

         The obligations of TSRG to effect the Merger are also subject to the satisfaction of, or waiver by TSRG, on or prior to the Effective Date of the following conditions:

                  (i) NGT shall have performed in all material respects its obligations under the Merger Agreement and required to be performed by it at or prior to the Effective Date;

                  (ii) TSRG shall have received a minimum of $4,000,000 of bridge financing as set forth in the Merger Agreement;

                  (iii) TSRG shall have successfully restructured all of its indebtedness which is personally guaranteed by officers or directors of TSRG to eliminate such personal guarantees;

                  (iv) there shall not have accrued or been threatened any material adverse effect, including as a result of any threatened or pending action, suit, proceeding or investigation, on the financial condition, assets, business, prospects or results of operations of NGT; and

                  (v) completion by TSRG of its due diligence investigation of NGT in scope, detail, substance and result reasonably satisfactory to TSRG prior to the Effective Date.

         The obligations of NGT to effect the Merger are also subject to the satisfaction of, or waiver by NGT, on or prior to the Effective Date of the following conditions:

                  (i) TSRG shall have performed in all material respects its obligations under the Merger Agreement and required to be performed by it at or prior to the Effective Date;

                  (ii) NGT shall have either purchased or caused all holders of its Series 1994-A Preferred Stock to convert such preferred stock into NGT Common Stock;

                  (iii) NGT shall have terminated its Agreement and Plan of Share Exchange with Lyric Energy, Inc. and it shall have sold or otherwise disposed of all shares of Lyric Energy, Inc. common stock owned by NGT;

                  (iv) there shall not have accrued or been threatened any material adverse effect, including as a result of any threatened or pending action, suit, proceeding or investigation, on the financial condition, assets, business, prospects or results of operations of TSRG; and

                  (v) completion by NGT of its due diligence investigation of TSRG in scope, detail, substance and result reasonably satisfactory to NGT prior to the Effective Date.

                                 BUSINESS OF NGT

         NGT is an energy company engaged in the exploration, development, acquisition and production of crude oil and natural gas. All of NGT's properties and its subsidiary's properties and operations are currently located in the States of Texas and Wyoming. As of March 31, 1998, NGT had estimated net proved reserves of approximately 658 MBbls of oil and 15 MMcf of natural gas, or an aggregate of 661 MBOE with a PV-10 value based on the prices being received on March 31, 1998 of $4.9 million. Because of the recent wide fluctuations of oil prices, management has also requested of Pearl Petroleum Engineering ("PPE") to evaluate these same reserves based on the $19 per bbl received just 5 months earlier. Based on that engineering NGT had estimated net proved reserves of 682 MBbls of oil and 18 MMcf of natural gas, or an aggregate of 685 MBOE with a PV-10 value of $7.9 million.

         From April 30, 1997 through March 31, 1998, NGT wrote down its estimated net proved reserves by 529 MBOE at an average cost of approximately

$7.46 per BOE based on the March 31, 1998 prices. Average daily production increased from 15 BOE per day in the last fiscal year ended April 30, 1997 to over 75 BOE per day as of March 31, 1998. This major increase was due to the development drilling and acquisitions of several properties in the last quarter of fiscal 1997 and subsequent thereto. NGT currently has 4 new wells completed and shut in awaiting electricity and gas lines prior to commencing production.

NGT's Business Strategy

         NGT's objective is to build shareholder value through consistent growth in per share reserves, production and the resulting cash flow and earnings. To accomplish this, NGT had been targeting properties, which are expected to produce secondary recoveries of oil and gas through the use of new technologies, waterfloods or additional drilling. These types of properties can usually be acquired on more favorable terms than properties in primary production, although lease operating costs for these properties are higher upon acquisition than properties in primary production. Recent developments in the price of oil have presented NGT with new opportunities in the field of prime properties for exploration. NGT will be concentrating more on developing its considerable undeveloped and unproven gas leases it currently holds in Crockett County, Texas and less on the older properties at these price levels. From April 30, 1995 to April 30, 1997, NGT's production declined from an average of 33.7 BOE per day to 15 BOE per day. This was mainly due to a lack of available capital for well reworks. Since January 31, 1997, NGT has been acquiring additional properties and reworking its existing properties using cash invested by the two directors of NGT.

         NGT has contracted with Wagman Petroleum, Inc. ("WPI") to operate its properties. WPI is approximately 45 percent owned by Brent A. Wagman, a former officer and director of NGT. Mr. Wagman is also a director and president of WPI. See "Certain Relationships and Related Transactions."

Market and Dividend Information for NGT

         There is currently no public trading market for NGT Common Stock or NGT Preferred Stock. As of September 8, 1998, there were 181 holders of record of NGT Common Stock and 2 holders of NGT's Series 1994-B Preferred Shares.

NGT's Office Facilities

         NGT leases approximately 2,000 square feet of office space in Dallas, Texas, for its executive offices. NGT also has a month-to-month agreement for yard space in Abilene, Texas, where it stores excess pipe, valves and fittings. NGT believes that its current facilities are adequate for its anticipated needs during the next twelve months.

NGT's Oil and Gas Properties

         NGT's exploration, development and acquisition activities are focused in two areas of Texas and in Northeast Wyoming. Set forth below is information concerning each of NGT's and its wholly-owned subsidiary's major areas of operations based upon the estimated net proved reserves as of March 31, 1998.

                                Oil                 Gas                 MBOE                   PV-10 Value
                                ---                 ---                 ----                   -----------
                              (MBbls)             (MMcf)         Amount     Percent     (In Thousands)  Percent
                              -------             ------         ------------------     -----------------------
North Texas                     401                  0           401           61           2,968            61
Region
Central West                    257                 15           260           39           1,918            39
Texas Region
Northeast                         0                  0             0            0               0             0
Wyoming

         North Texas Region. NGT acquired Interior Energy, Inc., a Texas corporation ("Interior") in April 1997. Interior owns two fields with an aggregate of 75 wells located in the north Texas county of Wilbarger. Both properties had been shut-in for the past few years by the previous operators. Interior owns 100 percent of the working interest in both fields. The larger property is known as the East Milham Sand Unit covering approximately 1,026 acres. This property contains approximately 45 wells including the disposal and injection wells. It was originally drilled in the late 1920's by several major oil companies. The producing formation is a sand that varies in thickness from 5 feet to over 35 feet. The property was unitized and waterflooded in the early 1960's. Records indicate that the water "broke through" or channeled through the oil prematurely leaving behind a large amount of oil. Core analysis of the sand indicates that there were three feet of sand which had permeability in excess of 900 millidarcies which created an excellent path for the water to channel through. An independent engineering report prepared by Pearl Petroleum Engineering Consulting Service of Abilene, Texas ("PPE") estimates that in excess of 1 MMBbls of oil should still be recoverable using polymers to block water channels and change the flood pattern. Due to the recent drop in oil prices, this property accounts for the largest portion of reserves which NGT is writing down. Preliminary results from polymer injection have been inconclusive and NGT i reevaluating the prospect in terms of the use of other technology. NGT is currently in the process of permitting new injection wells and setting up a pilot flood in the south section of the field. This project accounted for a substantial percentage of the operating expenses incurred by NGT in its last fiscal year and during the first two quarters of this fiscal year. The reworks on this project are now substantially complete.

         The other property in North Texas is known as the Waggoner M lease. This property has multiple pays and produced over 300,000 barrels of oil while in primary production. A study by Ryder Scott in 1958 regarding the feasibility of waterflooding the property showed the property to be a very good candidate for secondary recovery. The operators at the time chose not to implement the plan and records indicate that they completed wells into other pays instead. NGT is currently investigating water flood patterns in anticipation of commencing polymer injection. Currently seven wells are producing five to seven BPD out of the 30 wells on the property. No reserves have been assigned to this property at this time. If the polymer injection is successful, NGT hopes to recover as much as 150,000 barrels of oil from the property, but there can be no assurance of any significant recovery.

         Central West Texas Region. As of March 31, 1998, NGT had acquired several leases located in Runnels County, Texas, just north of Norton, Texas. The purchase of this property included six adjacent leases totaling 1,208 acres. The principal interest here is the Lower Palo Pinto Limestone and the Gardner Sandstone. The Palo Pinto formation produced extensively during the 1960's and under primary recovery produced over 3,000,000 barrels of oil. The formation produces large volumes of water along with the oil. The Wilde #1 well was completed in this formation in December 1996 and had an initial daily production rate of 80 barrels of oil and 60 barrels of water. Research and engineering by independent sources indicated that the field was plugged while many of the wells were still producing at rates of over 10 barrels of oil per day. Information has also been found which suggests that the field may be a good candidate for pressure maintenance or waterflood. PPE also located ten undeveloped locations similar to the Wilde #1 location. NGT has drilled an injection well and four exploratory wells and a test well for the Palo Pinto in this field since acquiring it. All the wells found the Lower Palo Pinto Limestone to be productive. At this time, two wells have been completed into a deeper payzone called the Gardner Sandstone which was discovered to hold substantial gas and oil. The first well tested with a potential of 1,420 Mcf per day absolute open flow and is currently shut-in awaiting a gas pipeline. The second well has been completed in the Gardner Sandstone swab tested 30 to 50 Bbls oil, 120 Bbls water and estimated 75 to 100 MCF of gas per day. This well is currently awaiting electricity. There are two wells still awaiting completion (pumpjacks to be set) prior to beginning production. NGT hopes to inject the water produced from the lower levels into the Palo Pinto Limestone and test to see if a secondary recovery is feasible.

         In July 1997, NGT acquired a lease on the Miller Ranch located in Crockett County, Texas. The lease gives NGT three years to drill the first well and up to five years to fully develop a 1,280 acre lease. Additionally, the lease  gives NGT an option on  approximately  18,000  acres  owned by the Miller
Ranch adjacent to the leased acreage. The option exercise price is $100 per acre. The property is located in the Ozona Canyon Sand gas field. U.S. Department of Energy reports production from wells in this field average .7 Bcf of gas from the Canyon Sand formation, although there can be no assurance that this property will produce at that rate. Management believes approximately 6,000 acres of the property may be productive from the Canyon Sand. Additionally, Amoco Oil Company currently operates several wells producing from the Ellenburger formation at approximately 13,000 feet deep. These wells have cumulative production from .1 Bcf to over 19 Bcf of gas per well. NGT's lease covers all depths. Although there are direct offset drilling locations on the lands covered by the option, NGT has assigned no reserves to this property because the exercise of the option would require additional capital and no source for such capital has been identified.

         During August 1997, NGT loaned $160,000 to Kodiak Corporation for planned drilling activities. At the end of September 1997, NGT converted its loan to a forty percent equity ownership interest in Kodiak. In November 1997, NGT exchanged its equity interest in Kodiak for an equity interest in Mirae LLC, which was formed to hold a royalty interest in some of Kodiak's production and some of Kodiak's oil and gas leases, as well as other leases. Mirae currently holds the royalty interest and a number of leases in Wilbarger County, and has commenced drilling on one of the leases using funds loaned by NGT. NGT has not assigned any reserves to the Mirae LLC interests.

         NGT also owns working interests in approximately 30 wells located on various leases in Coke, Runnels and Coleman counties in Texas. The depths of these wells range from 2,100 feet to 5,600 feet. These wells are classified as strippers and represent a small part of the NGT's total reserves.

         Northeast Wyoming Region. In December 1997, NGT entered into a joint venture agreement with TSRG for the formation of a limited liability company called Sundance Producers LLC to own oil and gas properties for joint development. TSRG contributed to Sundance Producers all of its leasehold interests in approximately 900 acres in the Powder River Basin in Crook County, Wyoming. The target formation is the Minnelusa "B1" sand. TSRG performed 3-D seismic surveys on the property which have revealed two separate structures in the target formation at a depth of 5,850 feet. Sundance Producers completed a well into one of the structures which turned out to be a dry hole. NGT is obligated to provide funds to Sundance Producers to drill a well into the second structure. NGT has not assigned reserves to this property pending results from the second hole.

Estimated Net Proved Reserves

         NGT has employed PPE to evaluate 100 percent of its PV-10 values acquired since March31, 1998. PPE also evaluated PV-10 values as of July 1994 which have been used as the basis of the PV-10 values for the periods prior to March 31, 1998. The following table reflects summary information with respect to the estimates of NGT's net proved oil and gas reserves for each of the fiscal years ended April 30, 1996 and 1997 and March 31, 1998.

                                         Fiscal Year Ended
                         ---------------------------------------------------

                         April 30, 1996     April 30,1997      March 31,1998
                         --------------     -------------      -------------

RESERVE DATA:(1)
Oil (MBbls)..............        298[*]          1,161[*]             658[*]
Gas (MMcf)...............        211[*]            156[*]              15[*]
MBOE.....................        333[*]          1,187[*]             661[*]
PV-10 Value                   $2,708[*]         $8,812[*]          $4,886[*]
(thousands)..............

(1) No values were used or included for the Miller Ranch prospect or the Waggoner M leases. Values for the year ended April 30, 1997 used $19 per barrel of oil and $1.80 per Mcf of gas, and the year ended April 30, 1996 used $17.00 per barrel of oil and $1.80 per Mcf of gas. The valued for March 31, 1998 used $13.83 to $14.31 per barrel for oil and $1.50 to $2.61 per MCF of gas.

Production, Price and Cost History

         The following table summarizes the average net daily volumes of oil and gas produced from properties in which NGT held an interest during the periods indicated.

                                                           Fiscal Year Ended
                                   ------------------------------------------------------------
                                   April 30, 1996        April 30, 1997          March 31, 1998
                                   --------------        --------------          --------------
OPERATING
DATA:
Net production:
     Oil................                    6,004                 3,833                  14,048
     Gas (Mcf)..........                   17,210                10,316                  17,183
     MBOE...............                    8,872                 5,552                    16.9
 Average net
daily production:
     Oil................                       16                    11                      38
     Gas (Mcf)..........                       47                    28                      47
     MBOE...............                       24                    16                    .047
Average sales
price:
     Oil (per Bbl)......                    17.53                 20.71                   17.28
     Gas (per Mcf)......                     1.55                  2.12                    2.10
Additional per
BOE data:
     Average
lifting cost............                    12.89                 17.73                   25.89(1)


(1) A total of 61 percent of the operating costs were associated with the costs associated with setting up the pilot flood on the Milham Sand Unit and reworking costs on the Waggoner M leases. During this time NGT realized very little in the way of production and or revenues from these leases. Work on those properties has substantially been completed and NGT does not foresee having the large expenditures in the future. See "NGT Management's Discussion and Analysis of Financial Condition and Results of Operations."

Productive Wells

         The following table sets forth information regarding the number of productive wells in which NGT held a working interest as of the end of each of the fiscal years April 30, 1996 and 1997 and March 31, 1998. Productive wells are either currently producing wells or shut-in wells capable of commercial production. One or more completions in the same bore hole are counted as one well. A well is categorized under state reporting regulations as an oil well or a gas well based upon the ratio of gas to oil produced when it first commenced production, and such designation may not be indicative of current production.


                       Year Ended April 30,        Year ended March 31,
                       --------------------       --------------------
                      1996                    1997                  1998
             --------------------      -------------------  -----------------
             Gross          Net          Gross       Net      Gross     Net
Oil......... 20            10.7           90        83.1       92        86
Gas.........  3             2.1            2         1.1        1         1
             --            ----           --        ----       ----     ---
Total        23            12.8           92        84.2       93        87

Drilling Activities

         The table below sets forth the number of new wells drilled in which NGT held a working interest for the last three fiscal years.

                                 Year Ended April 30,    Year Ended March 31,
                                 --------------------    --------------------
                              1996                   1997                  1998
                     --------------------------------------------------------------------
                     Gross          Net        Gross        Net        Gross      Net
                     -----          ---        -----        ---        -----      ---
Development
 Oil................    0            0           0           0           2         2
 Gas................    0            0           0           0           1         1
 Dry................    0            0           0           0           2         2
                       ---          ---         ---         ---         ---       --
 Total                  0            0           0           0           5         5
Exploratory
 Oil................    0            0           0           0           0         0
 Gas................    0            0           0           0           0         0
 Dry................    0            0           0           0           2        .8
                       ---          ---         ---         ---         ---      ---
 Total                  0            0           0           0           2        .8
Grand Total             0            0           0           0           7       5.8

         All  of  NGT's  drilling  activities  and  completion   activities  are
conducted on a contract basis with outside operators and drilling contractors. NGT owns no drilling equipment or workove r rigs.

Leasehold and Other Interests

         The following table sets forth the gross and net acres of developed and undeveloped oil and gas leases and lease options held by NGT as of the end of each of the last three fiscal years. Undeveloped acreage includes leasehold interest which may already have been classified as containing proved undeveloped reserves.

                   Developed             Undeveloped
                  Acreage (1)            Acreage (2)           Total
                  -----------            -----------           -----
              Gross         Net        Gross      Net      Gross       Net
 4/30/96      1,415          551          0         0      1,415       551
 4/30/97      2,252        1,648      1,088     1,087      3,340     2,735
 3/31/98      2,287        1,815     12,200    10,486     14,487    12,301


(1) Developed acreage is acreage assigned to producing wells for the spacing unit of the producing formation. Developed acreage in certain of NGT's properties that include multiple formations with different well spacing requirements may be considered undeveloped for certain formations, but have been included only as developed acreage in the presentation above.

(2) Undeveloped acreage is lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains estimated net proved reserves.

NGT Management's Discussion And Analysis of Financial Condition And Results of Operations

Overview

         NGT was incorporated in April 1993 and commenced operations in June 1993. NGT acquired interests in various oil and gas properties in February 1994 and June 1994 and has been active in the oil and gas industry since that time. During fiscal year 1998, NGT changed its year end to March 31.

         NGT uses the full cost method of accounting for its oil and gas producing activities and, accordingly, capitalized all costs incurred in the acquisition, exploration and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs and annual lease rentals. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.

Results of Operation

         The following table sets forth for the periods indicated the percentage of total revenues represented by certain line items included in NGT's Statements of Operations.

                             Year ended March 31,     Year Ended April 30
                                     1998                    1997
                                    ------                  ------
Total revenues                      100%                    100%
Total expenses                    1,260                     347
(Loss) from operations           (1,160)                   (247)
Net interest (expense)             (111)                    (57)
Loss on impairment of assets       (108)                      -
                   --
Loss on debt extinguishment         (64)                      -
Net (loss)                       (1,443)                   (304)

Comparison of Years Ended April 30, 1997 and March 31, 1998

         Oil and gas revenues. Oil and gas revenues increased by $186,846, or 185%, to $287,833 for the year ended March 31, 1998 compared with $100,987 for the year ended April 30,1997. Production increased from 3,833 Bbls of oil and 10,316 Mcf of gas in the year ended April 30, 1997 to 14,048 Bbls and 17,183 Mcf of gas in the year ended March 31, 1998. The increase in production resulted from the exploration and development drilling, acquisitions and reworking of older properties. Average prices for oil and gas decreased from $20.71 Bbl and $2.12 per Mcf in the 1997 period to $17.28 per Bbl and $2.10 per Mcf in the 1998 period.

         Lease operating expenses. Lease operating expenses for the year ended March 31,1998 were $442,963, an increase of $339,317, compared with $103,646 for the year ended April 30,1997. Lease operating expenses for the 1998 period were 154 % of oil and gas revenues compared with 97 % of oil and gas revenues for the 1997 period. The increase in lease operating expenses as a percentage of revenue was due to extraordinary costs of setting up the pilot floods at the Milham Sand Unit waterflood and the Waggoner M lease. Both fields are located in the North Texas Vernon area. NGT has completed most all of that work at this time and does not expect to encounter similar costs in the foreseeable future. These expenses accounted for approximately 60% of the lease operating expenses for fiscal 1997.

         Depreciation, depletion and amortization. Depreciation, depletion and amortization ("DDA") increased by $202,090 to $245,266 for the year ended March 31, 1998 compared with $43,176 for the year ended April 30,1997. DDA was 85% of oil and gas revenue for the 1998 period and 43 % of oil and gas revenue for the 1997 period. NGT recorded a depletion cost of $13.07 per BOE for the 1998 period compared with $7.03 per BOE for the 1997 period. This difference, caused by the acquisition by NGT of substantial additional reserves during the 1997 period at a higher cost per barrel than existing reserves, accounted for the increase in DDA as a percentage of revenue, partially offset by higher volume of sales for production during the 1997 period.

         Professional fees. Professional fees increased by $184,983, or 413%, to $229,799 for the year ended March 31, 1998, compared with $44,816 for the year ended April 30, 1997. The increase was primarily due to legal and accounting services with respect to NGT's pending merger with Trans Energy, Inc., the legal and accounting services with respect to the filings with Lyric Energy, Inc. and litigation involving Terrence Huston and/or Mobile Americlean, Inc.

         Management and consulting fees. Management and consulting fees increased by $10,000, or 8.5%, to $125,000 for the year ended March 31, 1998 compared with $115,000 for the year ended April 30, 1997. These fees were attributable to financial advisory services rendered.

         Rent. Rent increased $20,397, or 281%, to $27,646 for the year ended March 31, 1998 compared with $7,249 for the year ended April 30, 1997 due to NGT's move to larger offices.

         Director Fees. No Directors fees paid for the year ended March 31, 1998. Fees of $20,833 were paid for the year ended April 30, 1997.

         Travel.  Travel  expenses  for the year ended March 31, 1998 of $39,866
were   attributable  to  management's   meetings  with  business   partners  and
professionals. Travel expenses for the year ended April 30, 1997 were $7,610.

         Other expenses. Other expenses for the year ended March 31, 1998 increased $38,202, or 386%, to $48,098 compared with $9,896 for the year ended April 30, 1997 primarily due to additional expenses incurred while traveling or entertaining professionals with regards to advice on merger candidates.

         Interest expense. Interest expense for the year ended March 31, 1998 increased $346,563, or 592%, to $405,049 compared with $58,486 for the year ended April 30, 1997 primarily due to assumption of the $3 million note in connection with NGT's acquisition of Interior Energy, Inc. and loans made to NGT by Wagman Petroleum, Inc.

         Net loss. Net loss for the year ended March 31, 1998 increased $4,829,089 or 1,572%, to $5,136,194 compared with $307,105 for the year ended
April 30, 1997 primarily due to a write down of oil and gas values due to the price drop, a re-evaluation of recoverable reserves, increased depreciation, depletion and amortization and increased professional fees, management and consulting fees and travel and other expenses associated with NGT's reorganization with Trans Energy and more aggressive acquisitions of oil and gas properties, partially offset by lower director fees, the lack of offering costs, and increased revenues.

Comparison of Three Month Periods Ended June 30, 1998 and June 30, 1997

 Results of Operations

         The following table sets forth for the periods indicated the percentage of total revenues represented by certain line items included in NGT's Statements of Operations.

                      Three Months Ended          Three Months Ended
                         June 30, 1998               June 30, 1997
                        --------------                -------------
Total revenues               100%                          100%
Total expenses               405                           463
(Loss) from operations      (305)                         (363)
Net other expense             13                           176
Less unpaid dividend           9                            11
Net (loss)                  (327)                         (550)

         Results for the three month period ended June 30, 1998 included operating revenues of $62,738 as compared to $59,119 for the comparable period ended June 30, 1997. This six percent (6%) increase in revenues is primarily attributable to an increase in oil and gas production.

         Expenses for the period ended June 30, 1998 decreased from $273,527 during the corresponding 1997 period to approximately $254,157. Production expenses and taxes decreased by $66,983, or fifty two percent (52%), primarily due to extraordinary costs of setting up the pilot water flood project at the Milham Sand Unit located at the Waggoner M Lease during 1997.

         The net loss decreased from $318,645 during the three months ended June 30, 1997 to $199,287 during the comparable 1998 period, primarily as a result of the aforementioned decrease in production expenses and a substantial decrease of $96,862 in interest expenses.

         The net loss is also attributable to a continuance of relatively low prices for crude, liquid hydrocarbons and natural gas during the three month period commencing April, May and June of 1998. The spring months are normally periods of low demand and seasonal prices for such products prevail.

Liquidity and Capital Resources

         On June 30, 1998, NGT had $4,808 in cash on hand and net working capital deficit of $803,428. This compares with $14,261 in cash on hand and a net working capital deficit of $320,145 as of March 31, 1998. NGT's primary sources of liquidity are proceeds from stock issuances, advances from related parties and borrowings. NGT's principal cash needs are for the acquisition, exploration and development of oil and gas properties. NGT anticipates continuing to raise capital during the next twelve (12) months through the sale of securities and/or through bank loans in order to fund its planned activities and to repay WPI for work performed. The amount of future capital expenditures will depend upon a number of factors including the impact of oil and gas prices on investment opportunities, the availability of capital and investor perception of the Merger.

         NGT's net cash provided by operating activities decreased $6,897 to $104,923 for the three months ended June 30, 1998 compared with $111,820 for the three months ended June 30, 1998, primarily due to much larger accounts payable financing during the 1998 period, partially offset by the larger net loss for the 1997 period. Net cash used in investing activities decreased $1,158,701 to $104,568 for the three months ended June 30, 1998 compared to $1,263,269 for the three months ended June 30, 1997 due to the purchases of lease and well equipment during the 1997 period.

         Net cash used by financing activities was $9,808 for the three months ended June 30, 1998, attributed to repayments to related parties, partially offset by loans and advances from related parties, compared with net cash provided of $1,632,125 for the three month period ended June 30, 1997 attributable to proceeds from the issuance of stock.

         NGT's accounts payable balance significantly increased during the year ended March 31, 1998 and the three months ended June 30, 1998. The increase, also attributable to issuances of stock and to advances, was primarily due to drilling activities. However, most of the increase was paid off by issuing NGT Common Stock prior to the end of the March 31, 1998 fiscal year. As of June 30, 1998, the total accounts payable includes $522,496 payable to Wagman Petroleum, Inc. ("WPI") for drilling and lease operating expenses incurred since February 1997, and an additional $206,958 payable to a related party. At this time, WPI, a related party due to common management, is content to wait for NGT to be able repay these costs. NGT anticipates raising additional capital in the next twelve months through a public or private sale of securities and/or through bank loans in order to fund its planned activities and to repay WPI for the work already done. Timing for that offering is dependent on several factors. There is no assurance that NGT will be successful in raising the capital necessary to repay past costs as well as to fund activities planned for the future. Should NGT fail to raise the necessary capital to fund its planned activities, cash flows are not expected to be sufficient to fund them and portions of the assets would, in all likelihood, not be realizable. No accounting adjustments have been made to reflect this outcome, which is not anticipated.

         Capital expenditures. NGT's expenditures for the purchase of fixed assets and oil and gas properties are the primary use of its capital resources. NGT has committed to contribute up to $700,000 for the drilling of two wells in the Powder River Basin by Sundance Producers LLC, a limited liability company owned fifty percent by NGT and fifty percent by TSRG (see "NGT's Oil and Gas Properties"). NGT's current business plan anticipates additional material capital expenditures during the fiscal year ended March 31, 1999, subject to the availability of capital. NGT raised $335,000 through the sale of 47,857 shares of common stock to its president during the year ended March 31, 1998, and raised an additional $1,150,000 through the sale of 191,667 shares to unrelated parties in December 1997. NGT also agreed to issue 1,600,000 shares for of common stock for settlement of accounts payable and notes payable totaling
$3,630,190 held by related parties. This capital will be used to fund operations, for capital expenditures and to pay off some of NGT's debt. As discussed above, NGT anticipates raising additional capital in the next twelve months. The amount of future capital expenditures will depend upon a number of factors including the impact of oil and gas prices on investment opportunities, the availability of capital and the success of its development activity which could lead to funding requirements for further development.

Effects of Inflation and Changing Prices

         NGT's results of operations and cash flows are affected by changing oil and gas prices. At present, NGT does not expect that changes in the rates of overall economic growth or inflation will significantly impact product prices in the short-term. While gas prices seem most dependent on weather in North America and corresponding usage, oil prices are more subject to global economic forces and supply. NGT cannot predict the extent of any such effect. If oil and gas prices increase, there could be a corresponding increase in the cost to NGT for drilling and related services as well as an increase in revenues.

Year 2000

         Year 2000 issues may arise if computer programs have been written using two digits (rather than four) to define the applicable year. In such case, programs that have time-sensitive logic may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures.

         NGT has not completed its assessment of the Year 2000 issue, but currently believes that costs of addressing the issue will not have a material adverse impact on NGT's financial position. NGT has not automated many of its operations with information technology ("IT") systems and non IT systems because of the size of NGT, and presently believes that NGT's existing computer systems and software will not need to be upgraded to mitigate the Year 2000 issues. NGT has not incurred any costs associated with its assessment of the Year 2000 problem. In the event that Year 2000 issues impact NGT's accounting operations and other operations aided by its computer system, NGT believes, as part of a contingency plan, that it has adequate personnel to perform those functions manually until such time that any Year 2000 issues are resolved.

         NGT believes that the third parties with whom NGT has material relationships will not materially be affected by the Year 2000 issues as those third parties are relatively small entities which do not rely heavily on IT and non-IT systems for their operations. However, if NGT and third parties upon which it relies are unable to address any Year 2000 issues in a timely manner, it could result in a material financial risk to NGT, including loss of revenue and substantial unanticipated costs. Accordingly, NGT plans to devote all resources required to resolve any significant Year 2000 issues in a timely manner.

Officers and Directors of NGT

         The following table sets froth the names, ages and offices held with NGT by its directors and executive officers

     Name                    Position              Director Since           Age
     ----                    --------              --------------           ---

Michael Stewart       President, Chairman of       September 1998            48
                        the Board and Director
Warren Donohue        Secretary and Director       October 1993              57

         All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no arrangements with respect to election of directors of NGT. No directors or officers of NGT received any compensation for serving in those capacities during NGT's last three fiscal years.

         The business experience of each person listed above for the past five years is as follows:

         Michael Stewart. Mr. Stewart has been the President, Chairman of the Board and a Director since September 1998. Mr. Stewart was the Vice President of NGT from June 1997 until September 1998. Mr. Stewart has served as Vice President of Administration for Mrs. Baird's Bakeries, Inc. since 1995. From 1985 until 1995, Mr. Stewart worked with the Chemical Group of Occidental Petroleum, serving in various senior level executive positions both in divisional and corporate staff. He received a B.A. degree in Pre-Law from the University of Alabama in 1975 and he did graduate work in finance at the University of Georgia in 1978.

         Warren Donohue. Mr. Donohue has been a Director of NGT since October 1993 and was appointed Secretary in August 1996. Mr. Donohue held various positions with Volvo Cars of North America, Inc., from November 1958 until December 1996, at which time he was Sales Development Manager. Mr. Donohue also is President of Donohue Enterprises, inc., a marketer of women's bridal apparel. Mr. Donohue serves as a director of Lyric International, Inc., a public company engaged Primarily in the oil and gas business. He serves as a director of Haber, Inc., a public company which manufactures high speed separation devices. He studied at Farleigh Dickenson and Austin Peay Universities.

NGT Related Party Transactions

         Wagman Petroleum, Inc. ("WPI"), which is approximately 45 percent owned by Brent Wagman, a former officer and director of NGT, operates most of the properties in which NGT has interests. As operator, WPI incurs expenses for drilling, reworking and normal lease operating expenses and then bills these expenses to the working interest owners. WPI collects a portion of NGT's gas production revenues and offsets such amounts against amounts that are due from NGT. At March 31, 1998, NGT owed WPI $259,687 in accounts payable. The bulk of this amount is due to drilling and reworking on the properties that NGT has acquired and reworking interests previously held.

         Through March 31, 1997, NGT reimbursed WPI for rent, postage, travel and other office expenses. Office rent reimbursement to WPI totaled $4,200 for each of fiscal 1997 and 1996. WPI also advanced funds to NGT for other expenses during March 1997. These advances were reflected in a demand note effective April 30, 1997 for $79,067 which bears interest at 5% per annum. Beginning in April 1997, WPI began reimbursing NGT for one-half of the rent and office costs incurred by NGT in its Dallas office.

         In July 1996, NGT repaid a note payable to WPI with a balance of $396,988, accrued interest of $24,681 and other liabilities owed to WPI in the amount of $89,997 through the issuance of 354,994 shares of NGT Common Stock. In connection with such transaction, WPI also agreed to forgive the then-accrued but undeclared dividends on its 194,376 shares of Series 1994-B Preferred Stock and all future dividends on such shares until NGT had a class of securities registered under the Exchange Act. In recognition of that forgiveness, NGT voluntarily converted its shares of Series 1994-B Preferred Stock into 194,376 shares of NGT without receipt of accumulated dividends in May 1997.

         In July 1996, NGT issued 26,661 shares of NGT to Brent Wagman as payment for $53,332 in unreimbursed expenses and cash advances.

         In February 1997, Brent Wagman loaned $50,000 and Warren Donohue loaned $50,000 to NGT pursuant to demand notes bearing interest at 5% per annum. These funds were used to loan $100,000 to Lyric pursuant to the Convertible Note. In April 1997, these notes were converted as partial payment for 112,500 shares of NGT issued to each of Mr. Wagman and Mr. Donohue for $7.00 per share.

         In May 1997, NGT purchased the remaining one half working interest in the Wilde #1 well and lease located in Runnels County, Texas, from Brent Wagman in consideration for a $200,000 demand note bearing interest at 5% per annum with principal and interest due two years from issuance and an option exercisable for two years to purchase 100,000 shares of NGT at $7.00 per share.

         In August and September 1997, NGT issued 55,000 shares of NGT Common Stock to Brent Wagman for $7.00 per share. In September 1997, NGT issued 7,143 shares of NGT Common Stock to Warren Donohue for $7.00 per share.

         NGT entered into a letter of intent dated January 2, 1997 and modified March 17, 1997 with Lyric Energy, Inc. for a share exchange transaction. As part of that transaction, NGT loaned $100,000 to Lyric, which loan was converted to 203,041,517 shares of Lyric's common stock upon Lyric becoming current with its filing requirements pursuant to the Exchange Act and obtaining a waiver from the Amarillo National Bank of certain non-dilution rights in favor of the bank. This was accomplished on April 10, 1997. In January, 1998, NGT terminated its merger plans with Lyric and sold the 203,041,517 shares of the Lyric's common stock to Brent Wagman in exchange for the cancellation of $150,000 in debt.

         In February, 1998, NGT issued 1,600,000 shares of NGT common stock to Ameritech Petroleum, Inc., a company controlled by Brent Wagman, in satisfaction of debts in the amount of $3,630,192 owed by NGT to WPI, Interior Energy, Inc. and Ameritech Petroleum, Inc.

         During July, 1998, NGT entered into an agreement with Michael Stewart pursuant to which Mr. Stewart received 50,000 shares of NGT common stock and is entitled to receive 150,000 additional shares of NGT common stock upon the earliest to occur of the effective date of a merger with TSRG or any other public company or NGT becoming a reporting company with the Securities and Exchange Commission.

         NGT believes that the foregoing transactions were on terms at least as favorable as those which it could have obtained from unaffiliated parties.

Ownership of NGT Capital Stock

         The following table sets forth information, to the best knowledge of NGT as September 8, 1998, with respect to each person known by NGT to own beneficially more than 5% of outstanding NGT, each director and all directors and officers as a group.

                                                Amount and Nature of        Percent
Name of Beneficial Owner                        Beneficial Ownership        of Class(1)
------------------------                        --------------------        -----------

Warren Donohue * ...........................        1,969,643(3)             32.1%
16775 Addison Road, Suite 300
Dallas, TX 75248

Michael Stewart * ..........................          200,000                 3.3%
16775 Addison Road, Suite 300
Dallas, TX 75248

All Officers and ...........................        2,169,643                25.4%
Directors as a
Group (two persons)

Brent A. Wagman ............................        2,804,376(2)             45.7%
16775 Addison Road, Suite 300
Dallas, TX 75248

Ameritech Petroleum ........................        1,600,000(2)(3)          26.1%
16901 Dallas Parkway, #111
Dallas, TX 75248

Longboat Trust ...........................            537,500(2)              8.8%
3788 Harvest Glen
Celina, TX 75099
----------------
*        Director

         (1) Rule 13d-3 under the Exchange Act, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including but not limited to, the exercise of any option, warrant or conversion of a security.

         (2) The shares shown for Brent Wagman include 1,600,000 shares held by Ameritech Petroleum, 537,500 shares held by Longboat Trust, and 193,376 shares held by WPI because Mr. Wagman may be deemed to beneficially own those shares pursuant to Rule 13d-3. The shares owned by Ameritech Petroleum are included in the table as being beneficially owned by Ameritech Petroleum, Mr. Wagman and Warren Donohue. Mr. Wagman controls Ameritech Petroleum, his minor children are the beneficiaries of the Longboat Trust, and he is the president of WPI.

         (3) The shares shown for Warren Donohue include 1,600,000 shares held by Ameritech Petroleum because Mr. Donohue may be deemed to beneficially own those shares pursuant to Rule 13d-3. Mr. Donohue is a director of Ameritech Petroleum.

                               MANAGEMENT OF TSRG

Officers and Directors

         The following table sets forth the names, ages, and offices held with TSRG by it's directors and executive officers:

         Name              Position           Director Since         Age
         ----              --------           --------------         ---
Loren E. Bagley        President, C.E.O.       August 1991            55
                         and Director
William F. Woodburn    Vice President          August 1991            56
                         and Director
John B. Sims           Director                January 1988           72
Gary F. Lawyer         Director                December 1997          50

         All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. TSRG has not compensated its directors for service on the TSRG Board or any committee thereof, but directors are reimbursed for expenses incurred for attendance at meetings of the TSRG Board and any committee thereof. Executive officers are appointed annually by the TSRG Board and each executive officer serves at the discretion of the TSRG Board. The Executive Committee of the TSRG Board, to the extent permitted under Nevada law, exercises all of the power and authority of the TSRG Board in the management of the business and affairs of TSRG between meetings of the TSRG Board.

         The business experience of each of the persons listed above during the past five years is as follows:

         Loren E. Bagley has been Executive Vice President of TSRG since August, 1991, and became President and C.E.O. in September, 1993. From 1979 to the present, Mr. Bagley has been self-employed in the oil and gas industry as president, C.E.O. or vice president of various corporations which he has either started or purchased, including Ritchie County Gathering Systems, Inc. Mr. Bagley's experience in the oil and gas industry includes acting as a lease agent, funding and drilling of oil and gas wells, supervising production of over 175 existing wells, contract negotiations for purchasing and marketing of natural gas contracts, and owning a well logging company specializing in analysis of wells. Prior to becoming involved in the oil and gas industry, Mr. Bagley was employed by the United States government with the Agriculture Department. Mr. Bagley attended Ohio University and Salem College and earned a B.S. Degree.

         William F. Woodburn has served as Vice President in charge of Operations and a director of TSRG since August, 1991 and has been actively engaged in the oil and gas business in various capacities for the past fifteen years. For several years prior to 1991, Mr. Woodburn supervised the production of oil and natural gas and managed the pipeline operations of Tyler Construction Company, Inc. and Tyler Pipeline, Inc. Mr. Woodburn is a shareholder and serves as President of Tyler Construction Company, Inc., and is also a shareholder of Tyler Pipeline, Inc. which owns and operates oil and gas wells in addition to natural gas pipelines, and Ohio Valley Welding, Inc. which owns a fleet of heavy equipment that services the oil and gas industry. Prior to his involvement in the oil and gas industry, Mr. Woodburn was employed by the United States Army Corps of Engineers for twenty four years and was Resident Engineer on several construction projects. Mr. Woodburn graduated from West Virginia University with a B.S. in civil engineering.

         John B. Sims served as President, C.E.O. and a director of TSRG from 1988 to September, 1993 and currently is a director. Prior to joining TSRG and from 1984 to 1988, Mr. Sims was the General Partner of Ben's Run Oil Company which was acquired by TSRG in January, 1988. Mr. Sims has also been the general partner for fourteen limited partnerships from 1977 to 1984 drilling a total of twenty eight wells. Prior to his involvement in the oil and gas business, Mr. Sims was a real estate developer for twenty years as well as an exclusive real estate broker for Ednam Forrest in Charlottesville, Virginia. During 1994, Mr. Sims voluntarily initiated a personal bankruptcy proceeding pursuant to Chapter 7 of the United States Bankruptcy Code. Pursuant to the terms of such proceeding, Mr. Sims was discharged of certain of his debts which were incurred as a consequence of his personal guarantees of certain business related debts, not related to TSRG, upon which the primary obligor defaulted.

         Gary F. Lawyer became a director of TSRG in December 1997. Gary F. Lawyer has been President and a major shareholder of GeoSense, Inc. which is an international oil and gas exploration/exploitation and production consulting company based in Englewood, Colorado since 1991. Prior to founding GeoSense, Inc., Mr. Lawyer has been employed in several executive and managerial positions with various energy companies for the past 25 years. Mr. Lawyer received his Master of Science degree in Geology from Brigham Young University.

Directors and Management of TSRG Following the Merger

         Upon completion of the Merger, the TSRG Board will consist of five (5) persons, of which two (2) persons from the current TSRG Board and two (2) persons from NGT will be directors of the combined company. Loren E. Bagley and William F. Woodburn, both current TSRG directors, will be directors of the combined company. Michael Stewart, Vice President of NGT, and Warren Donohue, a current NGT director, will also be directors of the combined company. Mr. Stewart shall serve as President and Chief Operating Officer and Mr. Bagley shall serve as Chairman of the Board. The fifth director has not yet been determined, however, such director will be appointed prior to completion of the Merger by the mutual agreement of NGT and TSRG. Until the Merger is completed, both corporations are being managed pursuant to a joint committee consisting of Mr. Bagley and Mr. Stewart. The directors constituting the TSRG Board shall serve until the next annual meeting of TSRG shareholders.

         The directors and officers of NGT do not own any shares of TSRG Common Stock, either as of March 26, 1998 or the date hereof. As of the date hereof, Mr. Stewart beneficially owns 200,000 shares of NGT Common Stock and Mr. Donohue beneficially owns1,969,643 shares of NGT Common Stock. The number of shares of NGT Common Stock indicated for Mr. Donohue includes 1,600,000 shares owned by Ameritech Petroleum because Mr. Donohue may be deemed to beneficially own such shares under Rule 13d-3 under the Exchange Act. See "Ownership of NGT Capital Stock." Based on the assumed Exchange Ratio of 1.04562, the NGT Common Stock of the above two persons would be converted into the right to receive the following shares of TSRG Common Stock upon the Effective Date: Mr. Stewart, 209,124 shares, and Mr. Donohue, 2,059,498 shares. The current holdings of TSRG Common Stock by the two director designees of TSRG are Mr. Bagley, 104,894 shares, and Mr. Woodburn, 112,027 shares. Mr. John Sims, a current director of TSRG, owns 13,807 shares.

Cash Compensation

         The following table sets forth all cash compensation paid by TSRG for services rendered to TSRG for the years ended December 31, 1995, 1996 and 1997, to TSRG's Chief Executive Officer. No executive officer of TSRG has earned a salary greater than $100,000 annually for any of the periods depicted.

                           Summary Compensation Table

                                                                 Other     All
                                                                 Annual   Other
Name and                                                         Compen- Compen-
Principal Position               Year       Salary      Bonus    sation   sation
------------------              ------      ------      -----    ------   ------
Loren E. Bagley, ...........     1997     $ 18,000     $ -0-     $ -0-     $ -0-
 President, C.E.O ..........     1996          -0-       -0-       -0-       -0-
                                 1995          -0-       -0-       -0-       -0-

Principal Shareholders

         The following table sets forth information, to the best knowledge of TSRG as of September 29, 1998, with respect to each person known by TSRG to own beneficially more than 5% of the outstanding TSRG Common Stock, each director and all directors and officers as a group.

                                                                                       Percent of Class(1)
                                                                                       -------------------
Name and Address                                 Amount and Nature of        Before           After
of Beneficial Owner                                   Beneficial Ownership  Offering         Offering
-------------------                                   --------------------              ------------------
Loren E. Bagley * .............................       104,894(2)(5)           4.9%              1.3%
210 Second Street
St. Marys, WV 26170

William F. Woodburn * .........................       112,027(3)(5)           5.2%              1.4%
210 Second Street
St. Marys, WV 26170

John B. Sims * ................................        13,807(4)              0.6%               .2%
210 Second Street
St. Marys, WV 26170

Karla Spencer .................................       148,944                 7.0%              1.8%
P.O. Box 24
Alma, WV 26320

Boulder Investments Capital, S.A ..............       236,312                11.1%              2.9%
c/o LaFirma deMarc M. Harris, S.A .............
25 De Mayo 530 Piso 7
1002 Buenos Aires Arg .........................

Corporate Relations Group .....................       350,000                16.4%              4.3%
1947 Lee Road
Winterpark, FL 32789

All directors and executive ...................       230,728                10.82%             2.8%
officers as a group
(4 persons in group)

------------------------------------
*  Director and/or executive officer

Note: Unless otherwise indicated in the footnotes below, TSRG has been advised that each person above has sole voting power over the shares indicated above.

(1) Based upon 2,138,450 shares of common stock outstanding on August 1, 1997 as adjusted to reflect the one (1) share for four(4) shares reverse stock split effected June 5, 1998, but does not include any shares of Common Stock to be issued pursuant to the Merger.
(2) Includes 31,250 shares of common stock held in the name of Carolyn S. Bagley, wife of Loren E. Bagley, over which Ms. Bagley retains voting power.
(3) Includes 50,000 shares of common stock in the name of Janet L. Woodburn, wife of William F. Woodburn, over which shares Ms. Woodburn retains voting power. Does not include 25,000 shares of common stock owned by Mark D. Woodburn, son of William F. Woodburn, over which shares William F. Woodburn disclaims any voting control.
(4) Includes 13,807 shares of common stock held jointly with Virginia Sims, wife of John B. Sims.
(5) Does not include options to purchase 12,500 shares of common stock each in the name of Loren E. Bagley and William F. Woodburn.

                              CERTAIN TRANSACTIONS

         During the last two fiscal years, there have been no transactions between TSRG and any officer, director, nominee for election as director, or any shareholder owning greater than five percent (5%) of TSRG's outstanding shares, nor any member of the above referenced individuals' immediate family, except as set forth below.

         (a) As of December 31, 1997, TSRG had no related party loans outstanding. Total loan payables as of December 31, 1996 were $605,190. Any loan made to a related party is made at the discretion of and upon approval by the Executive Committee of the Board of Directors. Of such amount, commencing February 1995 through June 1996, members of TSRG's management extended an aggregate of $448,583 in loans to TSRG for the purpose of providing TSRG with working capital.

         (b) Loren E. Bagley is President of Sancho, a principal purchaser of TSRG's natural gas. Mr. Bagley's wife, Carolyn S. Bagley is a director and owner of 66% of the outstanding capital stock of Sancho. Under its contract with Sancho, TSRG has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope in 1988. This agreement is a flexible volume supply agreement whereby TSRG receives the full price which Sancho receives less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon the greater of the residential gas commodity index or the published Inside F.E.R.C. Index, at TSRG's option, for the first 1,500 Mcf purchased per day by Hope and thereafter the price is the Inside F.E.R.C. Index. The residential gas commodity index does not directly fluctuate with the overall price of natural gas. The Inside F.E.R.C. Index fluctuates monthly with the change in the price of natural gas. While such option provides certain price protection for TSRG there can be no assurance that prices paid by TSRG to suppliers will be lower than the price which TSRG would receive under the Hope arrangement. During 1997, TSRG paid Sancho an aggregate of approximately $5,600 pursuant to such 20-year contract.

         (c) On May 7, 1996, TSRG borrowed $100,000 from William Stevenson. Such amount is repayable in one installment of principal and interest of $110,000 on November 7, 1996. Messrs. Bagley, William F. Woodburn and John B. Sims are jointly and severally liable with TSRG for the repayment of such obligation. Such obligation is secured by the pledge of 50,000 shares of Common Stock owned by Mr. Woodburn's wife, Janet L. Woodburn.

         (d) A company owned by an officer of TSRG's former subsidiary, Vulcan Energy Corporation ("Vulcan"), owns the remaining 20% of Vulcan's common stock.

The management company\ is entitled to a management fee of $252,000 per year and 20% of net profits before taxes less 20% of the principal paid to the seller of Vulcan. This 20% net profits interest has had no effect on TSRG's consolidated financial statements because the subsidiary generated net losses through December 31, 1996. Because the operations of Vulcan have been discontinued (see
Note 9 to Financial Statements), management believes that TSRG has no obligation related to this management agreement in future periods.

         TSRG occupies approximately 4,000 square feet of office space in St. Marys, West Virginia, which it shares with its subsidiaries Tyler Construction Company, Inc. and Ritchie County Gathering Systems, Inc. Prior to 1997, the office space was paid for by Sancho and TSRG used the office space rent free. TSRG believes that the foregoing transactions with Sancho were made on terms no less favorable to TSRG than those available from unaffiliated third parties.

         It is TSRG's policy that any future material transactions between it and members of its management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

                            DESCRIPTION OF SECURITIES
Common Stock

         TSRG is authorized to issue 30,000,000 shares of Common Stock, par value $.001 per share, of which 2,384,450 shares are issued and outstanding (post-split as per the TSRG Stock Split) as of the date hereof. All shares of TSRG Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the shareholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the TSRG Board out of funds legally available therefor; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of TSRG. Shareholders of TSRG have no preemptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of Common Stock are fully paid and non-assessable. Additional shares of TSRG Common Stock may be issued without shareholder approval, except as that right is limited as a result of TSRG's listing agreement with The Nasdaq SmallCap Market.

TSRG Convertible Debentures

         In connection with the Merger, TSRG has issued $4,625,400 face value of 8% Secured Convertible Debentures Due March 31, 1999 (the "Debentures"). Interest shall accrue upon the date of issuance until payment in full of the principal sum has been made or duly provided for. Holders of the Debentures shall have the option, at any time, until maturity, to convert the principal amount of their Debenture, or any portion of the principal amount which is at least $10,000, into shares of TSRG Common Stock at a conversion price for each share equal to the lower of (a) seventy percent (70%) of the market price of TSRG Common Stock averaged over the five trading days prior to the date of conversion, or (b) the market price on the issuance date of the Debentures. Any accrued and unpaid interest shall be payable, at the option of TSRG, in cash or in shares of TSRG Common Stock valued at the then effective conversion price.

         Pursuant to the terms of the Debentures, TSRG has agreed to file a registration statement with the Commission to register the shares of TSRG Common Stock into which the Debentures may be converted. Upon effectiveness of the registration statement, the shares of TSRG Common Stock underlying the Debentures, when issued, will be deemed registered securities and will not be restricted as to the resale of such securities. If TSRG fails to file its registration statement within forty-five (45) days from the closing of the Debenture offering, TSRG may be obligated to increase by up to fifteen percent (15%) the number of shares issuable upon conversion to each holder.

TSRG Redeemable Common Stock Purchase Warrants

         In December 1996, TSRG completed the public offering of 146,342 shares of TSRG Common Stock and 1,200,000 Redeemable Common Stock Purchase Warrants (the "Stock Purchase Warrants"). Each Stock Purchase Warrant is exercisable at any time into one share of TSRG Common Stock at the exercise price of $22.56 per share, as adjusted by the reverse stock split effected June 5, 1998, until the expiration date of December 17, 2002. The Stock Purchase Warrants are redeemable by TSRG at a price of $.10 per Stock Purchase Warrant, if the closing bid price of TSRG Common Stock on the Nasdaq SmallCap Market exceeds 140% of the public offering price (or $28.672 as adjusted for the one share for four shares reverse stock split) for the twenty (20) consecutive trading days preceding the notice of redemption. No Stock Purchase Warrant may be exercised unless at the time of exercise there is a current prospectus covering the shares of TSRG Common Stock issuable upon exercise of the Stock Purchase Warrants under an effective registration statement filed with the Commission, and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state of residence of the holder of such Stock Purchase Warrant.

                              PLAN OF DISTRIBUTION

         TSRG will receive none of the proceeds from the sale of Common Stock by the Selling Securityholders. Upon conversion of the remaining balance of Debentures, TSRG will have benefitted from the cessation of its indebtedness represented by the Debentures in the amount of $4,625,400. TSRG will bear all costs relating to the registration of the Common Stock, including legal and filing fees. Such costs are estimated by TSRG to be approximately $50,000.

         This Prospectus relates to not only the offer and sale by Selling Securityholders, but also the issuance of the Common Stock upon the conversion of Debentures by the Selling Securityholders. Selling Securityholders will be able to sell their Common Stock from time to time in any of several ways including, without limitation, one or more market transactions at the prevailing market prices and terms, in negotiated transactions, block sales or individual sales. Sales by Selling Securityholders will be without the payment of any underwriting discounts or commissions, except for usual and customary selling commissions paid to brokers or dealers. Selling Securityholders also may sell such shares of Common Stock from time to time as permissible under Rule 144 promulgated under the Securities Act.

         TSRG does not know for certain how or when Selling Securityholders will choose to make such sales. However, each Selling Securityholder must represent to the Company that he or she currently has no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the Common Stock. Each Selling Securityholder has further represented that no securities selected dealer agreement or similar agreement is intended to be used with respect to the offering and sale of the Common Stock. Also, as currently contemplated, any sale of Common Stock will take place in an ordinary brokerage transaction, without any placement or other agent and for normal and customary brokerage fees and/or commissions.

         This Prospectus also relates to the offer and sale of 1,000,000 shares of Common Stock directly by TSRG. TSRG has not entered into any underwriting agreement or other arrangement for the offer and sale of the 1,000,000 shares. It is anticipated that TSRG will offer these shares to the public at such time as the prevailing market conditions are considered favorable. There is no assurance that any of the 1,000,000 shares will be sold or that TSRG will realize any proceeds from the offering.

                             SELLING SECURITYHOLDERS

         On September 10, 1998, TSRG completed the offering of $4,625,400 face value 8% Secured Convertible Debentures Due March 31, 1999. Holders of the Debentures have the option, at any time, until maturity, to convert the principal amount of their Debenture, or any portion of the principal amount which is at least $10,000, into shares of TSRG Common Stock. The conversion price for each share shall be equal to the lower of (a) seventy percent (70%) of the market price of TSRG Common Stock averaged over the five trading days prior to the date of conversion, or (b) the market price on the issuance date of the Debentures. The Debenture offering was not registered under the Securities Act, and therefore the Debentures and underlying shares of Common Stock are deemed "restricted securities."

         As a provision of the offering of Debentures, TSRG agreed to file a registration statement with the Commission for the purpose of registering the shares of Common Stock into which the Debentures are convertible. This Prospectus, which is part of TSRG's registration statement, relates to the offer of Common Stock by the Selling Securityholders into the public market. All expenses associated with the sale of shares of Common Stock by the Selling Securityholders will be paid by the Selling Securityholders.

         Upon conversion of the Debentures into Common Stock and registration and resale of such Common Stock, Selling Securityholders' shares will be free of the restrictions other than restrictions under the Securities Act with respect to persons who may be deemed to be affiliates of TSRG.

         The Selling Securityholders may sell their respective shares of Common Stock directly through broker-dealers acting as agents for them, or to broker-dealers who may purchase shares as principal and thereafter sell the shares from time to time in negotiated transactions or otherwise. Such broker-dealer, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions.

         The Selling Securityholders, broker-dealers and any other persons, if any, acting in connection with such sale of the shares of Common Stock, might be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission received by them or discounts or concessions allowed to such persons, and any profits received on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         The securities covered by, this Prospectus with respect to the Selling Securityholders may in the future also be sold under Rule 144 instead of under this Prospectus. Rule 144 provides an exception from registration for the resale of securities by persons other than the issuer after the securities have been held by persons for at least one (1) year from original issuance, and such securities are sold in strict compliance with Rule 144 requirements and maximum number of shares requirements. TSRG will not receive any portion of the proceeds of the securities sold by the Selling Securityholders. There is no assurance that the Selling Securityholders will sell any or all or the securities offered hereby.

         The Selling Securityholders have been advised by TSRG that during the time each is engaged in distribution of the securities covered by this Prospectus, each must comply with Rule 10b-5 and Regulation M under the Exchange Act, and pursuant thereto: (i) each must not engage in any stabilization activity in connection with TSRG's securities; (ii) each must furnish each broker through which securities covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii) each must not bid for or purchase any securities of TSRG or attempt to induce any person to purchase any of TSRG's securities other than as permitted under the Exchange Act. Any Selling Securityholders who may be "affiliated purchasers" of TSRG as defined in Regulation M, have been further advised that pursuant to Securities Exchange Act Release 34-38067 (December 20, 1996), they must coordinate their sales under this Prospectus with each other and TSRG for purposes of Regulation M.

         The following table sets forth as of the date hereof, certain information regarding the beneficial ownership of TSRG's Common Stock, or the right to convert Debentures into Common Stock, by each Selling Securityholder. Except as otherwise noted, the persons shown in the table have sole voting and investment power with respect to the securities. These Selling Securityholders are presented together in this table for convenience of presentation only.

                                                                               Percent of
                                                                              Common Stock
                                        Dollar Amount        Number of           After
Name                                  of Debenture Owned  Common Shares(1)     Offering(2)
----
Robin J. & Bernadine F. Abel Trust         $ 20,000           21,769               (3)
Arab Commerce Bank ...............          100,000          108,844              1.3%
Balmour Funds ....................          375,000          408,164              5.0%
CA Opportunidad S.A ..............          100,000          108,844              1.3%
Salvatore R. Cerruto .............           15,000           16,327               (3)
Chesterfield Capital Resources ...          500,000          544,218              6.7%
Cile Investment Ltd. .............           60,000           65,307               (3)
Congregation Beth Mordecai .......          100,000          108,844              1.3%
James F. Cool ....................          150,000          163,266              2.0%
Dayan International Corp. ........           50,000           54,422               (3)
George DeMakos ...................            7,000            7,620               (3)
Charles D. Devine, MD ............           40,000           43,538               (3)
Jimmy Dean Dowda .................           25,000           27,211               (3)
Edwards Capital ..................           24,000           26,123               (3)
Emil Investments Ltd. ............          200,000          217,688              2.4%
Steve Guarino ....................           25,000           27,211               (3)
Robert D. Hall ...................           20,000           21,769               (3)
Bob A. Havemeister ...............           30,000           32,654               (3)
Hyett Capital ....................           20,000           21,769               (3)
Fern Kohn ........................           50,000           54,422               (3)
David Lair & Barbara Frazier .....           10,000           10,885               (3)
Lampton, Inc. ....................          150,000          163,266              2.0%
Jon Lane .........................           50,000           54,422               (3)
Fred Lenz ........................           35,000           38,096               (3)
Michael M. Louis .................           25,000           27,211               (3)
James S. Lumberry ................           20,000           21,769               (3)
Dave Mallen ......................           20,000           21,769               (3)
Douglas Nagel ....................          400,000          435,375              4.9%
Nostradamus S.A ..................          200,000          217,688              2.4%
Olympus Capital, Inc. ............          145,000          157,824              1.8%
Paril Holding ....................          200,000          217,688              2.4%
Phoenix Capital ..................           50,000           54,422               (3)
Roland Outar .....................           10,000           10,885               (3)
Austost Anstalt Schaan ...........          375,000          408,164              4.6%
Barry Seidman ....................          500,000          544,218              6.7%
James Skaldo .....................          144,500          157,279              1.9%
South County Investors ...........           60,000           65,307               (3)
Soverign Capital .................           20,000           21,769               (3)
Roger Tichenor ...................           18,900           20,572               (3)
Dominick Vicari ..................           25,000           27,211               (3)
Roberto Veitia ...................           66,000           71,837               (3)
Visual Company ...................          100,000          108,844              1.3%
Ronnie Williams Jr ...............           15,000           16,327               (3)
Ronnie Williams Sr ...............           50,000           54,422               (3)
Fred Zaytoun .....................           25,000           27,211               (3)
                                            -------          -------
            Totals                      $ 4,625,400        5,034,471

(1) Based on conversion of Debentures at the conversion price of $.91875 per share which is 70% of the price of TSRG Common Stock of $3.125 on September 28, 1998.

(2) Computations of percentages does not include approximately 6,415,350 shares of Common Stock issuable pursuant to the Merger, shares issuable upon exercise of various warrants and stock options held by certain individuals at various prices, additional shares of Common Stock that may be issued upon conversion of certain other convertible securities that are either presently outstanding or may be issued in the future, but does include the additional 1,000,000 shares offered by the Company which are the subject of this Prospectus. See "Description of Securities", and "Risk Factors - Dilution."
(3)      Percentage is less than 1%.

                        SHARES ELIGIBLE FOR FUTURE SALES

         The 6,415,350 shares of TSRG Common Stock issued pursuant to the Merger will be freely tradeable without restriction or further registration under the Securities Act, except for any TSRG Common Stock held by an "affiliate" (as defined under the Securities Act) of TSRG. As of the date hereof, 379,672 shares of TSRG Common Stock held by TSRG's current shareholders constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and may be sold only pursuant to an effective registration statement under the Securities Act or an applicable exemption, including an exemption under Rule 144.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned "restricted securities" (defined generally as shares acquired from the issuer or an affiliate in a non-public transaction) for at least one year, as well as any person who purchases unrestricted shares in the open market who may be deemed an "affiliate" of the issuer, is entitled to sell, within any three-month period, a number of shares of TSRG Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares, or (ii) the average weekly trading volume in the shares during the four calendar weeks preceding each such sale. A person who is not deemed to be an "affiliate" of TSRG and has not been an affiliate for at least three months, and who has held restricted shares for at least two years would be entitled to sell such shares without regard to the volume limitations described above. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Sales of substantial amounts of restricted shares, or the perception that such sales may occur, could adversely affect prevailing market prices for TSRG Common Stock.

         Beginning 90 days from the date of this Prospectus, in addition to the 6,415,350 shares issued pursuant to the Merger and 931,802 tradeable shares of Common Stock outstanding prior to the Merger, approximately 496,506 shares of TSRG Common Stock deemed restricted securities are eligible to be sold under Rule 144 of the Securities Act, subject to the volume and other restrictions of Rule 144. An additional 722,642 shares are deemed restricted securities and will not be eligible for sale under Rule 144 for approximately ten months. Also, shares issued upon conversion of the Debentures and subject to an effective registration statement will immediately be tradeable in the public market, unless held by an affiliate of TSRG. Based on the $4,625,400 value of Debentures sold and based on the price of TSRG Common Stock of $1.3125 per share on September 28, 1998 (Debentures are convertible at 70% of the then current market price), approximately 5,034,471 additional shares may be issued upon the conversion of the Convertible Debentures. If the price of TSRG Common Stock declines, additional shares may be issued upon the conversion of the Convertible Debentures. It must be emphasized that holders of the Debentures are entitled to convert their holdings into TSRG Common Stock at a conversion price for each share equal to the lower of 70% of the market price of TSRG Common Stock averaged over the five trading days prior to the date of conversion, or the market price on the issuance date of the Debentures. Thus, upon conversion from the Debentures, holders of TSRG Common Stock will have an acquisition price at a discount from the prevailing market price and could immediately sell their shares at a profit.

         TSRG further intends to offer up to 1,000,000 shares of Common Stock subject to this prospectus at a future time at the discretion of the TSRG Board. These shares, if offered and sold pursuant to an effective registration statement, will immediately be available for trading in the public market.

         There can be no predictions of the effect, if any, that sales of TSRG Common Stock under Rule 144, the issuance of shares upon conversion of the Debentures, or the offering of additional TSRG Common Stock for sale will have on the market price prevailing from time to time. Sales of substantial amounts of TSRG Common Stock pursuant to Rule 144 or of shares acquired upon conversion of Debentures could subsequently adversely affect the market price of TSRG Common Stock.

         The transfer agent and registrar for TSRG Common Stock is Interstate Transfer Company, 874 East 5900 South, Suite 101, Salt Lake City, Utah 84107.

                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the shares of TSRG Common Stock to be issued in the Merger will be passed upon by Leonard E. Neilson, Attorney at Law. Mr. Neilson is the beneficial owner of 750 shares of TSRG Common Stock.

                                     EXPERTS

         The financial statements and schedule of TSRG for the years ended December 31, 1997 and 1996 included in this Prospectus and in the Registration Statement, have been audited by Jones, Jensen and Company, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports. Financial statements for the period ended March 31, 1998 included herewith have not been audited and were prepared by TSRG.

         The financial statements and schedule of NGT for the years ended December 31, 1997 and 1996 included in this Prospectus and in the Registration Statement, have been audited by Jones Jensen & Company, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

             SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

         The Nevada Revised Statues provide for indemnification by a corporation of costs incurred by directors, employees and agents in connection with an action, suit or proceeding brought by reason of their position as a director, employee or agent. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation.

         TSRG's Articles of Incorporation obligate TSRG to indemnify its directors and officers to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling TSRG pursuant to the foregoing provisions, TSRG has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                               TRANS ENERGY, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1997

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board of Directors
Trans Energy, Inc.
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheet of Trans Energy, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Trans Energy, Inc. and subsidiaries as of December 31, 1997 and the consolidated results of their operations and their cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has generated significant losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Jones, Jensen & Company
Salt Lake City, Utah
March 25, 1998

                               TRANS ENERGY, INC.
                           Consolidated Balance Sheet


                                     ASSETS
                                     ------

                                                      December 31,
                                                          1997
                                                 -----------------
CURRENT ASSETS

  Cash                                           $         185,881
  Accounts receivable                                      175,161
  Prepaid and other current assets                           1,441
                                                 -----------------

     Total Current Assets                                  362,483
                                                 -----------------
PROPERTY AND EQUIPMENT (Note 2)

  Vehicles                                                  94,589
  Machinery and equipment                                   10,092
  Pipelines                                              2,231,308
  Well equipment                                           271,882
  Wells                                                  3,850,429
  Leasehold acreage                                        597,221
  Accumulated depreciation                              (1,742,136)
                                                 -----------------

     Total Fixed Assets                                  5,313,385
                                                 -----------------
OTHER ASSETS

  Loan acquisition costs                                     4,733
                                                 -----------------
     Total Other Assets                                      4,733
                                                 -----------------
   TOTAL ASSETS                                  $       5,680,601
                                                 =================

        The accompanying notes are an integral part of these consolidated financial statements.



                               TRANS ENERGY, INC.
                     Consolidated Balance Sheet (Continued)


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                                   December 31,
                                                                                      1997
CURRENT LIABILITIES                                                           -----------------

  Accounts payable - trade                                                    $       1,250,017
  Accrued expenses                                                                       72,195
  Salaries payable                                                                       64,602
  Notes payable - current portion (Note 3)                                              898,098
                                                                              -----------------

     Total Current Liabilities                                                        2,284,912
                                                                              -----------------
NET LIABILITIES IN EXCESS OF ASSETS OF
 DISCONTINUED OPERATIONS (Note 9)                                                       340,821
                                                                              -----------------

LONG-TERM LIABILITIES

  Notes payable (Note 3)                                                                792,387
                                                                              -----------------

     Total Long-Term Liabilities                                                        792,387
                                                                              -----------------
     Total Liabilities                                                                3,418,120
                                                                              -----------------
MINORITY INTERESTS                                                                      250,000
                                                                              -----------------
COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY (Note 6)

  Common Stock:  30,000,000 shares authorized  at $0.001 par value;
   5,663,215 shares issued and outstanding                                                5,663
  Capital in excess of par value                                                     10,746,979
  Accumulated deficit                                                                (8,740,161)
                                                                              -----------------

     Total Stockholders' Equity                                                       2,012,481
                                                                              -----------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $       5,680,601
                                                                              =================

        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                      Consolidated Statements of Operations

                                                           For the Years Ended
                                                               December 31,
                                                    ----------------------------------
                                                        1997               1996
                                                    --------------    ---------------
OIL AND GAS SALES                                   $    1,115,037    $     1,236,740
                                                    --------------    ---------------

COSTS AND EXPENSES

  Cost of oil and gas                                      748,757            787,136
  Salaries and wages                                       203,940            104,078
  Depreciation, depletion and amortization                 325,206            165,830
  Selling, general and administrative                    1,453,954            803,810
                                                    --------------    ---------------

     Total Costs and Expenses                            2,731,857          1,860,854
                                                    --------------    ---------------

LOSS FROM CONTINUING OPERATIONS                         (1,616,820)          (624,114)
                                                    --------------    ---------------

OTHER INCOME (EXPENSE)

  Other income                                              10,229                 73
  Interest expense                                        (281,867)        (1,276,465)
  Gain (loss) on disposition of assets                       1,500            (50,000)
  Bad debt expense                                        (100,000)           (16,000)
                                                    --------------    ---------------

     Total Other Income (Expense)                         (370,138)        (1,342,392)
                                                    --------------    ---------------

NET LOSS FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES AND MINORITY INTERESTS                    (1,986,958)        (1,966,506)
                                                    --------------    ---------------

INCOME TAXES (Note 1)                                       -                  -
                                                    --------------    ---------------

NET LOSS FROM CONTINUING OPERATIONS BEFORE
 MINORITY INTERESTS                                     (1,986,958)        (1,966,506)

NET LOSS FROM DISCONTINUED OPERATIONS (Note 9)             (42,492)        (1,711,877)
                                                    --------------    ---------------

NET LOSS BEFORE MINORITY INTERESTS                      (2,029,450)        (3,678,383)

MINORITY INTERESTS                                          -                  39,393
                                                    --------------    ---------------

NET LOSS                                            $   (2,029,450)   $    (3,638,990)
                                                    ==============    ===============

NET LOSS PER SHARE

  Continuing operations                             $        (0.44)   $         (0.59)
  Discontinued operations                                   -                   (0.53)
                                                    --------------    ---------------

                                                    $        (0.44)   $         (1.12)
                                                    ==============    ===============

        The accompanying notes are an integral part of these consolidated financial statements.


                               TRANS ENERGY, INC.
                 Consolidated Statements of Stockholders' Equity



                                              Common Shares         Capital in
                                       -------------------------    Excess of      Accumulated
                                        Shares           Amount     Par Value        Deficit
                                        ------           ------     ---------        -------

Balance, December 31, 1995            3,174,122   $      3,174   $  5,629,734    $ (3,071,721)

Common stock issued for
 debenture at $0.90 per share ..         55,555             56         49,944            --

Common stock issued for
 services at $2.67 per share              9,000              9         23,991            --

Common stock warrants
 issued                                    --             --          774,000            --

Cancellation of common
 stock options issued for
 services                                  --             --         (275,000)           --

Shareholder loans contributed
 to capital                                --             --          250,000            --

Issuance of common stock for
 cash at $5.36 per share                585,366            585      3,137,415            --

Common stock offering costs                --             --         (663,451)           --

Net loss for the year ended
 December 31, 1996                         --             --             --        (3,638,990)
                                   ------------   ------------   ------------    ------------

Balance, December 31, 1996            3,824,043          3,824      8,926,633      (6,710,711)

Common stock issued for services
 at $1.41 per share                     350,000            350        491,837            --

Common stock issued for cash
 at $0.96 per share                   1,489,172          1,489      1,428,511            --

Contribution of capital by
 shareholders                              --             --           49,998            --

Common stock offering costs                --             --         (150,000)           --

Net loss for the year ended
 December 31, 1997                         --             --             --        (2,029,450)
                                   ------------   ------------   ------------    ------------

Balance, December 31, 1997            5,663,215   $      5,663   $ 10,746,979    $ (8,740,161)
                                   ============   ============   ============    ============

        The accompanying notes are an integral part of these consolidated financial statements.



                               TRANS ENERGY, INC.
                      Consolidated Statements of Cash Flows


                                                                   For the Years Ended
                                                                       December 31,
                                                                   -------------------
                                                                   1997           1996
                                                                   ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                    $(2,029,450)   $(3,638,990)
  Adjustments to Reconcile Net Loss to Cash
   Provided by Operating Activities:
    Depreciation and depletion                                    325,206        165,830
    Minority interest                                             250,000        (39,393)
    (Gain) loss on disposition of assets                           (1,500)        50,000
    Bad debt expense                                              100,000         16,000
    Common stock issued for services                              492,837         24,000
    Stock options canceled for services not performed                --         (275,000)
    Loss on discontinued operations                              (477,896)     1,190,800
  Changes in Operating Assets and Liabilities:
    Decrease (increase) in accounts receivable                    (39,404)       (73,290)
    Decrease (increase) in prepaid and other current assets        58,160        (59,601)
    Decrease (increase) in deposits                                  --              355
    Decrease (increase) in loan acquisition costs                    --          876,065
    Increase (decrease) in accounts payable and
     accrued expenses                                             721,716        243,223
                                                              -----------    -----------

       Cash Provided (Used) by Operating Activities              (600,331)    (1,520,001)
                                                              -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Expenditures for property and equipment                        (918,685)      (152,206)
                                                              -----------    -----------

       Cash Provided (Used) by Investing Activities           $  (918,685)   $  (152,206)
                                                              -----------    -----------

        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                Consolidated Statements of Cash Flows (Continued)


                                                           For the Years Ended
                                                               December 31,
                                                      --------------------------
                                                           1997          1996
CASH FLOWS FROM FINANCING ACTIVITIES:                 -----------    -----------

  Principal payments on related party advances       $  (605,190)   $      --
  Proceeds from sale of common stock                   1,429,350      3,138,000
  Payment of deferred offering costs                        --         (388,451)
  Proceeds from related party advances                      --          204,110
  Principal payments on notes payable                   (211,109)      (899,606)
  Proceeds from notes payable                            610,000        100,000
                                                     -----------    -----------

      Cash Provided (Used) by Financing Activities     1,223,051      2,154,053
                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH                         (295,965)       481,846

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                      481,846           --
                                                     -----------    -----------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                        $   185,881    $   481,846
                                                     ===========    ===========

CASH PAID FOR:

  Interest                                           $   279,525    $   184,381
  Income taxes                                       $      --      $      --

NON-CASH FINANCING ACTIVITIES:

  Common stock issued for services                   $   492,837    $    24,000
  Stock options issued (cancelled) for services      $      --      $  (275,000)
  Conversion of debentures to equity                 $      --      $    50,000
  Common stock warrants                              $      --      $   774,000
  Shareholder loans contributed to capital           $    49,998    $   250,000


        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 1 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               a. Organization

               The Company was originally incorporated in the State of Idaho on January 16, 1964. On January 11, 1988, the Company changed its name to Apple Corporation. In 1988, the Company acquired oil and gas leases and other assets from Ben's Run Oil Company (a Virginia limited partnership) and has since engaged in the business of oil and gas production.

               On November 5, 1993, the Board of Directors caused to be incorporated in the State of Nevada, a new corporation by the name iof Trans Energy, Inc., with the specific intent of effecting a merger between Trans Energy, Inc. of Nevada and Apple Corp. of Idaho, for the sole purpose of changing the domicile of the Company to the State of Nevada. On November 15, 1993, Apple Corp. and the newly formed Trans Energy, Inc. executed a merger agreement whereby the shareholders of Apple Corp. exchanged all of their issued and outstanding shares of common stock for an equal number of shares of Trans Energy, Inc. common stock. Trans Energy, Inc. was the surviving corporation and Apple Corp. was dissolved.

               On August 7, 1995, the Company purchased 80 percent of the issued and outstanding stock of Vulcan Energy Corporation (Vulcan), a Texas corporation, for $1,100,000 including the assumption of $300,000 in debt for a customer of Vulcan. Vulcan was located in the State of Texas and was engaged in the oil gathering and marketing business. In March 1997, the Company decided to cease the operations of Vulcan. Accordingly, the results of operations along with the net liabilities of Vulcan have been reflected as discontinued operations in the accompanying consolidated financial statements. See Note 9 for further discussion.

               b. Accounting Method

               The Company's consolidated financial statements are prepared using the accrual method of accounting. The successful efforts method of accounting is used for oil and gas exploration and production activities which states that total net capitalized costs, as a minimum test, may not exceed future undiscounted net cash flows. In any period that total net capitalized costs exceed future undiscounted net cash flows, the excess will be charged to current operations. The Company has elected a calendar year end.

               c. Net Loss per Share of Common Stock

               The net loss per share of common stock is based on the weighted average number of shares issued and outstanding at the date of the consolidated financial statements. Only primary net loss per share of common stock is disclosed in the accompanying consolidated statements of operations as fully diluted loss per share is anti-dilutive.

               d. Provision for Taxes

               At December 31, 1997, the Company had net operating loss carryforwards of approximately $8,740,000 that may be offset against future taxable income through 2012. No tax benefit has been reported in the consolidated financial statements, because the potential tax benefits of the net operating loss carryforwards is offset by a valuation allowance of the same amount.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 1 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               e. Cash Equivalents

               The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

               f. Principles of Consolidation

               The consolidated financial statements include the Company and its wholly owned subsidiary, Ritchie County Gathering Systems, Inc., its 65% owned subsidiary, Tyler Construction Company, Inc. and its 50% owned and now discontinued subsidiary, Sundance, LLC. All significant intercompany accounts and transactions have been eliminated.

               g. Presentation

               Certain 1996 balances have been reclassified to conform to the presentation of the 1997 consolidated financial statements.

               h. Depreciation

               Fixed assets are stated at cost. Depreciation on vehicles, pipelines, machinery, equipment and well equipment is provided using the straight line method over expected useful lives of five to fifteen years. Wells are being depreciated using the units-of-production method on the basis of total estimated units of proved reserves.

               i. Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -       PROPERTY AND EQUIPMENT

               The Company acquired oil and gas leases from Ben's Run Oil Company (a Virginia limited partnership) in 1988 along with other assets and liabilities in exchange for shares of the Company's common stock. The assets were recorded at predecessor cost since the former owners of Ben's Run Oil Company became the controlling shareholders of the Company. The assets acquired had been fully amortized or depreciated. Therefore, they were recorded at a cost of $0.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996

NOTE 2 -       PROPERTY AND EQUIPMENT (Continued)

               In January of 1989 the Company acquired interests in oil and gas producing properties from Black Petroleum Corporation (Black). In exchange for the interests acquired, the Company paid $100,000 cash, 160,790 shares of common stock and assumed certain liabilities of Black. The value of the stock issued was based on the estimated fair market value of the properties acquired less cash paid and liabilities assumed. The purchase price for oil and gas properties totaled $2,015,109.

               On November 15, 1994, the Company acquired six oil and gas wells at a cost of $1,082,222 and other equipment totaling $8,710 in exchange for shares of the Company's common stock. All assets were recorded at their market value (which was approximately the same as book value) at the time of acquisition based on the purchase method of accounting.

               Based upon the reserve estimates, depletion and depreciation on these properties and the related equipment is computed under the units-of-production method as required by generally accepted accounting principles. In 1994 and 1993, the Company refurbished a number of wells. In 1995, the Company obtained a reserve study which showed that the oil and gas reserves are higher than originally reported because the fix-up work allowed the producing wells to produce greater quantities and put some non-productive wells into production.

               During 1994, the Company purchased leasehold acreage in Ohio known as Rose Run for $287,000. The acreage was purchased from shareholders of the Company in part for forgiveness of receivables from those shareholders.


                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 3 -       LONG-TERM DEBT

               The Company had the following debt obligations at December 31, 1997:

Calhoun  County  Bank,  secured  by oil and gas  well  interests, payable in monthly  installments of $1,859 including interest at variable rates, (lender's base rate of 9.75% as of December 31,
 1997), matures April 12, 1999                                                $    22,354

Calhoun  County  Bank,  secured  by oil and gas  well  interests, payable in monthly  installments  of $269 including  interest at variable rates,  (lender's base rate of 9.75% as of December 31,
 1997), matures
 April 12, 1999                                                                     4,072

Calhoun  County  Bank,  secured  by oil and gas  well  interests, payable in monthly  installments of $1,300 including interest at variable rates,  (lender's base rate of 9.75% as of December 31,
 1997), matures
 April 12, 1999                                                                    30,133

New York Life, secured by cash value in policy, interest payable
 annually at 7.25% interest rate                                                   21,800

First National Bank of St. Marys, $9,244 payable monthly, 12.5%
 interest rate, secured by equipment                                              592,979

Union Bank of Tyler County, interest at 11.5% due quarterly,
 renewable, due on demand, secured by equipment                                    19,756

Note due private company, principal and interest of $163 payable
 monthly, interest rate of 10.75%, secured by vehicle                               1,573

Bank of Paden City, interest payable quarterly, prime +2%, due
 on demand, secured by officers personal assets                                   268,234

Note payable to an individual, due on demand, bearing interest at
 9.75%, unsecured                                                                 292,078

Bank of Paden City, secured by vehicles, various maturity dates,
 principal and interest due monthly at 9.25% to 10.25%                             28,779

Note due to a private individual, due November 7, 1996 with interest
 at 20%, unsecured                                                                100,000

Note due to an  individual,  due  August  1999 with  interest  at
 7.50%, requiring monthly payments of $3,000, secured by personal guarantee
 of officer                                                                       250,232

Note due to an individual, due on demand with interest at 7.00%, unsecured         58,495
                                                                              -----------

     Total                                                                      1,690,485

     Less Current Portion                                                        (898,098)
                                                                              -----------
     Total Long-Term Debt                                                     $   792,387
                                                                              ===========


                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 3 -       LONG-TERM DEBT (Continued)

               Future maturities of long-term debt are as follows:

                       1997                             $          898,098
                       1998                                        279,273
                       1999                                         53,167
                       2000                                         56,586
                       2001                                         62,346
                       2002 and thereafter                         341,015
                                                        ------------------

                                     Total              $        1,690,485
                                                        ==================

NOTE 4 -       RELATED PARTY TRANSACTIONS

               a. Management Agreement

               A company owned by an officer of the Company's subsidiary, Vulcan Energy Corporation (Vulcan), owns the remaining 20% of Vulcan's common stock. The management company is entitled to a management fee of $252,000 per year and 20% of net profits before taxes less 20% of the principal paid to the seller of Vulcan. This 20% net profits interest has had no effect on the Company's consolidated financial statements since the subsidiary has generated net losses through December 31, 1996. Since the operations of Vulcan Energy have been discontinued (see Note 9), management believes that the Company has no obligation related to this management agreement as of December 31, 1996 or in future periods.

NOTE 5 -       ECONOMIC DEPENDENCE AND MAJOR CUSTOMERS

               The Company's marketing arrangement with Sancho accounted for approximately 47% of the Company's revenue for the year ended December 31, 1997. This marketing agreement is in effect until December 1, 2003. Another customer also generated sales in excess of 10% of the Company's total sales. Sales to this customer made up approximately 49% of net revenues in 1997.

NOTE 6 -       COMMON STOCK, OPTIONS AND WARRANTS

               On January 15, 1995, the Company issued 100,000 shares of its common stock to a consultant for services rendered. The shares were valued at $1.50 per share which was the average trading price when issued.

               On October 1, 1995, the Company issued an option to a consultant to purchase 100,000 shares of its common stock at $0.001 per share. The option was valued at the difference between the exercise price and the trading price of the shares. Accordingly, the Company incurred $275,000 of consulting fees in 1995. On March 29, 1996, the consultant returned the option for cancellation. The option was not exercised and was cancelled without consideration, therefore the cancellation was accounted for as a decrease of capital in excess of par value and the related asset during 1996.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 6 -       COMMON STOCK, OPTIONS AND WARRANTS (Continued)

               During 1995, debentures having a total face value of $45,000 were converted into 50,000 shares of the Company's common stock, valued at $0.90 per share. Remaining debentures with a total face value of $50,000 were converted into 55,555 shares of the Company's common stock in 1996, also valued at $0.90 per share. As an incentive to the debenture holders for extending the due date of the debentures due on December 31, 1995, they were given the right to receive the number of post-split shares they were to have received pre-split. The value of the additional shares issued, $202,032, has been recorded as loan costs and amortized over the period until the debentures were converted in 1996.

               The Company also received $5,000 during December of 1995 for the purchase of 500,000 bridge warrants at $0.01 per warrant. The bridge warrants were valued at the average trading price when issued and expensed during the year ended December 31, 1995 in the amount of $1,345,000. The bridge warrants are convertible into 1 share of common stock at $0.50 per share for up to eighteen months. With the completion of the public offering discussed below, the $0.50 common stock conversion option of the bridge warrants terminated and the bridge warrants automatically converted into 2 redeemable warrants exercisable at 110% of the offering price. The Company issued 48,750 additional stock warrants as compensation for the sale of the bridge warrants which were later surrendered to the Company for no consideration.

               The Company issued an additional 300,000 bridge warrants in March 1996 in conjunction with the completion of a $600,000 bridge financing. The Company issued 30,000 additional bridge warrants in conjunction for the sale of bridge units containing the unsecured notes and bridge warrants which were later returned to the Company for no consideration. These bridge warrants were exercisable for 18 months from the date of issuance and entitled the holder thereof to purchase 1 share of common stock at $0.50 per share. The bridge warrants were valued at the average trading price when issue and were being amortized to interest expense over 12 months. With the completion of the public offering discussed below, the $0.50 common stock conversion option of these bridge warrants terminated and the bridge warrants converted into 2 redeemable warrants exercisable at 110% of the offering price. Accordingly, the remaining unamortized portion was expensed at December 31, 1996.

               The Company issued 9,000 shares of common stock during 1996 to an individual as compensation for services rendered totaling $24,000 representing a per share price of $2.67 which approximated the fair market value of the shares on the date they were authorized to be issued.

               In December 1996, the Company completed a public offering of its common stock issuing 585,366 shares while receiving total proceeds of $3,138,000 or $5.36 per share. Related costs associated with this offering totalled $663,451 which has been charged to capital in excess of par value in the accompanying consolidated financial statements.

               In September 1996, two officers, directors and shareholders of the Company agreed to a reduction in amounts payable to them by the Company totaling $250,000 which have previously been accounted for as advances from related parties. This amount has been contributed to capital in excess of par value in the accompanying consolidated financial statements.

               In 1997, the Company completed the sale of 8% cumulative convertible debentures due March 25, 2000, netting cash proceeds to the Company of $1,430,000. The terms of the convertible debentures enable the holder to convert the debentures into common stock of the Company at any time after 45 days at a price based on a percentage of the quoted market price depending on when the debentures are converted. The debentures were converted to 1,489,172 shares of common stock in 1997.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 7 -       COMMITMENTS AND CONTINGENCIES

               Several vendors of Vulcan Energy, Inc., the discontinued operation, have filed legal action against Vulcan Energy and the Company alleging breach of contract and non-payment of outstanding obligations. Those vendors are also seeking other damages and assessments. The Company has included in the net liabilities of the discontinued operations of Vulcan Energy, amounts which they believe are owing to those vendors. These actions are still in the discovery stage and the Company is attempting to negotiate settlements with those vendors. The Company believes that the amounts accrued in the accompanying consolidated financial statements are adequate to satisfy these claims.

               A former officer of Vulcan Energy has filed suit against the Company, its officers and directors and Vulcan Energy, asserting a claim against these parties based upon a breach of contract and fraud in connection with his employment with Vulcan Energy. The parties to this action have filed response vigorously contesting the allegations and have filed a countersuit to this action. Management believes that the Company and the ultimate outcome of these actions and their possible effects on the consolidated financial statements cannot be readily determined.

               The Company pays $1,400 per month for leased office space which is on a month-to-month basis.

NOTE 8 -       GOING CONCERN

               The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred cumulative operating losses through December 31, 1997, and has a working capital deficit at December 31, 1997. Revenues have not been sufficient to cover its operating costs and to allow it to continue as a going concern. During 1995, the Company purchased an 80% equity ownership of Vulcan Energy Corporation, replaced management and recapitalized Vulcan Energy with a $200,000 working capital infusion. However, the Company discontinued the operations of Vulcan Energy during 1997, incurring a substantial loss from discontinued operations. Management believes that despite the discontinued operations of Vulcan Energy and recurring operating losses, the potential proceeds from the sale of common stock, other contemplated debt and equity financing, and increases in operating revenues from new development and the merger with Natural Gas Technologies will enable the Company to continue as a going concern. (See also Notes 10 and 11)

NOTE 9 -       VULCAN ENERGY, INC. - DISCONTINUED OPERATIONS

               In March 1997, the Company discontinued the operations of Vulcan Energy, Inc., its 80% owned subsidiary. Accordingly, net liabilities in excess of assets, totaling $340,821, have been reflected separately in the accompanying consolidated balance sheet as of December 31, 1997. The net operating loss of Vulcan Energy, Inc. for the year ended December 31, 1996 amounting to $1,711,877 has been reflected separately in the accompanying consolidated statements of operations and include estimated losses on disposition of Vulcan Energy, Inc.

NOTE 10 -      JOINT VENTURE

               The Company has entered into a joint venture with Natural Gas Technologies, Inc. (NGT) to form Sundance Producers, LLC. This joint venture will be engaged in oil and gas production activities in Wyoming.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                           December 31, 1997 and 1996


NOTE 11 -      SUBSEQUENT EVENTS

               Acquisition of Subsidiary
               -------------------------

               The Company has entered into a plan and agreement of merger with Natural Gas Technologies, Inc. (NGT). It is expected that this merger will qualify as a tax free reorganization within the meaning of Section 368(9)(1)(A) of the Internal Revenue Code. The merger is expected to be accomplished by way of exchanging 100% of the issued and outstanding NGT common stock and NGT series 1994-B preferred stock for fully registered shares of common stock of the Company at the exchange ratio. The exchange ratio will be 2.785 shares of the Companys common stock for one share of NGT common or preferred stock. It is intended that the shareholders of NGT will own 75% of the issued and outstanding shares of the Company immediately after the exchange.

               Acquisition of Leasehold Interest
               ---------------------------------

               The Company has entered into a purchase and sale agreement with GCRL Energy Ltd. wherein the Company will pay $3,325,000 for leasehold interests located in Wyoming and for Seismic data associated with those leasehold interests.

                               TRANS ENERGY, INC.
                      S.F.A.S. 69 Supplemental Disclosures
                           December 31, 1997 and 1996
                                   (Unaudited)


S.F.A.S. 69  SUPPLEMENTAL DISCLOSURES


               (1)          Capitalized Costs Relating to
                        Oil and Gas Producing Activities

                                                              December 31,
                                                      -------------------------
                                                        1997               1996
                                                      -----------   -----------

Proved oil and gas producing properties and related
 lease and well equipment                             $ 4,122,311   $ 3,799,387
Accumulated depreciation and depletion                   (433,799)     (407,934)
                                                      -----------   -----------

Net Capitalized Costs                                 $ 3,688,512   $ 3,391,453
                                                      ===========   ===========


               (2)     Costs Incurred in Oil and Gas Property
              Acquisition, Exploration, and Development Activities


                                                        For the Years Ended
                                                            December 31,
                                                    ---------------------------
                                                       1997              1996
                                                    -----------      -----------
Acquisition of Properties
   Proved                                             $ 65,000         $    --
   Unproved                                            573,479              --
Exploration Costs                                      164,900              --
Development Costs                                      280,206              --


               The Company does not have any investments accounted for by the equity method.

               (3)         Results of Operations for
                              Producing Activities


                                                            For the Year Ended
                                                                December 31,
                                                            1997          1996
                                                        -----------  -----------
Sales                                                    $ 390,922    $ 452,183

Production costs                                          (120,190)    (115,112)
Depreciation and depletion                                 (25,865)     (13,916)
                                                         ---------    ---------

Results of operations for producing activities
 (excluding corporate overhead and interest costs)       $ 244,867    $ 323,155
                                                         =========    =========

                               TRANS ENERGY, INC.
                      S.F.A.S. 69 Supplemental Disclosures
                           December 31, 1997 and 1996
                                   (Unaudited)


S.F.A.S.  69 SUPPLEMENTAL DISCLOSURES (CONTINUED)

               (4)          Reserve Quantity Information

                                                          Oil          Gas
                                                          BBL          MCF
                                                     ----------    ----------
Balance, December 31, 1996                              196,343     1,677,359

  Production                                             (1,343)     (125,210)
  Purchased and developed                                15,870       229,167
                                                     ----------    ----------

Balance, December 31, 1997                              210,870     1,781,316
                                                     ==========    ==========

Proved developed reserves:
                                                          Oil          Gas
                                                          BBL          MCF
                                                     ----------    ----------
  Beginning of the year 1997                            196,343     1,677,359
  End of the year 1997                                  210,870     1,781,316

  Beginning of the year 1996                            199,070     1,789,654
  End of the year 1996                                  196,343     1,677,359


               During 1996, 1995, 1992, 1991 and 1990, the Company had reserve studies and estimates prepared on its various properties. The difficulties and uncertainties involved in estimating proved oil and gas reserves makes comparisons between companies difficult. Estimation of reserve quantities is subject to wide fluctuations because it is dependent on judgmental interpretation of geological and geophysical data.

                               TRANS ENERGY, INC.
                      S.F.A.S. 69 Supplemental Disclosures
                           December 31, 1997 and 1996
                                   (Unaudited)

S.F.A.S.  69 SUPPLEMENTAL DISCLOSURES (CONTINUED)

               (5)       Standardized Measure of Discounted
                        Future Net Cash Flows Relating to
                           Proved Oil and Gas Reserves

                              At December 31, 1996

                                                                   Trans Energy
                                                                       and
                                                                  Subsidiaries
                                                              -----------------
Future cash inflows                                                $ 17,638,619
Future production and development costs                              (6,332,264)
                                                                   ------------
Future net inflows before income taxes                               11,306,355
Future income tax expense                                            (3,844,161)
                                                                   ------------
Future net cash flows                                                 7,462,194
10% annual discount for estimated timing of cash flows               (3,850,492)
                                                                   ------------

Standardized measure of discounted future net cash flows           $  3,611,702
                                                                   ============

               Future income taxes were determined by applying the statutory income tax rate to future pre-tax net cash flow relating to proved reserves.

                                                    At December 31, 1997

                                                                   Trans Energy
                                                                       and
                                                                  Subsidiaries
                                                              -----------------
Future cash inflows                                                $ 17,407,048
Future production and development costs                              (6,249,130)
                                                                   ------------
Future net inflows before income taxes                               11,157,918
Future income tax expense                                            (3,793,693)
                                                                   ------------
Future net cash flows                                                 7,364,225
10% annual discount for estimated timing of cash flows               (3,829,397)
                                                                   ------------

Standardized measure of discounted future net cash flows           $  3,534,828
                                                                   ============

               The following schedule summarizes changes in the standardized measure of discounted future net cash flow relating to proved oil and gas reserves:

                                                         For the Years Ended
                                                            December 31,
                                                    ---------------------------
                                                         1997            1996
                                                    -----------     -----------
Standardized measure, beginning of year             $ 3,611,702     $ 4,063,885
Oil and gas sales, net of production costs             (390,922)       (452,183)
Sales of mineral in place                                  --              --
Quantity estimates made                                 314,048            --
                                                    -----------     -----------

Standardized measure, end of year                   $ 3,534,828     $ 3,611,702
                                                    ===========     ===========

                               TRANS ENERGY, INC.
                      S.F.A.S. 69 Supplemental Disclosures
                           December 31, 1997 and 1996
                                   (Unaudited)


S.F.A.S.  69 SUPPLEMENTAL DISCLOSURES (CONTINUED)

               The above schedules relating to proved oil and gas reserves, standardized measure of discounted future net cash flows and changes in the standardized measure of discounted future net cash flows have their foundation in engineering estimates of future net revenues that are derived from proved reserves and with the assumption of current pricing and current costs of production for oil and gas produces in future periods. These reserve estimates are made from evaluations conducted by independent geologists, of such properties and will be periodically reviewed based upon updated geological and production date. Estimates of proved reserves are inherently imprecise. The above standardized measure does not include any restoration costs due to the fact the Company does not own the land.

               Subsequent development and production of the Company's reserves will necessitate revising the present estimates. In addition, information provided in the above schedules does not provide definitive information as the results of any particular year but, rather, helps explain and demonstrate the impact of major factors affecting the Company's oil and gas producing activities. Therefore, the Company suggests that all of the aforementioned factors concerning assumptions and concepts should be taken into consideration when reviewing and analyzing this information.

                               TRANS ENERGY, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30,1998

                                   (Unaudited)

                               TRANS ENERGY, INC.
                           Consolidated Balance Sheets


                                       ASSETS
                                       ------

                                                 June 30,          December 31,
                                                  1998                1997
                                               -----------        -----------
                                               (Unaudited)
CURRENT ASSETS

   Cash                                   $           -       $       185,881
   Accounts receivable                             64,686             175,161
   Prepaid and other current assets                   -                 1,441
                                               -----------        -----------

     Total Current Assets                          64,686             362,483
                                               -----------        -----------

PROPERTY AND EQUIPMENT

   Vehicles                                        94,589              94,589
   Machinery and equipment                         10,092              10,092
   Pipelines                                    2,231,308           2,231,308
   Well equipment                                 271,895             271,882
   Wells                                        6,941,955           3,850,429
   Leasehold acreage                              767,500             597,221
   Accumulated depreciation                    (1,823,397)         (1,742,136)
                                               -----------        -----------

     Total Fixed Assets                         8,493,942           5,313,385
                                               -----------        -----------

OTHER ASSETS

   Note receivable - other                        100,002                 -
   Deposits                                         1,508                 -
   Prepaid promotion expenses                   1,061,628                 -
   Loan acquisition costs                       2,706,898               4,733
                                               -----------        -----------

     Total Other Assets                         3,870,036               4,733
                                               -----------        -----------

     TOTAL ASSETS                         $    12,428,664     $     5,680,601
                                          =    ==========     =     =========


        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                     Consolidated Balance Sheets (Continued)


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                         June 30,       December 31,
                                                           1998             1997
                                                       -----------      -----------
                                                       (Unaudited)
CURRENT LIABILITIES

   Cash overdraft                                      $    16,133   $      --
   Accounts payable - trade                              1,396,788     1,250,017
   Accrued expenses                                        432,037        72,195
   Salaries payable                                           --          64,602
   Notes payable - current portion                          25,313       898,098
   Debentures payable                                    4,625,400          --
                                                       -----------   -----------

     Total Current Liabilities                           6,495,671     2,284,912
                                                       -----------   -----------

NET LIABILITIES IN EXCESS OF ASSETS OF
 DISCONTINUED OPERATIONS                                   340,821       340,821
                                                       -----------   -----------

LONG-TERM LIABILITIES

   Notes payable                                         1,744,441       792,387
                                                       -----------   -----------

     Total Long-Term Liabilities                         1,744,441       792,387
                                                       -----------   -----------

     Total Liabilities                                   8,580,933     3,418,120
                                                       -----------   -----------

MINORITY INTERESTS                                            --         250,000
                                                       -----------   -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

   Common stock: 30,000,000 shares authorized at
    $0.001 par value; 2,138,450 and 1,415,808 shares
    issued and outstanding, respectively                     2,139         1,416
   Capital in excess of par value                       12,867,963    10,751,226
   Accumulated deficit                                  (9,022,371)   (8,740,161)
                                                       -----------   -----------

     Total Stockholders' Equity                          3,847,731     2,012,481
                                                       -----------   -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $12,428,664   $ 5,680,601
                                                       ===========   ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                      Consolidated Statements of Operations
                                   (Unaudited)


                                               For the Six Months            For the Three Months
                                                Ended June 30,                  Ended June 30,
                                         ----------------------------   ---------------------------
                                             1998            1997           1998           1997
                                         ------------   -------------   ------------   ------------
REVENUES

   Oil and gas sales                      $   473,006    $   543,550    $   266,768    $   272,834
                                         ------------   -------------   ------------   ------------

     Total Revenues                           473,006        543,550        266,768        272,834
                                         ------------   -------------   ------------   ------------

COSTS AND EXPENSES

   Cost of oil and gas                        303,076        248,265        160,433        157,095
   Salaries and wages                          58,596        130,386         26,802         99,635
   Depreciation and amortization               81,261        176,352         40,629        142,788
   Selling, general and administrative        412,097        621,484        271,480        519,933
                                         ------------   -------------   ------------   ------------

     Total Costs and Expenses                 855,030      1,176,487        499,344        919,451
                                         ------------   -------------   ------------   ------------

     Net Income (Loss) from
      Operations                             (382,024)      (632,937)      (232,576)      (646,617)
                                         ------------   -------------   ------------   ------------

OTHER INCOME (EXPENSE)

   Gain on sale of assets                     239,129           --          239,129           --
   Bad debt expense                              --         (100,000)          --         (100,000)
   Interest income                                459         10,155             59          8,510
   Interest expense                          (139,774)      (181,167)       (74,449)      (144,852)
                                         ------------   -------------   ------------   ------------

     Total Other Income (Expense)              99,814       (271,012)       164,739       (236,342)
                                         ------------   -------------   ------------   ------------

NET LOSS BEFORE INCOME TAXES
 AND MINORITY INTERESTS                      (282,210)      (903,949)       (67,837)      (882,959)
                                         ------------   -------------   ------------   ------------

INCOME TAXES                                     --             --             --             --
                                         ------------   -------------   ------------   ------------

NET LOSS BEFORE  MINORITY
 INTERESTS                                   (282,210)      (903,949)       (67,837)      (882,959)

MINORITY INTERESTS                               --             --             --             --
                                         ------------   -------------   ------------   ------------

NET LOSS                                  $  (282,210)   $  (903,949)   $   (67,837)   $  (882,959)
                                         ============   =============   ============   ============

PRIMARY LOSS PER SHARE

NET LOSS                                  $     (0.16)   $     (0.88)   $     (0.14)   $     (0.84)
                                         ============   =============   ============   ============

FULLY DILUTED LOSS PER SHARE              $     (0.16)   $     (0.88)   $     (0.14)   $    (0.84)
                                         ============   =============   ============   ============


        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                 Consolidated Statements of Stockholders' Equity


                                                                       Capital in
                                                 Common Shares          Excess of      Accumulated
                                             Shares        Amount       Par Value        Deficit
                                          ------------  ------------  ------------    ------------

Balance, December 31, 1996                   956,015   $        956   $  8,929,501    $ (6,710,711)

Common stock issued for services
 at $5.64 per share                           87,500             88        492,099            --

Common stock issued for cash
 at $3.84 per share                          372,293            372      1,429,628            --

Contribution of capital by
 shareholders                                   --             --           49,998            --

Common stock offering costs                     --             --         (150,000)           --

Net loss for the year ended
 December 31, 1997                              --             --             --        (2,029,450)
                                          ------------  ------------  ------------    ------------

Balance, December 31, 1997                 1,415,808          1,416     10,751,226      (8,740,161)

Common stock issued for well costs
 at $4.00 per share (unaudited)               12,500             13         49,987            --

Contribution of capital by
 shareholders (unaudited)                       --             --          208,210            --

Common stock issued for cash at
 $1.31 per share (unaudited)                 236,312            236        310,514            --

Common stock issued for services
 at $3.61 per share (unaudited)              473,830            474      1,548,026            --

Net loss for the six months ended
 June 30, 1998 (unaudited)                      --             --             --          (282,210)
                                          ------------  ------------  ------------    ------------

Balance, June 30, 1998 (unaudited)         2,138,450   $      2,139   $ 12,867,963    $ (9,022,371)
                                          ============  ============  ============    ============

        The accompanying notes are an integral part of these consolidated financial statements.

                                                  TRANS ENERGY, INC.
                                         Consolidated Statements of Cash Flows
                                                      (Unaudited)


                                                        For the Six Months           For the Three Months
                                                         Ended June 30,                 Ended June 30,
                                                   ---------------------------   ---------------------------
                                                       1998           1997           1998            1997
                                                   ------------   ------------   ------------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                       $  (282,210)   $  (903,949)   $   (67,837)   $  (882,959)
   Adjustments to reconcile net loss to
    cash provided by operating activities:
     Depreciation, depletion and
       amortization                                    81,261        176,352         40,629        142,788
     Minority interest                                   --             --             --             --
     Common stock issued for services               1,548,500        171,875      1,548,500        171,875
   Changes in operating assets and liabilities:
     Decrease (increase) in accounts
       receivable                                      10,473         61,237        (23,313)       (16,676)
     Decrease (increase) in prepaid
      expenses                                     (1,061,695)        59,601     (1,061,695)        59,601
     Decrease (increase) in loan
      acquisition costs                            (2,702,165)          --       (2,702,165)          --
     Increase (decrease) in accounts
      payable and accrued expenses                    666,354        495,882        230,294        598,883
     Increase (decrease) in interest
      payable                                            --           (9,154)          --             --
                                                   ------------   ------------   ------------   ------------

       Cash Provided (Used) by
        Operating Activities                       (1,739,482)        51,844     (2,035,587)        73,512
                                                   ------------   ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Proceeds from sale of property                    (259,129)          --         (259,129)          --
   Expenditures for property and
    equipment                                      (3,202,689)      (798,336)    (2,281,280)      (727,816)
                                                   ------------   ------------   ------------   ------------

       Cash Provided (Used) by
        Investing Activities                       (3,461,818)      (798,336)    (2,540,409)      (727,816)
                                                   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from debentures                         4,625,400           --        4,096,525           --
   Borrowings of long-term debt                       259,208      1,312,700        259,208        100,000
   Repayment to related parties                          --         (410,541)          --         (101,962)
   Common stock issued for cash                       310,750           --          310,750           --
   Principal payments on long-term debt              (179,939)      (154,064)       (90,487)       (47,323)
                                                   ------------   ------------   ------------   ------------

     Cash Provided (Used) by
        Investing Activities                        5,015,419        748,095      4,575,996        (49,285)
                                                   ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN CASH                      (185,881)         1,603           --         (703,589)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                                  185,881        481,846           --        1,187,038
                                                   ------------   ------------   ------------   ------------

CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                    $      --      $   483,449    $      --      $   483,449
                                                   ============   ============   ============   ============

        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)


                                           For the Six Months         For the Three Months
                                             Ended June 30,              Ended June 30,
                                       ------------------------    ----------------------
                                          1998          1997          1998        1997
                                       ----------    ----------    ----------  ----------

CASH PAID FOR:

   Interest                             $  139,774   $  181,167   $   74,449   $  144,852
   Income taxes                         $     --     $     --     $     --     $     --

NON-CASH FINANCING ACTIVITIES:

   Common stock issued for services     $1,548,500   $  171,875   $1,548,500   $  171,875
   Conversion of debentures to equity   $     --     $  500,000   $     --     $  500,000
   Common stock issued for well costs   $   50,000   $     --     $     --     $     --


        The accompanying notes are an integral part of these consolidated financial statements.

                               TRANS ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                       June 30, 1998 and December 31, 1997


NOTE 1 -      CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

              The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1998 and for all periods presented have been made.

              Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with general accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1997 audited consolidated financial statements. The results of operations for the periods ended June 30, 1998 and 1997 are not necessarily indicative of the operating results for the full year.

                         NATURAL GAS TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                        March 31, 1998 and April 30, 1997

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board of Directors
Natural Gas Technologies, Inc. and Subsidiary
Dallas, Texas

We have audited the accompanying consolidated balance sheet of Natural Gas Technologies, Inc. and Subsidiary as of March 31, 1998 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the eleven months then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Natural Gas Technologies, Inc. and Subsidiary as of March 31, 1998, and the results of their operations and their cash flows for the eleven months then ended, in conformity with generally accepted accounting principles.



Jones, Jensen & Company
Salt Lake City, Utah
July 21, 1998

                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                           Consolidated Balance Sheet


                                     ASSETS
                                     ------

                                                                     March 31,
                                                                      1998
                                                                  ----------
CURRENT ASSETS

   Cash                                                           $   14,261
   Accounts receivable                                                17,712
   Notes receivable - related parties (Note 4)                       101,467
                                                                  ----------

     Total Current Assets                                            133,440
                                                                  ----------
FIXED ASSETS

   Oil and gas properties (full cost method) (Notes 1, 6 and 7)    4,675,193
   Other fixed assets                                                 65,466
   Accumulated depreciation and depletion                           (330,623)
                                                                  ----------

     Total Fixed Assets                                            4,410,036
                                                                  ----------
OTHER ASSETS

   Investments in joint ventures                                     190,500
   Investment in stock (Note 2)                                       14,464
   Other assets                                                        3,113
                                                                  ----------

     Total Other Assets                                              208,077
                                                                  ----------
     TOTAL ASSETS                                                 $4,751,553
                                                                  ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                     Consolidated Balance Sheet (Continued)


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                     March 31,
                                                                       1998
                                                                   ------------
CURRENT LIABILITIES

   Accounts payable (Note 4)                                       $    278,295
   Accrued interest                                                      68,081
   Current portion of note payable (Note 14)                              5,746
                                                                   ------------

     Total Current Liabilities                                          352,122
                                                                   ------------
NOTE PAYABLE (Note 14)                                                   19,934
                                                                   ------------

     TOTAL LIABILITIES                                                  372,056
                                                                   ------------
REDEEMABLE PREFERRED STOCK, SERIES 1994-A
 $4.00 PAR VALUE (500,000 SHARES AUTHORIZED,
 7,097 OUTSTANDING) (Note 9)                                             28,388
                                                                   ------------

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                               --
                                                                   ------------
STOCKHOLDERS' EQUITY

   Preferred stock, Series 1994-B $4.00 par value
    (500,000 shares authorized, 66,360 outstanding)                     265,440
   Common stock, $0.001 par value (10,000,000
    shares authorized, 5,878,200 outstanding)                             5,878
   Additional paid-in capital                                        10,261,358
   Deferred services (net of amortization of $17,500)                  (160,000)
   Receivable for stock issued to officers                               (9,000)
   Accumulated deficit                                               (6,012,567)
                                                                   ------------

     Total Stockholders' Equity                                       4,351,109
                                                                   ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  4,751,553
                                                                   ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.


                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                      Consolidated Statements of Operations


                                                                  For the
                                                                Eleven Months   For the
                                                                   Ended      Year Ended
                                                                 March 31,     April 30,
                                                                   1998          1997
                                                              -----------    -----------
REVENUES

   Oil and gas revenues                                       $   287,833    $   100,987
   Other Income                                                    68,208              5
                                                              -----------    -----------

     Total Revenues                                               356,041        100,992
                                                              -----------    -----------

EXPENSES

   Production expenses and taxes                                  442,963        103,646
   Depreciation, depletion and amortization                       245,266         43,176
   Professional fees                                              229,799         44,816
   Consulting fees                                                125,000        115,000
   Personnel costs                                                220,753           --
   Rent                                                            27,646          7,249
   Business promotion                                               6,551          1,015
   Director fees                                                     --           20,833
   Taxes                                                           22,803          3,658
   Travel                                                          39,866          7,610
   Other expenses                                                  48,098          9,896
   Write-down of oil and gas for ceiling test                   3,076,790           --
   Minority interest in loss of consolidated subsidiary              --           (6,573)
                                                              -----------    -----------

     Total Expenses                                             4,485,535        350,326
                                                              -----------    -----------

LOSS FROM OPERATIONS                                           (4,129,494)      (249,334)
                                                              -----------    -----------

OTHER INCOME (EXPENSES)

   Interest income                                                  7,929            715
   Interest expense                                              (405,049)       (58,486)
   Loss on impairment of assets                                  (386,800)          --
   Loss on debt extinguishment                                   (222,780)          --
                                                              -----------    -----------

     Total Other Income (Expense)                              (1,006,700)       (57,771)
                                                              -----------    -----------

NET LOSS                                                       (5,136,194)      (307,105)

   Less unpaid preferred stock dividend claims for the year        (9,199)        (9,604)
                                                              -----------    -----------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                  $(5,145,393)   $  (316,709)
                                                              ===========    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                Consolidated Statements of Operations (Continued)


                                                            For the
                                                        Eleven Months   For the
                                                             Ended    Year Ended
                                                           March 31,   April 30,
                                                             1998         1997
                                                             ----         ----
LOSS PER SHARE
     Primary                                              $  (1.18)  $  (0.11)
     Primary, attributable to common shares               $  (1.18)  $  (0.11)

     Fully diluted                                        $  (1.16)  $  (0.10)
     Fully diluted, attributable to common shares         $  (1.16)  $  (0.11)



              The accompanying notes are an integral part of these
                       consolidated financial statements.




                  NATURAL GAS TECHNOLOGIES, INC. AND SUBSIDIARY
                           Consolidated Statements of
                 Stockholders' Equity For the Eleven Months and
                   the Year Ended March 31, 1998 and April 30,
                                      1997


                                           Preferred Stock
                                           ---------------
                                 Series 1994-A       Series 1994-B          Common Stock        Additional  Deferred
                                 -------------       -------------          ------------          Paid-In   Services &   Accumulated
                               Shares    Amount     Shares     Amount    Shares     Amount        Capital     Other        Deficit
                               ------    ------     ------     ------    ------     ------        -------     -----        -------
 Balance, April 30, 1996          9,597   $ 38,388   210,736   $ 842,944  2,805,014  $ 2,806   $   940,139   $     --    $ (569,268)

Stock issued for:
  Cash                            --         --        --          --      225,000      225     1,574,775     (159,000)        --
  Deferred promotional
    services                      --         --        --          --      200,000      200       159,800     (160,000)        --
  Oil and gas interests           --         --        --          --      120,000      120       628,862         --           --
  Stock of Interior Energy, Inc.  --         --        --          --      370,000      370       272,217         --           --
  Patent license                  --         --      50,000     200,000    100,000      100       199,900         --           --
Conversion of preferred to
 common                           --         --    (194,376)   (777,504)   194,376      193       777,311         --
Net (loss)                        --         --        --          --         --       --            --           --       (307,105)
                               ------     --------  --------   --------- ----------  -------   -----------  -----------  -----------

Balances, April 30, 1997         9,597     38,388    66,360     265,440  4,014,390    4,014     4,553,004     (319,000)    (876,373)

Stock issued for:
  Cash                            --         --        --          --      239,524      240     1,484,760         --           --
  Related party liabilities       --         --        --          --    1,614,286    1,614     3,728,578      150,000         --
  Options issued to related
   party for properties           --         --        --          --         --       --         425,026         --           --
  Management services             --         --        --          --       10,000       10        69,990         --           --
  Repurchase of shares          (2,500)   (10,000)     --          --         --       --            --           --           --
Net (loss)                        --         --        --          --         --       --            --           --     (5,136,194)
                               ------     --------  --------   --------- ----------  -------   -----------  -----------  -----------

Balances, March 31, 1998         7,097   $ 28,388    66,360   $ 265,440  5,878,200  $ 5,878   $10,261,358   $ (169,000) $(6,012,567)
                               ======     ========  ========   ========= ==========  =======   ===========  ===========  ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.


                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                      Consolidated Statements of Cash Flows


                                                              For the
                                                           Eleven Months    For the
                                                              Ended        Year Ended
                                                            March 31,       April 30,
                                                              1998           1997
                                                          -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                               $(5,136,194)   $  (307,105)
   Adjustments to reconcile net loss to net
    cash provided (used) by operating activities:
     Depreciation, depletion and amortization                 245,266         43,176
     Stock issued for services                                 70,000        100,833
     Stock issued for payables and accrued interest           692,120           --
     Amortization of note payable discount                       --           14,838
     Loss on impairment and sales of assets                   691,373           --
     Write-down of oil and gas for ceiling test             1,472,313           --
   (Increase) decrease in:
     Accounts receivable                                      (14,305)        (3,407)
     Other assets                                                --           (3,049)
   Increase (decrease) in:
     Accounts payable                                         (12,740)       252,826
     Accrued interest                                          27,972         40,029
     Minority interests                                          --           28,427
                                                          -----------    -----------

       Net Cash Provided (Used) by Operating Activities    (1,964,195)       166,568
                                                          -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Payments for oil and gas assets                         (1,697,558)      (726,286)
   Purchase of furniture and equipment                        (65,466)          --
   Investment in joint venture                               (190,500)          --
   Proceeds from sale of oil and gas interest               1,500,000           --
   Goodwill acquired in Lyric Energy acquisition                 --         (100,000)
                                                          -----------    -----------

       Net Cash (Used) by Investing Activities               (453,524)      (826,286)
                                                          -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from issuance of stock                          1,485,000      1,416,000
   Repurchase of preferred shares                             (10,000)          --
   Loans and advances from related party                      320,000         80,203
   Note receivable from related party                        (101,467)          --
   Note payable proceeds                                       25,684           --
   Note payments                                             (103,962)       (20,266)
                                                          -----------    -----------

       Net Cash Provided by Financing Activities          $ 1,615,255    $ 1,475,937
                                                          -----------    -----------

              The accompanying notes are an integral part of these
                       consolidated financial statements.



                   NATURAL GAS TECHNOLOGIES, INC. & SUBSIDIARY
                      Statements of Cash Flows (Continued)


                                                             For the
                                                          Eleven Months    For the
                                                              Ended       Year Ended
                                                           March 31,       April 30,
                                                             1998            1997
                                                         -----------    -----------
INCREASE (DECREASE) IN CASH FOR PERIOD                   $  (802,464)   $   816,219

CASH AT BEGINNING OF PERIOD                                  816,725            506
                                                         -----------    -----------

CASH AT END OF PERIOD                                    $    14,261    $   816,725
                                                         ===========    ===========

CASH PAID FOR:

   Interest                                              $   188,653    $     2,525
   Income taxes                                          $      --      $      --

NON-CASH FINANCING ACTIVITIES:

   Professional services                                 $    70,000    $      --
   Prepaid professional services                         $      --      $   160,000
   Oil and gas properties                                $      --      $   628,982
   Reduction of accounts, notes and interest payable
     net of transfer price for Lyric Energy, Inc.        $ 3,630,192    $      --
   Acquisition if Interior Energy, Inc.                  $      --      $    49,997
   Acquisition of patent license and related equipment   $      --      $   400,000
   Options issued for oil and gas properties             $   425,026    $      --


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


GENERAL Natural Gas Technologies, Inc. (NGT or "the Company) was incorporated on April 26, 1993 and began operations in June 1993. NGT acquired interests in various oil and gas properties in February and June 1994 and has been active in this industry since then. The nature of the oil and gas industry lends itself to uncertainties and risks. During the year ended April 1997, the Company acquired oil and gas properties with significant reserves. (See Note 6.)

                In April 1997, NGT acquired 100% ownership of Interior Energy, Inc. (IEI) and ownership of 81% of Lyric Energy, Inc. (Lyric). During February 1998, the Company sold its interest in Lyric to an officer and director for $150,000. IEI is consolidated with the Company in the presentation of its financial statements.

NOTE 1 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                The accounting and reporting policies of NGT conform with generally accepted accounting principles and to general practices within the oil and gas industry. Policies that materially affect the determination of financial position, changes in financial position, and results of operations are summarized as follows:

                Consolidation
                -------------

                The accompanying consolidated financial statements include the accounts of the Company and its subsidiary, IEI. Intercompany transactions and balances have been eliminated in consolidation.

                Federal Income Taxes
                --------------------

                For Federal income tax purposes, NGT reports its operations on the accrual basis of accounting. Depreciation is calculated using the MACRS percentages. First year expensing under Section 179 is utilized when it is available and has been determined to be advantageous. NGT files a consolidated tax return with IEI.

                Statement No. 109 (SFAS 109) "Accounting for Income Taxes" requires that a liability approach to providing for deferred taxes be used. That is, deferred taxes must be recorded for all temporary differences between the book and tax bases of assets and liabilities. (See Note 11.)

                Oil and Gas Properties
                ----------------------

                The Company records its oil and gas producing activities under the full cost method of accounting, and accordingly, capitalizes all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded until the proceeds from dispositions exceed the company's basis in the full cost pool.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Oil and Gas Properties (continued)
              ----------------------------------

              Depletion and amortization are computed on a composite units-of-production method based on estimated proved reserves. All leasehold, equipment, and intangible costs associated with oil and gas properties are currently included in the base for computation and amortization unless the property has not been evaluated and no estimated reserves have been included for the property in the Company's total reserves. The Company's reserves were reviewed and estimated by a registered petroleum engineer. Included in these properties reviewed by the engineer were significant acquisitions during the current year. All of the Company's reserves are located within the United States.

              Loss per Share
              --------------

              Primary loss per share is computed on the basis of weighted average number of common shares actually outstanding. Fully diluted loss per share are computed based on the increased number of shares that would be outstanding assuming that preferred shares outstanding at the first of the year were converted at the first of the year. Preferred shares issued during the year are assumed to be converted on the date of issuance.

              The following table presents a reconciliation of the weighted average number of shares actually outstanding with the number of shares used in the computation of fully diluted loss per share:


                                                                                  March 31,          April 30,
                                                                                   1998                1997
                                                                             ----------------    ---------------
              Primary
                  Weighted average number of shares actually
                  outstanding                                                       4,356,055          2,860,393
                                                                             ================    ===============

              Fully diluted
                  Weighted average number of shares actually
                    outstanding                                                     4,356,055          2,860,393
                  Preferred shares                                                     74,167             76,917
                                                                             ----------------    ---------------

                                                                                    4,430,222          2,937,310
                                                                             ================    ===============

              At the end of each of the years presented, the Company had contractually or otherwise committed to issue common and/or preferred shares but the stock certificates had not actually been issued. These shares have been included as issued in the outstanding shares presented in the balance sheet and the statement of changes in stockholders' equity. They have also been included in weighted average earnings per share as of the effective date of the agreement rather than the date certificates were ultimately issued.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Cash and Cash Flows
              -------------------

              The Company considers cash to be its only cash equivalent for purposes of presenting its Statement of Cash Flows. The Company had cash at two banks at April 30, 1997. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. On occasion throughout the year, the Company's cash balances exceeded the insured amount.

              Amortization
              ------------

              The Company is also amortizing organization costs on the straight-line method over five years and through September 1997 was amortizing the cost of a patent license (discussed further at Note 8.)

              Use of Estimates
              ----------------

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              Environmental Issues
              --------------------

              The oil and gas industry is regulated in Texas by the Texas Railroad Commission (RRC) and Texas Natural Resources Conservation Commission. Leases are operated under permits from the RRC. Failure to comply with regulations could result in interruption or termination of the operations. Additionally, upon cessation of use, the wells require plugging and sit cleanup. Costs of voluntary termination and remediation have been estimated to be insignificant on a well by well basis and are expected to be recorded as incurred.

              Advertising Costs
              -----------------

              All advertising costs are expensed as incurred.

              Fiscal Year End
              ---------------

              The Company has changed its fiscal year end to March 31, accordingly, the financial statements reflect the operations and cash flows for the eleven months then ended.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 2 -      INVESTMENTS IN STOCK AND ACQUISITIONS OF SUBSIDIARIES

              In 1994, NGT acquired approximately 2% of the outstanding shares of Wagman Petroleum, Inc. (WPI) from urelated parties in exchange for NGT common shares. As discussed at Note 4, WPI is considered a related party. WPI is not a subsidiary. There is no market for these shares. Their value has been determined based on an estimate of the future value of WPI at the time of acquisition. The Company intends to hold this investment for the foreseeable future.

              In April 1997, the Company acquired 81.25% of the outstanding shares of Lyric Energy, Inc. This entity was a consolidated subsidiary at April 30, 1997. During February 1998, the Company sold its interest in Lyric to Brent Wagman (the Company's president) for $150,000.

              On April 1, 1997, NGT acquired 100% of the outstanding shares of Interior Energy, Inc. (IEI). NGT acquired IEI subject to a note payable to third parties for $3,000,000 that arose from the purchase of interests in certain oil and gas leases. As part of the purchase, NGT assumed full liability for the balance of the note.

NOTE 3 -      STOCK TRANSACTIONS

              During the year ended April 1995, NGT authorized 1,000,000 preferred shares and designated it as Series 1994-A (Preferred ) and Series 1994-B (Preferred B). Both of these series have a 9.25% cumulative annual dividend. Preferred A shares are convertible to common shares on a 1.1 for 1 basis and may be called by the Company at five cents per share if the trading price of the common shares exceeds $7 for twenty consecutive trading days. They are also subject to a mandatory redemption at par five years from the effective date of issuance. Preferred B shares automatically convert to common on a one-for-one basis if the trading price of the common shares exceeds $5 per share for ten consecutive trading days. All of the outstanding preferred shares became convertible at the option of the holder at May 1, 1996. (See Note 15 for subsequent events.)

              In February 1996, NGT entered into an agreement for the provision of public relations, identification of funding sources, merger candidates, etc. services with a third party. These services were to be rendered over a primary period ending in December 1996 with provisions for extensions as approved by both parties. The shares were to be issued on a milestone basis with 200,000 shares issued at the commencement of the agreement. One-half of the original shares were for services to be rendered after April 30, 1996, were recorded as Deferred Services at that date, and have been included in expenses during the year ended April 1997. An additional 200,000 shares were issued during April 1997 in anticipation of meeting additional milestones after the fiscal year end and were reported as Deferred Services at April 30, 1997. Per mutual agreement, these services have been deferred to an undetermined future date and the deferred services remain on the books pending utilization of the services. The remaining 100,000 shares called for under this agreement are to be issued after the achievement of specified events. The agreement calls for all of these shares to be registered in any registration pursued by NGT.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 3 -      STOCK TRANSACTIONS (Continued)

              During the year ended April 1997, the Company issued 225,000 common shares to its directors on the basis of $7 per share. Of the total $1,575,000 to be received, the directors did not pay $150,000 until June 1997, after the year end. Due to the relationship of this receivable to stock issuance, it was presented as an offset in Stockholders' Equity collected. In 1998, $9,000 was similarly receivable for shares which the Company had agreed to issued to a director.

              During the period ended March 31, 1998, the Company has issued 239,524 shares for $1,485,000. The Company also issued 10,000 shares to an individual for management services and 50,000 shares to its president for debt forgiveness. The Company has agreed to issue 50,000 shares to a director for debt forgiveness and a payment of $9,000 and cleared up other related party liabilities totaling $3,630,192 by agreeing to issue 1,600,000 shares.

NOTE 4 -      TRANSACTIONS WITH RELATED PARTIES

              WPI operates essentially all of the properties in which the Company has interests. As operator, WPI incurs expenses for drilling, reworking, and normal lease operating expenses; and then charges them out to the respective interest owners. The Company's president owns approximately 45% of the outstanding stock of WPI and also serves as its president. At March 31, 1998 and April 30, 1997, the Company owed WPI $259,587 and $134,982, respectively, for accounts payable.

              During the year ended April 1997, the Company's directors acquired stock (as discussed at Note 3), loaned funds to the Company, and were reimbursed for business expenses.

              In April 1997, the Company acquired 81.25% of the outstanding shares of Lyric Energy, Inc. This entity was a consolidated subsidiary at April 30, 1997. During February 1998, the Company sold its interest in Lyric to Brent Wagman (the Company's president) for $150,000.

              During the eleven months ended March 31, 1998, the Company loaned $101,467 to Trans Energy, Inc. The Company is presently in the process of completing a merger with Trans Energy, Inc. The notes bear interest at 8%, are due upon demand and are unsecured.

              At March 31, 1998, the Company owed WPI $259,687 which is recorded in accounts payable.

NOTE 5 -      NOTES PAYABLE

              During February 1996, the Company borrowed $35,000 from a bank in order to finance certain reworking expenses. This note bears interest at 10.5% and is due in twenty-four installments of $1,625 per month including interest. The Company gave its interest in the wells being reworked as collateral for this note. This note was paid off during February 1998.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 5 -      NOTES PAYABLE (Continued)

              In April 1997, as part of its acquisition of IEI, the Company assumed liability for a note payable to EXP, Inc. (EXP) with an original face amount of $3,475,000. The note was due March 1, 1998 with no specified payments due prior to maturity although prepayment was allowed. Subsequent to April 1997, EXP assigned the note to Ameritech Petroleum, Inc. (Ameritech). In February 1998, the Company negotiated a deal to issue 1,452,250 common shares to Ameritech as payment in full of this note and certain other liabilities and accrued interest which Ameritech had obtained from EXP. Due to its terms, this note was recorded at its fair value at the time of the acquisition of IEI. This discount was being amortized to interest over the term of the note. Due to early extinguishment of this debt, a loss of $222,780 has been recognized in the current period.

NOTE 6 -      OIL AND GAS PROPERTIES

              The Company's oil and gas interests are all located in Texas. They consist primarily of two leases in Wilbarger County, a field in Runnels County, various small leases mostly in Runnels County, and an undeveloped lease in Crockett County. The bulk of these properties were acquired during the year ended April 1997. During the period ended March 31, 1998, the Company has expanded its interest in the field in Runnels County by paying $200,000 and issuing options to acquire 100,000 shares of common stock, purchased and drilled a lease in Shackleford County, drilled additional wells on the Runnels County field, and reworked the Wilbarger and Runnels County leases. The Company also invested in a joint venture to drill two wells in the Powder River Basin of Wyoming. The first of these wells was a dry hole. The Company and its joint venture partner have delayed drilling the second well and are seeking a buyer for the prospect.

              In December 1997, the Company sold one half of its interest in the Crockett County lease for $1,500,000. In accordance with the full cost accounting method, these proceeds were charged against the full cost pool rather than showing them as a gain on sale of assets.

              The Company hired a petroleum engineer to estimate its reserves as of March 31, 1998. The Crockett County lease was excluded from this analysis. Based on these estimates, the value of the Company's oil and gas assets was written down to the amount supported by a ceiling test calculation. The write-down amounted to $3,076,790.



                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 7 -      PROPERTY AND EQUIPMENT

              Property and  equipment  consisted  of the  following at March 31,
              1998 and April 30, 1997:
                                                                                   March 31,       April 30,
                                                                                   1997               1997
                                                                             ----------------    ---------------
              Oil and gas properties:
                   Leasehold and capitalized IDC                             $      3,307,392    $     4,662,651
                   Lease and well equipment                                         1,367,801            862,270
              Office furniture and equipment                                           65,466             -
              Blending tower                                                           -                  40,000
                                                                             ----------------    ---------------
                                                                                    4,470,659          5,564,921
              Less accumulated depreciation and depletion                            (330,623)           (97,706)
                                                                             ----------------    ---------------

                                                                             $      4,410,036    $     5,467,215
                                                                             ================    ===============

              Depletion totaled $226,959 and $39,127 for the periods ended March 1998 and April 1997, respectively. Depreciation was $5,957 during the period ended March 1998 with none during the year ended April 1997. In addition, due to the decline in oil prices and revisions to estimated reserves, the Company charged off $3,076,790 of oil and gas costs which exceed a ceiling test based on the discounted present value of estimated reserves.

NOTE 8 -      PATENT LICENSE

              During October 1996, the Company acquired a license to a patented blending process for the blending of automobile fuel. The
              acquisition  of  the  license   included   $40,000  of  tanks  and
              equipment.

              During September 1997, it was determined that the vendor did not have clear title to these assets and that the Company would be unable to utilize these assets the future due to circumstances beyond its control. As a result of this determination, these assets were abandoned and a loss was recognized of $386,800. The Company entered into a lawsuit against the vendor to retrieve the shares it had issued for these patent assets.
              (See Note 15 for subsequent events.)

NOTE 9 -      REDEEMABLE PREFERRED STOCK

              As discussed at Note 3, the Company's Preferred A shares carry a mandatory redemption requirement. They must be redeemed at par at the end of five years. Effectively, both preferred stock series may be converted to common stock by the Company upon the attainment of specific circumstances as described at Note 3. In accordance with generally accepted accounting principles, the shares carrying the mandatory redemption feature have been reported separately from stockholders' equity. The redemption date for these shares is July 1, 1999. During the period ended March 31, 1998, the Company repurchased 2,500 Preferred A shares at par plus accumulated dividends. (See Note 15 for subsequent events.)

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


    NOTE 10 - ACCUMULATED DIVIDENDS ON PREFERRED STOCK

              As discussed in Note 3, the Company has issued preferred stock that contains a provision for cumulative dividends at the rate of 9.25%. These dividends have remained undeclared and unpaid since issuance. The amounts accumulated during the periods ended March 31, 1998 and April 30, 1997 totaled $9,199 and $9,604, respectively. Total accumulated unpaid dividends at April 30, 1997 was $32,140. The statement of operations presents net loss available to common shareholders after increasing the actual net loss for the unpaid dividends for the periods.

NOTE 11 -     INCOME TAXES

              Operating loss carryforwards for income tax purposes vary from retained deficit amounts due to differences in the tax treatment of various items. These loss carryforwards which may provide future benefits, expire as shown in the following table:

                                                      Amount of
                     Year of                          Operating Loss
                   Expiration                        Carryforward
                   ----------                   -----------------
                     2009                       $            301,283
                     2010                                    241,814
                     2011                                    220,831
                     2012                                    410,280
                     2013                                  2,280,631
                                                --------------------

                                                $          3,454,839
                                                ====================

           The provision for income tax is as follows:
                                         March 31,           April 30,
                                           1998                  1997
                                   -----------------     -----------------
           Current
                Federal            $          -          $          -
                State                         -                     -
           Deferred
                Federal                   (2,009,757)             (222,455)
                State                       (265,997)              (29,433)
                Less allowance             2,275,754               251,888
                                   -----------------     -----------------

           Total                   $          -          $          -
                                   =================     =================

               A reconciliation of income tax at the statutory rate to the Company's effective rate at March 31, 1998 and April 30, 1997 indicates that the expected statutory rate for each of these years is 0%. The effective tax rate is also 0%.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 11 -      INCOME TAXES (Continued)

               The following temporary differences gave rise to the deferred tax assets and liabilities at March 31, 1998 and April 30, 1997:


                                                                              March 31,              April 30,
                                                                               1998                    1997
                                                                         ----------------      -----------------
               Depletion                                                 $          31,267     $          66,228
               Depreciation                                                       (256,481)                1,370
               Amortization of goodwill on subsidiary
                 acquisition                                                        -                      1,667
               Write-down of oil and gas values                                  3,076,790                -

               The deferred tax asset and liabilities are comprised of the following at March 31, 1998 and April 30, 1997:

                                                              March 31,                         April 30,
                                                                1998                              1997
                                                      ------------------------------------------------------------
                                                      Assets        Liabilities         Assets         Liabilities
                                                      ------        -----------         ------         -----------
               Depreciation and depletion          $     -         $      76,573    $      25,137    $       -
               Goodwill                               1,046,109           -                  614             -
               Net operating losses
                carried forward                       1,174,645           -               226,137            -
                   Less valuation allowance          (2,144,181)          -              (251,888)           -
                                                   ------------    -------------    -------------    ---------
               Gross deferred tax assets
                and liabilities                    $     76,573    $      76,573    $         769    $          769
                                                   ============    =============    =============    ==============

                   Net deferred tax liability                      $      -                          $       -
                                                                   =============                     ==============

               Due to the manner in which future utilization of tax benefits is analyzed under SFAS 109, an allowance for the full amount of the benefits that may arise from operating loss carryforwards has been made and no asset has been recorded as a result at March 31, 1998 and April 30, 1997.

NOTE 12 -      OPERATING LEASE

               On April 1, 1997, the Company leased office space in Addison, Texas and relocated its offices. This lease had an initial term of seventeen months beginning on that date. The lease called for a security deposit of $3,049 and monthly lease payments in advance. Under this lease, rent of $27,646 and $3,049 was included in expenses for the periods ended March 31, 1998 and April 30, 1997, respectively. Minimum future rental payments total $12,197 during the year ended March 31, 1999.

NOTE 13 -      MERGER AGREEMENTS

               During the period ended March 31, 1998, the Company terminated its plans to merge with Lyric.


                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        March 31, 1998 and April 30, 1997


NOTE 14 -      NOTE PAYABLE
                                                                                                  March 31,
                                                                                                    1998
                                                                                               -----------------
               Note payable to bank bearing interest at 8.5%,  requiring monthly principal and interest payments of $679.
                Secured by a vehicle, due November 3, 2001.                                    $          25,680

               Less current portion
                                                                                                          (5,746)
                                                                                               -----------------
                                                                                               $          19,934
                                                                                               =================

               Maturities of the note payable are as follows:

                                    1999                                                       $           5,746
                                    2000                                                                   6,881
                                    2001                                                                   7,449
                                    2002                                                                   5,604
                                                                                               -----------------

                                                                                               $          25,680
                                                                                               =================

NOTE 15 -      SUBSEQUENT EVENTS

               Subsequent to March 31, 1998, the Company finished drilling a well on one of the leases in the field in Runnels County. The Company also borrowed $150,000 from a related entity and loaned $153,475 to Trans Energy.

               The Company has redeemed all of its Preferred A shares subsequent to March 31, 1998.

               The Company has settled the lawsuits regarding the patent licenses. The vendor has withdrawn his action and has agreed to return all of the shares issued by the Company with regard to these assets and a related management agreement.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                       Supplementary Information Relating
                       To Oil and Gas Producing Activities
             For the periods ended March 31, 1998 and April 30, 1997
                                   (Unaudited)


The following tables identify the Company's estimated quantities of proved developed reserves of crude oil and natural gas related to its oil and gas interests. These supplemental disclosures of oil and gas producing activities are unaudited due to the nature of reserve estimates and their computation. Amounts presented are the activity for the periods ended April 30, 1997 and balances as of March 31, 1998 and April 30, 1997. During both periods, some properties were reevaluated resulting in revisions to their reserve estimates. As is generally well known, there are risks involved in exploration for and production of oil and gas reserves. Reserves represent quantitative estimates of the recoverable amounts of oil and gas that exist in the ground and of the timing and costs of producing them. There are many ways in which reserve estimates can be over or under the actual amounts of oil and gas that are recovered. The estimated proved oil and gas reserves included are located entirely within the United States.

                             Quantities of Reserves

                                                        Oil               Gas
               Proved and Developed Reserves         (Barrels)            (MCF)
               -----------------------------         ---------            -----

Balances, April 30, 1996                              190,213           118,980
  Acquisitions                                        887,876            38,081
  Revisions of estimates                              (81,082)          (60,434)
  Production                                           (3,833)          (10,316)
                                                     --------          --------
Balances, April 30, 1997                              993,174            86,311
  Revisions of estimates                             (291,250)          (54,339)
  Production                                          (14,521)          (17,058)
                                                     --------          --------

Balances, March 31, 1998                              687,403            14,914
                                                     ========          ========

The Company has net estimated reserve amounts for its interest in a lease in Crockett County.


         Capitalized Costs Relating to Oil and Gas Producing Activities
                                                                March 31,         April 30,
                                                                  1998               1997
                                                            ----------------    ---------------
               Unproved properties (not being amortized)    $         -         $       432,966
               Proved properties (being amortized)
                 Evaluated proved properties                       4,675,193          5,091,455
                                                            ----------------    ---------------
               Total Capitalized Costs                             4,675,193          5,524,421
                 Accumulated Depletion                              (324,665)           (97,706)
                                                            ----------------    ---------------

               Net Capitalized Costs                        $      4,350,528    $     5,426,715
                                                            ================    ===============

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                       Supplementary Information Relating
                       To Oil and Gas Producing Activities
             For the periods ended March 31, 1998 and April 30, 1997
                                   (Unaudited)


    Costs incurred in Acquisition, Exploration and Development of Properties

                                                                            March 31,      April 30,
                                                                              1998           1997
                                                                           -----------    -----------
Property acquisition
  Purchase of reserves in place                                           $      --      $ 3,675,913
  Unevaluated properties                                                         --          432,966
Development                                                                 3,727,061        148,847
                                                                          -----------    -----------

                                                                          $ 3,727,061    $ 4,257,726
                                                                          ===========    ===========

             Results of Operations for Oil and Gas Producing Activities

Sales of oil and gas                                                      $   287,833    $   100,987
Production costs (including severance taxes)                                 (442,963)      (103,646)
Depletion                                                                    (226,959)       (36,235)
Income taxes                                                                     --             --
                                                                          -----------    -----------
Results of operations from producing activities
  (excluding corporate overhead)                                          $  (382,089)   $   (38,894)
                                                                          ===========    ===========

All sales were to unaffiliated enterprises. Depletion is calculated based on equivalent barrels of oil assuming that gas reserves and production are converted to oil on the basis of 6 mcf per equivalent barrel of oil. During the periods ended March 31, 1998 and April 30, 1997, depletion cost was $13.07 and $7.03 per equivalent barrel, respectively. The significant difference between the two years is primarily due to the addition of significant properties toward the end of the year at costs that were materially higher, on a per barrel basis.

            Standardized Measure of Discounted Future Net Cash Flows

Future cash inflows                               $ 11,753,843     $ 16,538,415
Future production and development costs             (4,237,519)      (6,856,457)
Future income taxes                                       --         (1,572,429)
                                                  ------------     ------------
  Future net cash flows                              7,516,324        8,109,529
10% annual discount for estimated timing
  of cash flows                                     (3,165,796)      (3,236,864)
                                                  ------------     ------------

  Standardized measure of discounted
    future net cash flows                         $  4,350,528     $  4,872,665
                                                  ============     ============

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                       Supplementary Information Relating
                       To Oil and Gas Producing Activities
             For the Periods ended March 31, 1998 and April 30, 1997
                                   (Unaudited)


            Principal Sources of Changes in the Standardized Measure
                       of Discounted Future Net Cash Flows

                                                    March 31,       April 30,
                                                     1998             1997
                                                  -----------     -----------
Standardized measure - beginning of year          $ 4,872,665    $ 1,658,314
Acquisition of reserves in place                         --        4,705,628
Sales, net of production costs                        144,077        (25,540)
Changes in estimated future development costs         245,455      2,265,846
Revisions of quantity estimates                    (3,110,941)    (1,139,362)
Accretion of discount                                 570,125        203,283
Net change in income taxes                            828,581       (454,068)
Changes in production timing and other               (547,725)    (2,245,393)
Changes in sales prices                             1,348,291        (96,043)
                                                  -----------     -----------

Standardized measure - end of year                $ 4,350,528    $ 4,872,665
                                                  ===========    ===========

                         NATURAL GAS TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 1998

                 NATURAL GAS TECHNOLOGIES, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets

                                     ASSETS
                                     ------

                                                             June 30,              March 31,
                                                              1998                   1998
                                                            ---------             ---------
                                                           (Unaudited)
CURRENT ASSETS

   Cash                                             $           4,808     $          14,261
   Accounts receivable                                         14,022                17,712
                                                            ---------             ---------

     Total Current Assets                                      18,830                31,973
                                                            ---------             ---------

FIXED ASSETS

   Oil and gas properties (full cost method)                4,779,761             4,675,193
   Furniture and equipment                                     65,466                65,466
   Accumulated depreciation and depletion                    (367,866)             (330,623)
                                                            ---------             ---------

     Total Fixed Assets                                     4,477,361             4,410,036
                                                            ---------             ---------

OTHER ASSETS

   Accounts and notes receivable - related parties            132,198                -
   Note receivable - Trans Energy, Inc.                       158,497               101,467
   Investment in joint ventures                               190,500               190,500
   Investment in stock                                         14,464                14,464
   Other                                                        3,769                 3,113
                                                            ---------             ---------

     Total Other Assets                                       499,428               309,544
                                                            ---------             ---------

     TOTAL ASSETS                                   $       4,995,619     $       4,751,553
                                                            =========             =========

                 NATURAL GAS TECHNOLOGIES, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets (Continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                           June 30,          March 31,
                                                                            1998               1998
                                                                        ------------       ------------
                                                                        (Unaudited)
CURRENT LIABILITIES

   Accounts payable (Note 2)                                      $       609,554     $       278,291
   Accrued interest                                                        -                   68,081
   Advances and amounts due related parties                               206,958              -
   Current portion of note payable                                          5,746               5,746
                                                                        ------------       ------------

     Total Current Liabilities                                            822,258             352,118
                                                                        ------------       ------------

NOTE PAYABLE                                                               18,400              19,938
                                                                        ------------       ------------

     Total Liabilities                                                    840,658             372,056
                                                                        ------------       ------------

Redeemable preferred stock, Series 1994A $4.00
   par value, (500,000 shares authorized; 7,097 outstanding)               28,388              28,388
                                                                        ------------       ------------

STOCKHOLDERS' EQUITY

   Preferred stock Series 1994-B, $4.00 par value, 500,000
     shares authorized and 66,360 outstanding                             265,440             265,440
   Common stock, $0.001 par value, 10,000,000 shares
     authorized, 5,888,700 and 5,878,200 outstanding                        5,889               5,878
   Additional paid-in capital                                          10,277,098          10,261,358
   Deferred services                                                     (160,000)           (160,000)
   Receivable for stock issued to officers                                (50,000)             (9,000)
   Accumulated deficit                                                 (6,211,854)         (6,012,567)
                                                                        ------------        ------------

     Total Stockholders' Equity                                         4,126,573           4,351,109
                                                                        ------------       ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $     4,995,619     $     4,751,553
                                                                        ============       ============

                    NATURAL GAS TECHNOLOGIES AND SUBSIDIARIES
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                                       For the
                                                                                   Three Months Ended
                                                                                        June 30,
                                                                           -------------------------------
                                                                             1998                  1997
                                                                           ---------             ---------

REVENUES
   Oil and gas revenues                                           $          46,094     $          58,916
   Other income                                                              16,644                   203
                                                                           ---------             ---------

     Total Revenues                                                          62,738                59,119
                                                                           ---------             ---------

EXPENSES

   Production expenses and taxes                                             61,634               128,617
   Depreciation, depletion and amortization                                  37,308                32,798
   Professional fees                                                         41,293                36,866
   Consulting fees                                                           -                     13,750
   Personnel costs                                                           84,165                29,793
   Rent                                                                       4,716                 4,802
   Business promotion                                                         2,845                -
   Taxes                                                                      4,799                 2,131
   Travel                                                                     6,295                 9,469
   Other expenses                                                            11,102                15,301
                                                                           ---------             ---------

     Total Expenses                                                         254,157               273,527
                                                                           ---------             ---------

LOSS FROM OPERATIONS                                                       (191,419)             (214,408  )
                                                                           ---------             ---------

OTHER INCOME (EXPENSE)

   Interest income                                                            2,556                 3,049
   Interest expense                                                         (10,424)             (107,286)
                                                                           ---------             ---------

     Total Other Income (Expense)                                            (7,868)             (104,237)
                                                                           ---------             ---------

NET LOSS                                                                   (199,287)             (318,645)

   Less unpaid preferred stock dividend claims for the year                  (5,877)               (6,282)
                                                                           ---------             ---------

NET LOSS ATTRIBUTABLE TO COMMON
 SHAREHOLDERS                                                     $        (205,164)    $        (324,927)
                                                                           =========             =========

LOSS PER SHARE DATA:
     Basic                                                        $           (0.03)    $           (0.07)
     Basic, attributable to common shares                         $           (0.04)    $           (0.07)

     Diluted                                                      $           (0.03)    $           (0.07)
     Diluted, attributable to common shares                       $           (0.04)    $           (0.07)

                  NATURAL GAS TECHNOLOGIES, INC. AND SUBSIDIARY
                 Consolidated Statements of Stockholders' Equity
   For the Year Ended March 31, 1998 and the Three Months Ended June 30, 1998
                                   (Unaudited)

                                                       Preferred Stock
                                                       ---------------
                                       Series 1994-A                      Series 1994-B
                                       -------------                      -------------
                                 Shares             Amount          Shares             Amount
                               -----------        ----------      -----------        ----------

Balances, April 30, 1997          9,597     $      38,388           66,360     $     265,440

Stock issued for:
  Cash                              -                 -                -                 -
  Related party liabilities         -                 -                -                 -
  Options issued to related
   party for properties             -                 -                -                 -
  Management services               -                 -                -                 -
  Repurchase of shares           (2,500)          (10,000)             -                 -
Net loss                            -                 -                -                 -
                               -----------        ----------      -----------        ----------

Balances, March 31, 1998          7,097            28,388           66,360           265,440

Stock issued for:
  Services at $1.50 per share       -                 -                -                 -
  Cash at $1.50 per share           -                 -                -                 -
  Management services               -                 -                -                 -
Net loss                            -                 -                -                 -
                               -----------        ----------      -----------        ----------

Balances, June 30, 1998           7,097     $      28,388           66,360     $     265,440
                               ===========        ==========      ===========        ==========


                                                                            Additional         Deferred
                                                 Common Stock                 Paid-In         Services &       Accumulated
                                           Shares             Amount          Capital           Other            Deficit
                                      -------------     -------------     -------------    -------------     -------------
Balances, April 30, 1997                  4,014,390    $       4,014    $    4,553,004    $    (319,000)    $    (876,373)

Stock issued for:
  Cash                                      239,524              240         1,484,760              -                 -
  Related party liabilities               1,614,286            1,614         3,728,578          150,000               -
  Options issued to related
   party for properties                         -                -             425,026              -                 -
  Management services                        10,000               10            69,990              -                 -
  Repurchase of shares                          -                -                 -                -                 -
Net loss                                        -                -                 -                -          (5,136,194)
                                      -------------     -------------     -------------    -------------     -------------

Balances, March 31, 1998                  5,878,200            5,878        10,261,358         (169,000)       (6,012,567)

Stock issued for:
  Services at $1.50 per share                   500                1               750              -                 -
  Cash at $1.50 per share                    10,000               10            14,990              -                 -
  Management services                           -                -                 -            (41,000)              -
Net loss                                        -                -                 -                -            (199,287)
                                      -------------     -------------     -------------    -------------     -------------

Balances, June 30, 1998                   5,888,700    $       5,889    $   10,277,098    $    (210,000)    $  (6,211,854)
                                      =============     =============     =============    =============     =============

       The accompanying notes are an integral part of these consolidated financial Statements.

                    NATURAL GAS TECHNOLOGIES AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                            For the
                                                                       Three Months Ended
                                                                             June 30,
                                                                --------------------------------
                                                                   1998                  1997
                                                                ----------            ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                              $        (199,287)    $        (318,645)
  Adjustments to reconcile net loss to net
   cash provided (used) by operating activities:
    Depreciation, depletion and amortization                       37,308                32,798
    Amortization of note payable discount                          -                     50,698
    Stock issued for services                                         751                -
  (Increase) decrease in:
    Accounts receivable                                             3,690                (9,887)
    Other assets                                                     (721)               (3,049)
  Increase (decrease) in:
    Accounts payable                                              331,263               207,032
    Accrued interest                                              (68,081)              152,873
                                                                ----------            ----------

      Net Cash Provided by Operating Activities                   104,923               111,820
                                                                ----------            ----------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of oil and gas assets                                 (104,568)           (1,254,697)
  Purchase of furniture and equipment                              -                     (8,572)
                                                                ----------            ----------

      Net Cash (Used) by Investing Activities                    (104,568)           (1,263,269)
                                                                ----------            ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from issuance of stock                                  15,000             1,575,000
  Loans and advances from related party                            33,760               152,689
  Repayments to related party                                     (57,030)               -
  Note payments                                                    (1,538)            (95,564)
                                                                ----------            ----------

      Net Cash (Used) Provided by Financing Activities             (9,808)            1,632,125
                                                                ----------            ----------

INCREASE (DECREASE) IN CASH FOR PERIOD                             (9,453)              480,676

CASH AT BEGINNING OF PERIOD                                        14,261                  (575)
                                                                ----------            ----------

CASH AT END OF PERIOD                                   $           4,808     $         480,101
                                                                ==========            ==========

                    NATURAL GAS TECHNOLOGIES AND SUBSIDIARIES
                Consolidated Statements of Cash Flows (Continued)

                                                                                         For the
                                                                                   Three Months Ended
                                                                                         June 30,
                                                                         ----------------------------------------
                                                                               1998                     1997
                                                                         ---------------            -------------
CASH PAID FOR:
  Interest                                                               $          534        $           1,133
  Income taxes                                                           $          -          $             -

NON-CASH FINANCING ACTIVITIES:

  Stock issued for:
    Acquisition of Interior Energy, Inc.                                 $          -          $       2,590,000
    Oil and gas assets                                                   $          -          $         840,000
    Prepaid professional services                                        $          -          $          70,000
    Patent rights                                                        $          -          $         400,000
    Business promotion                                                   $          751        $             -
  Acquisition of oil and gas assets for note payable                     $          -          $         250,000
  Acquisition of oil and gas assets from related party for
   note payable and options:
    Note payable                                                         $          -          $         200,000
    Contributed capital                                                  $          -          $         438,982

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
                                  June 30, 1998

NOTE 1 -      BASIS OF PRESENTATION

              The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions of Regulation SB of the Securities and Exchange Commission. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material change in the information included in the audited financial statements for the eleven months ended March 31, 1998. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month periods ended June 30, 1998 and 1997, are not necessarily indicative of the results that may be expected for the year ending March 31, 1999.

NOTE 2 -      RELATED PARTY PAYABLES

              The accounts payable balance has significantly increased during the quarter ended June 30, 1998. This is primarily due to operations and drilling activity in excess of revenues. The total accounts payable is owed primarily to Wagman Petroleum, Inc. for lease operating and drilling costs. Other operating expenses and loans to Trans Energy, Inc. were funded by loans from related parties or entities controlled by related parties.

NOTE 3 -      PLANNED MERGER ACTIVITY

              On March 24, 1998, the Company entered into a Plan and Agreement of Merger with Trans Energy, Inc. ("Trans Energy"), a Salt Lake City, Utah based exploration Company, pursuant to which the Company will be merged with and into Trans Energy which will be the surviving corporate entity. The merger will be accomplished by way of the exchange of 100% of the issued and outstanding shares of the Company's common stock and preferred stock for shares of Trans Energy's common stock. The exchange ratio will result in the Company's present shareholders owning at lease 75% of the total number of issued and outstanding shares of Trans Energy's common stock immediately after the completion of the merger. The merger is subject to shareholder approval of both corporations and the effectiveness of Trans Energy's registration statement on Form S-4.

              Upon  completion  of the merger,  the plan calls for the Company's
              Vice President, Michael Stewart, to serve as President, Chief Operating Officer and a director of Trans Energy. The Board of Directors shall consist of five directors after completion of the merger. Trans Energy's current President, Loren E. Bagley, shall continue to serve as Chairman of the Board. In addition to Mr. Bagley and Mr. Stewart, Trans Energy will appoint two additional directors and the Company will appoint two additional directors. The seventh director has not yet been determined, however, such director will be appointed prior to completion of the merger by the mutual agreement of directors appointed by Trans Energy and the Company. Until the merger is completed, both corporations are bing managed pursuant to a joint committee consisting of Mr. Bagley and Mr. Stewart.

                   NATURAL GAS TECHNOLOGIES, INC & SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
                                  June 30, 1998

NOTE 4 -      SUBSEQUENT EVENTS

              During July 1998, the Company has entered into an agreement with its Vice President, Michael Stewart, whereby he received 50,000 shares of common stock and is entitled to receive 150,000 additional shares upon the earlier of completion of the merger with Trans Energy (or any other publicly traded entity) or the Company becoming a fully reporting entity with the Securities Exchange Commission.

              Also during July 1998, the Company extended to the holders of its preferred shares an offer to exchange their preferred shares for common shares on a basis of two common shares for each preferred share held. As part of the offer, the Company offered to pay an amount equal to the accumulated dividends in cash or in common shares at the rate of $2.75 per share. The Company has been successful in converting all of the outstanding Series A preferred shares and nearly all of the outstanding Series B preferred shares into common. As a result of the conversion offer and the offer regarding the cumulative dividend amounts, the Company has issued 47,179 common shares. The Company has also paid cash of $29,136 to preferred shareholders electing that option.

                               TRANS ENERGY, INC.

                   Consolidated Proforma Financial Statements

                                 June 30, 1998

                                  (Unaudited)

                               TRANS ENERGY, INC.
                      Consolidated Proforma Balance Sheets
                                 June 30, 1998
                                  (Unaudited)

                                     ASSETS
                                     ------

                                                                                       Proforma
                                                               Natural Gas            Adjustments
                                            Trans              Technologies            Increase               Proforma
                                         Energy, Inc.              Inc.               (Decrease)            Consolidated
                                       ----------------      ----------------      ----------------      ----------------
CURRENT ASSETS

   Cash                               $          -          $           4,808     $          -          $           4,808
   Accounts receivable                           64,686                14,022                -                     78,708
                                       ----------------      ----------------      ----------------      ----------------

     Total Current Assets                        64,686                18,830                -                     83,516
                                       ----------------      ----------------      ----------------      ----------------

PROPERTY AND
 EQUIPMENT - NET
 OF ACCUMULATED
 DEPRECIATION                                 8,493,942             4,477,361                -                 12,971,303
                                       ----------------      ----------------      ----------------      ----------------

OTHER ASSETS

   Loan receivable - related                     -                    290,695              (158,497)              132,198
   Prepaid promotion costs                    1,061,628                -                     -                  1,061,628
   Loan acquisition costs                     2,706,898                -                     -                  2,706,898
   Investments                                   -                    204,964                -                    204,964
   Other                                        101,510                 3,769                -                    105,279
                                       ----------------      ----------------      ----------------      ----------------

     Total Other Assets                       3,870,036               499,428              (158,497)            4,210,967
                                       ----------------      ----------------      ----------------      ----------------

     TOTAL ASSETS                     $      12,428,664     $       4,995,619     $        (158,497)    $      17,265,786
                                       ================      ================      ================      ================



                   See Summary of Assumptions and Disclosures

                               TRANS ENERGY, INC.
                Consolidated Proforma Balance Sheets (Continued)
                                  June 30, 1998
                                   (Unaudited)

                      LIABILITIES AND STOCKHOLDERS EQUITY
                      -----------------------------------

                                                                                       Proforma
                                                               Natural Gas            Adjustments
                                            Trans              Technologies            Increase               Proforma
                                         Energy, Inc.              Inc.               (Decrease)            Consolidated
                                       ----------------      ----------------      ----------------      ----------------
CURRENT LIABILITIES

   Bank indebtedness                  $          16,133     $          -          $          -          $          16,133
   Accounts payable                           1,396,788               609,554                25,000             2,031,342
   Accrued expenses                             432,037                -                     -                    432,037
   Notes payable - current                       25,313                 5,746                -                     31,059
   Advances due related parties                  -                    206,958                -                    206,958
   Debentures payable                         4,625,400                -                     -                  4,625,400
                                       ----------------      ----------------      ----------------      ----------------

     Total Current Liabilities                6,495,671               822,258                25,000             7,342,929
                                       ----------------      ----------------      ----------------      ----------------

NET LIABILITIES IN EXCESS
 OF ASSETS OF DISCONTINUED
 OPERATIONS                                     340,821                -                     -                    340,821
                                       ----------------      ----------------      ----------------      ----------------

LONG-TERM LIABILITIES

   Notes payable                              1,744,441                18,400              (158,497)            1,604,344
                                       ----------------      ----------------      ----------------      ----------------

     Total Long-Term Liabilities              1,744,441                18,400              (158,497)            1,604,344
                                       ----------------      ----------------      ----------------      ----------------

MINORITY INTEREST                                -                     -                     28,388                28,388
                                       ----------------      ----------------      ----------------      ----------------

REDEEMABLE PREFERRED
 STOCK, SERIES 1994-A, $4.00
 PAR VALUE, 500,000 SHARES
 AUTHORIZED, 7,097
 OUTSTANDING                          $          -          $          28,388     $         (28,388)    $          -
                                       ----------------      ----------------      ----------------      ----------------




                   See Summary of Assumptions and Disclosures

                               TRANS ENERGY, INC.
                Consolidated Proforma Balance Sheets (Continued)
                                  June 30, 1998
                                   (Unaudited)


                LIABILITIES AND STOCKHOLDERS EQUITY (Continued)
                -----------------------------------------------

                                                                                       Proforma
                                                               Natural Gas            Adjustments
                                            Trans              Technologies            Increase               Proforma
                                         Energy, Inc.             Inc.                (Decrease)            Consolidated
                                       ----------------      ----------------      ----------------      ----------------
STOCKHOLDERS EQUITY

   Preferred stock: Series 1994-B,
     $4.00 par value; authorized
     500,000 shares; 66,360 shares
     issued and outstanding            $         -          $         265,440     $          -          $         265,440
   Common stock, $0.001 par
     value; authorized 30,000,000
     shares; 8,553,800 shares
     issued and outstanding,
     respectively                                 2,139                 5,889                   526                 8,554
   Additional paid-in capital                12,867,963            10,067,098            (9,047,897)           13,887,164
   Accumulated deficit                       (9,022,371)           (6,211,854)            9,022,371            (6,211,854)
                                       ----------------      ----------------      ----------------      ----------------

   Total Stockholders Equity                 3,847,731             4,126,573               (25,000)            7,949,304
                                       ----------------      ----------------      ----------------      ----------------

   TOTAL LIABILITIES AND
    STOCKHOLDERS EQUITY               $     12,428,664     $       4,995,619     $        (158,497)    $      17,265,786
                                       ================      ================      ================      ================



                   See Summary of Assumptions and Disclosures

                               TRANS ENERGY, INC.
                      Consolidated Statement of Operations
                                  June 30, 1998
                                   (Unaudited)

                                                                                       Proforma
                                                               Natural Gas            Adjustments
                                            Trans              Technologies            Increase               Proforma
                                         Energy, Inc.              Inc.               (Decrease)            Consolidated
                                       ----------------      ----------------      ----------------      ----------------

SALES                                 $         473,006     $         356,041     $          -          $         829,047
                                       ----------------      ----------------      ----------------      ----------------

TOTAL REVENUES                                  473,006               356,041                -                    829,047
                                       ----------------      ----------------      ----------------      ----------------

EXPENSES

   General and administrative                   773,769             1,146,351                -                  1,920,120
   Depreciation and amortization                 81,261               245,266                -                    326,527
                                       ----------------      ----------------      ----------------      ----------------

     Total Expenses                             855,030             1,391,617                -                  2,246,647
                                       ----------------      ----------------      ----------------      ----------------

INCOME (LOSS) FROM
 OPERATIONS                                    (382,024)           (1,035,576)               -                 (1,417,600)
                                       ----------------      ----------------      ----------------      ----------------

OTHER INCOME (EXPENSE)

   Gain on sale of assets                       239,129                -                     -                    239,129
   Write-down oil and gas                        -                 (3,076,790)               -                 (3,076,790)
   Interest expense                            (139,315)             (405,049)               -                   (544,364)
   Other expense                                 -                   (618,779)               -                   (618,779)
                                       ----------------      ----------------      ----------------      ----------------

     Total Other Income
      (Expense)                                  99,814            (4,100,618)               -                 (4,000,804)
                                       ----------------      ----------------      ----------------      ----------------

   NET INCOME (LOSS)                  $        (282,210)    $      (5,136,194)    $          -          $      (5,418,404)
                                       ================      ================      ================      ================



                   See Summary of Assumptions and Disclosures

                               TRANS ENERGY, INC.
                Statements of Assumptions and Disclosures for the
                   Consolidated Proforma Financial Statements
                                  June 30, 1998
                                   (Unaudited)

BACKGROUND AND HISTORICAL INFORMATION

         The Company was originally incorporated in the State of Idaho on January 16, 1964. On January 11, 1988, the Company changed its name to Apple Corporation. In 1988, the Company acquired oil and gas leases and other assets from Ben s Run Oil Company (a Virginia limited partnership) and has since engaged in the business of oil and gas production.

         On November 5, 1993, the Board of Directors caused to be incorporated in the State of Nevada, a new corporation by the name of Trans Energy, Inc., with the specific intent of effecting a merger between Trans Energy, Inc. of Nevada and Apple Corp. of Idaho, for the sole purpose of changing the domicile of the Company to the State of Nevada. On November 15, 1993, Apple Corp. and the newly formed Trans Energy, Inc. executed a merger agreement whereby the shareholders of Apple Corp. exchanged all of their issued and outstanding shares of common stock for an equal number of shares of Trans Energy, Inc. common stock. Trans Energy, Inc. was the surviving corporation and Apple Corp. was dissolved. Trans Energy, Inc. is the parent company of Tyler Construction Company, Inc. and Ritchie County Gathering Systems, Inc.

         Natural Gas Technologies, Inc. (NGT) was incorporated on April 26, 1993 and began operations in June 1993. NGT acquired interests in various oil and gas properties in February and June 1994 and has been active in this industry since then. NGT is the parent company of Interior Energy, Inc.

PROFORMA TRANSACTIONS

         The historical financial information contained herein has been consolidated assuming the issuance of common stock of Trans Energy, Inc. for 100% of the outstanding common stock of NGT as of June 30, 1998. The purchase is not effective yet, but has been retroactively applied to the historical information of these companies.

         Trans Energy, Inc. issued 6,415,350 shares of common stock in exchange for 100% of the outstanding shares of NGT. The proforma adjustments have been prepared under the purchase method of accounting for business combinations and all significant intercompany transactions have been eliminated. The proforma adjustments to record the merger of the companies under the purchase method of accounting for business combinations are:

         1. Record the purchase of NGT through the issuance of 6,415,350 shares of common stock:

                       Common stock                    $           6,415
                       Additional paid-in capital                 (6,415)
                                                       ------------------
                                             Total     $             -
                                                       ==================

                               TRANS ENERGY, INC.
                Statements of Assumptions and Disclosures for the
                   Consolidated Proforma Financial Statements
                                  June 30, 1998
                                   (Unaudited)

PROFORMA TRANSACTIONS (Continued)

    2)   Eliminate the common stock of NGT:

                        Common stock                        $      (5,889)
                        Additional paid-in capital                  5,889
                                                             -------------

                                              Total         $         -
                                                             =============
    3)   Eliminate the deficit of Trans Energy, Inc.:

                        Accumulated deficit                 $  (9,022,371)
                        Additional paid-in capital              9,022,371
                                                             -------------

                                              Total         $         -
                                                             =============
    4)  Stock issuance costs:

                        Additional paid-in capital          $      25,000
                        Accounts payable                          (25,000)
                                                             -------------

                                              Total         $         -
                                                             =============
    5)  Record minority interest:

                        Redeemable preferred stock          $      28,388
                        Minority interest                         (28,388)
                                                             -------------

                                              Total         $         -
                                                             =============

========================================


     No  dealer,  salesman  or any other             TRANS ENERGY, INC.
person has been  authorized  to give any
information     or    to    make     any
representations    other    than   those
contained  in this  Prospectus,  and, if
given  or  made,  such   information  or
representation  must not be relied  upon
as  having  been   authorized  by  TSRG.
Neither the delivery of this  Prospectus
nor any sale made hereunder  shall under            6,034,471 Shares of
any circumstances create any implication                Common Stock
that  there  has been no  change  in the
affairs of TSRG  since the date  hereof.
This  Prospectus  does not constitute an
offer  to sell or a  solicitation  of an
offer  to  buy  any  securities  offered
hereby by anyone in any  jurisdiction in
which such offer or  solicitation is not
authorized or in which the person making
such  offer  or   solicitation   is  not
qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.




         -----------------


         TABLE OF CONTENTS



Page
Additional Information..................
Prospectus Summary......................
Risk Factors............................
Use of Proceeds.........................
Market Prices and Dividends.............
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations
Business of TSRG........................
The Merger..............................          ------------------
Business of NGT.........................              PROSPECTUS
Management of TSRG......................          ------------------
Certain Transactions....................
Description of Securities...............
Plan of Distribution....................
Selling Securityholders.................
Shares Eligible for Future Sale.........
Legal Matters...........................
Experts.................................
Securities and Exchange Commission
   Position on Certain Indemnification..
Consolidated Financial Statements......F-1        October ____,, 1998


========================================


========================================

                               TRANS ENERGY, INC.

                                     Part II

Item 24.          Indemnification of Directors and Officers

         As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), TSRG has the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of TSRG, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interest of TSRG and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of TSRG, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

         TSRG must indemnify a director, officer, employee or agent of TSRG who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent of TSRG, against expenses actually and reasonably incurred by them in connection with the defense.

         TSRG may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by TSRG.

         The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of TSRG, or is or was serving at the request of the corporation as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not TSRG has the authority to indemnify them against such liability and expenses. Presently, TSRG does not carry such insurance.

Item 25.  Other Expenses of Issuance and Distribution

          Filing fee under the Securities Act of 1933..............$     2,500
          Accountants' fees and expenses...........................      2,500
          Legal fees and expenses..................................     30,000
          Printing ................................................     12,000
          Transfer agent and registrar fees and expenses(1)........      2,000
          Miscellaneous............................................      1,000
                                                                   -----------

                       Total....................................... $   50,000
                                                                   ===========

Item 26.          Recent Sales of Unregistered Securities

         The following table sets forth information relating to all previous sales of securities by the Registrant within the past three years that were not registered under the Securities Act of 1933, as amended.

Date of Sale     Name of Purchaser                  Type     Number               Consideration
------------     -----------------                  ----     ------               -------------
10/20/95          MD Financial Services              (a)       5,556            Converted debenture
                                                                                valued at $20,000
11/13/95          MD Financial Services              (a)       4,167            Converted debenture
                                                                                valued at $15,000
12/13/95          MD Financial Services              (a)       2,778            Converted debenture
                                                                                valued at $5,000
2/21/976          MD Financial Services              (a)      13,889            Converted debenture
                                                                                valued at $50,000
5/20/97           Taipan Holdings                    (a)      18,750            Services rendered valued
                                                                                at 5.64 per share
6/18/97           Baybridge Trust                    (a)     113,900            Converted debenture
                                                                                valued at $500,000
7/11/98           Continental Capital
                  & Equity Corporation               (a)      62,500            Services rendered valued
                                                                                at $5.64 per share
9/8/97            Baybridge International Ltd
                  & Blue Chip Securities             (a)     258,333            Converted debenture
                                                                                valued at 930,000
6/30/98           Brent Wagman                       (a)      12,500            Services rendered valued at
                                                                                $4.00 per share
6/30/98           Boulder Investment
                  Capital, S.A.                      (a)     236,312            Conversion of debt valued at
                                                                                $1.31 per share
6/30/98           Roberto Veitia                     (a)      73,833            Services rendered valued
                                                                                at $3.61 per share
6/30/98           Corporate Relations Group          (a)     200,000            Services rendered valued
                                                                                at $3.61 per share
6/30/98           Corporate Relations Group          (a)     150,000            Services rendered valued
                                                                                at $3.61 per share
6/30/98           Roger Tichener                     (a)      25,000            Consulting services
                                                                                rendered valued at $3.61
                                                                                per share
6/30/98           James Skalko                       (a)      25,000            Consulting services
                                                                                rendered valued at $3.61
                                                                                Per share
9/10/98           Group of 45 persons                (a)         -              Received cash of
                                                                                $4,625,400 for sale of
                                                                                Debentures
-----------------

(a)      Common Stock.
(b) 8% Secured Convertible Debentures Due March 31, 1999 (the "Debentures") in the face amount of $4,625,400 which can ultimately be converted into shares of Common Stock.

         With respect to the issuance and/or sale of the aforementioned securities, the Registrant relied on the exemption from registration provided by
Section 4(2) of the Securities Act for the issuance of shares for services rendered and for cash, and on the exemption from registration provided by
Section 3(a)(9) for the conversion of debentures. All securities issued to the aforementioned persons bore restrictive legends preventing their transfer except in accordance with the Securities Act and the regulations promulgated thereunder. In addition, stop transfer instructions pertaining to these shares have been or will be lodged with the Registrant's transfer agent.

Item 27.          Exhibits

         (a) The following exhibits are filed with this Registration Statement:

Exhibit No.                              Exhibit Name
-----------                              ------------
  2.1**      Plan and Agreement of Merger
  3.1*       Articles of Incorporation and Amendments
  3.2*       By-Laws
  4.1*       Specimen Common Stock Certificates of Registrant
  5          Opinion of Leonard E. Neilson, P.C.
 10.1*       Marketing Agreement with Sancho Oil and Gas Corporation
 10.2*       Gas Purchase Agreement with Central Trading Company
 10.3*       Price Agreement with Key Oil Company
 21*         Subsidiaries of Registrant
 23.1        Consent of Jones  Jensen & Company,  Independent  Certified  Public
             Accountants, related to financial statements for Trans Energy, Inc.
 23.2        Consent of Jones  Jensen & Company,  Independent  Certified  Public
             Accountants,  related  to  financial  statements  for  Natural  Gas
             Technologies, Inc.
 23.3        Consent of Leonard E. Neilson, P.C. (included in Exhibit 5)
 99.1*       Reserve Estimate and Evaluation of oil and gas properties
 99.2*       Reserve Estimate and Evaluation for Dennis L. Spencer wells
------------------
        *    Previously filed as Exhibit to Form 10-SB.
       **    Previously filed as Exhibit to Form S-4 (S.E.C. file no. 333-63907)
     (b) Financial Statement Schedules for Registrant.

         Schedules other than those listed above are omitted for the reason that
         they  are  not  required  or  are  not  applicable,   or  the  required
         information is shown in the financial statements or notes therein.

Item 28.          Undertakings

         (a)      The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i)   Include any  prospectus   required  by  Section
                  10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and

                           (iii) Include  any  additional  or  changed  material
                  information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering.

                  (3)  File  a  post   effective   amendment   to  remove   from
         registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) If the issuer relies on Rule 430A under the Securities Act, the small business issuer will:

                  (1) For determining any liability under the Securities Act treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                  (2) For determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of St. Marys, State of West Virginia, on this 30th day of September 1998.

                                                TRANS ENERGY, INC.
                                                   (REGISTRANT)


                                     By:      /S/ LOREN E. BAGLEY
                                     -------------------------------------
                                          Loren E. Bagley, President and
                                              Chief Executive Officer

           In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

                  Signature                       Title                            Date
                  ---------                       -----                            ----



         /S/   LOREN E. BAGLEY           President, Chief Executive
----------------------------------       Officer and Director               September 30, 1998
         Loren E. Bagley                 (Principal Financial Officer)



         /S/   WILLIAM F. WOODBURN       Vice President and Director        September 30, 1998
----------------------------------
         William F. Woodburn             (Chief Accounting Officer)



         /S/   JOHN B. SIMS              Director                           September 30, 1998
----------------------------------
         John B. Sims



         /S/   GARY F. LAWYER            Director                           September 30, 1998
----------------------------------
         Gary F. Lawyer